================================================================================

Atlantic Gulf Communities Corporation Exhibit to the 1996 Form 10-K Exhibit (c) 4. a. Second Amended and Restated Revolving Loan Agreement dated as of September 30, 1996, as amended as of March 31, 1997


                           SECOND AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT



                         DATED AS OF SEPTEMBER 30, 1996



                                  BY AND AMONG



                     ATLANTIC GULF COMMUNITIES CORPORATION,



        THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF,



                          FOOTHILL CAPITAL CORPORATION,
                                    AS AGENT


                                       AND


                          FOOTHILL CAPITAL CORPORATION,
                               AS COLLATERAL AGENT


================================================================================

                           SECOND AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT
                      ATLANTIC GULF COMMUNITIES CORPORATION

                                TABLE OF CONTENTS

SECTION 1         DEFINITIONS.....................................................................................2
         1.1      Certain Deferred Terms. ........................................................................2
         1.2      Other Definitional Provisions..................................................................28

SECTION 2         AMOUNT AND TERMS OF COMMITMENTS................................................................28
         2.1      Working Capital Loans..........................................................................28
         2.2      Working Capital Notes..........................................................................29
         2.3      Procedure for Working Capital Loan Borrowing...................................................30
         2.4      Repayment of Working Capital Loans.............................................................30
         2.5      Use of Proceeds of Working Capital Loans.......................................................31
         2.6      Reducing Revolving Loans.......................................................................31
         2.7      Reducing Revolving Notes.......................................................................31
         2.8      Procedure for Reducing Revolving Loan Borrowing................................................32
         2.9      Repayment of Reducing Revolving Loans..........................................................33
         2.10     Use of Proceeds of Reducing Revolving Loans....................................................33
         2.11     Mandatory Prepayments of Loans and Reduction of Reducing
                  Revolving Loan Commitments.....................................................................33
                  (a)      Mandatory Prepayments of Loans........................................................33
                  (b)      Mandatory Reductions of Reducing Revolving Loan
                           Commitments...........................................................................34
                  (c)      Application of Mandatory Prepayment...................................................34
         2.12     Optional Prepayments of Working Capital Loans; No Optional
                  Reductions of Working Capital Loan Commitments.................................................34
                  (a)      Optional Prepayments of Working Capital Loan..........................................34
                  (b)      No Optional Reduction of Working Capital Loan Commitments.............................34
         2.13     Optional Prepayments of Reducing Revolving Loans and Optional
                  Termination or Reductions of Reducing Revolving Loan
                  Commitments....................................................................................34
                  (a)      Optional Prepayments of Reducing Revolving Loans......................................34
                  (b)      Optional Termination or Reduction of Reducing Revolving Loan
                           Commitment's..........................................................................35
         2.14     Interest Rates and Payment Dates...............................................................35
                  (a)      Rate of Interest......................................................................35
                  (b)      Default Rate..........................................................................35
                  (c)      Interest Payment Date.................................................................35
                  (d)      Minimum Interest Rate.................................................................35

                                       i.


         2.15     Fees...........................................................................................36
                  (a)      Unused Line Fees......................................................................36
                  (b)      Activation Fees.......................................................................36
                  (c)      [intentionally omitted]...............................................................36
                  (d)      Financial Examination Fees............................................................36
                  (e)      Servicing Fee.........................................................................36
         2.16     Computation of Interest and Fees...............................................................37
         2.17     Pro Rata Treatment and Payments................................................................37
                  (a)      Apportionment of Payments.............................................................37
                  (b)      Payments by Banks.....................................................................37
         2.18     Requirements of Law............................................................................38
         2.19     Taxes..........................................................................................38
                  (a)      Payments to be Free and Clear; Gross-Up...............................................38
                  (b)      Tax Certificates......................................................................39
         2.20     [intentionally omitted]........................................................................39
         2.21     Issuance of Letters of Credit and Banks' Purchase of Participations
                  Therein. ......................................................................................39
                  (a)      Letters of Credit.....................................................................39
                  (b)      Mechanics of Issuance.................................................................40
                  (c)      Banks' Purchase of Participations in Letters of Credit................................41
                  (d)      Letter of Credit Fees.................................................................41
                  (e)      Drawings and Reimbursement of Amounts Drawn
                           Under Letters of Credit...............................................................42
                  (f)      Payment by Banks of Unreimbursed Drawings Under
                           Letters of Credit                                                                     43
                  (g)      Interest on Amounts Drawn Under Letters of Credit.....................................43
                  (h)      Obligations Absolute..................................................................44
                  (i)      Indemnification; Nature of Issuing Banks' Duties......................................45
                  (j)      Nature of Issuing Banks' Duties.......................................................46
                  (k)      Increased Costs and Taxes Relating to Letters of Credit...............................46
                  (l)      L/C Guarantees........................................................................47
         2.22     Early Termination by Company...................................................................48

SECTION 3         COLLATERAL ....................................................................................48
         3.1      Liens in Subsidiary Stock, Contract Receivables, Real Property and Personal
                  Property.
         3.2      Security Documents.............................................................................49
                  (a)      Stock Pledge..........................................................................49
                  (b)      Homesite Contracts Receivables and Commercial Receivables.............................49
                  (c)      Real Property.........................................................................50
                  (d)      Joint Venture Pledge..................................................................50
                  (e)      Personal Property.....................................................................50
                  (f)      Additional Acts.......................................................................51

                                       ii.


         3.3      Section 365(j) Property........................................................................52
         3.4      [intentionally omitted] .......................................................................52
         3.5      Subordinations and Releases of Mortgage Liens..................................................52
         3.6      Guarantees.....................................................................................53
         3.7      [intentionally omitted]........................................................................53

SECTION 4         REPRESENTATIONS AND WARRANTIES.................................................................53
         4.1      Financial Condition............................................................................53
         4.2      No Material Adverse Change.....................................................................54
         4.3      Corporate Existence; Compliance with Law.......................................................54
         4.4      Corporate Power; Authorization; Enforceable Obligations........................................55
                  (a)      Company...............................................................................55
                  (b)      Subsidiaries..........................................................................55
         4.5      No Legal Bar...................................................................................56
         4.6      No Material Litigation.........................................................................56
         4.7      No Default.....................................................................................56
         4.8      Ownership of Property; Liens...................................................................56
         4.9      Intellectual Property..........................................................................57
         4.10     Taxes..........................................................................................57
         4.11     Federal Regulations............................................................................57
         4.12     ERISA..........................................................................................58
         4.13     Investment Company Act; Other Regulations......................................................58
         4.14     Subsidiaries and Joint Ventures................................................................59
         4.15     Environmental Matters..........................................................................59
         4.16     Indebtedness...................................................................................60
         4.17     Contingent Obligations.........................................................................60
         4.18     Restitution Program and Final Judgment.........................................................60
         4.19     Certain Fees...................................................................................60
         4.20     Disclosure.....................................................................................61
         4.21     Insurance......................................................................................61
         4.22     Total Real Property Matters....................................................................61
         4.23     Reorganization Proceedings.....................................................................61
         4.24     Excluded Subsidiaries; Unrestricted Subsidiaries...............................................62
         4.26     Bank Accounts..................................................................................62
         4.27     Utility Fund Trusts............................................................................63
         4.28     Eligible Receivables and Eligible JV Receivables...............................................63
         4.29     SPUD Subsidiaries..............................................................................63
         4.30     DRI and Zoning Matters.........................................................................63

SECTION 5         CONDITIONS PRECEDENT...........................................................................63
         5.1      Conditions to Effectiveness of this Agreement..................................................63
                  (a)      Loan Documents........................................................................63
                  (b)      Corporate Proceedings of Company......................................................64

                                      iii.


                  (c)      Corporate Proceedings of the Subsidiaries.............................................64
                  (d)      Corporate Documents...................................................................64
                  (e)      Other Documents.......................................................................65
                  (f)      No Violation..........................................................................65
                  (g)      Consents, Authorizations, and Filings.................................................65
                  (h)      Legal Opinions........................................................................65
                  (i)      Certification as to Environmental Matters.............................................66
                  (j)      Continued Perfection of Security Interests............................................66
                  (k)      Real Property Matters.................................................................66
                  (l)      Purchase Agreement....................................................................67
                  (m)      Secured Floating Rate Note Agreement and Secured
                           Cash Flow Note Agreement..............................................................67
                  (n)      Acknowledgment Agreement..............................................................67
                  (o)      Evidence of Insurance.................................................................67
                  (p)      No Material Adverse Effect............................................................67
                  (q)      Intercreditor Agreement...............................................................67
                  (r)      Fees..................................................................................68
                  (s)      Recapitalization Transactions.........................................................68
                  (t)      Change of Collateral Agent............................................................68
                  (u)      Amendment of Certain Loan Documents...................................................68
                  (v)      Other Matters.........................................................................68
         5.2      Conditions to Each Loan and Issuance of Each Letter of Credit..................................68
                  (a)      Representations and Warranties........................................................68
                  (b)      No Default............................................................................69
                  (c)      Additional Security Documents:  Other Documents.......................................69
                  (d)      Officer's Certificate.................................................................69
                  (e)      Additional Matters....................................................................69
                  (f)      Reducing Revolving Loans..............................................................69
         5.3      Conditions Subsequent..........................................................................69
                  (a)      Real Property Matters Regarding Unsold Designated Raw Land............................69
                  (b)      Tax Servicing Contracts...............................................................70
                  (c)      Company Operating Account Control Agreement...........................................70

SECTION 6         AFFIRMATIVE COVENANTS..........................................................................70
         6.1      Financial Statements...........................................................................70
         6.2      Certificates; Other Information................................................................72
         6.3      Payment of Obligations.........................................................................74
         6.4      Conduct of Business and Maintenance of Existence...............................................74
         6.5      Maintenance of Property; Insurance.............................................................74
         6.6      Inspection of Property; Books and Records; Appraisals..........................................74
         6.7      Notices........................................................................................75
         6.8      Environmental Laws.............................................................................75
         6.9      Business Plan..................................................................................76

                                       iv.

         6.10     [intentionally omitted]........................................................................76
         6.11     Dividends from Subsidiaries....................................................................76
         6.12     Supplemental Reports Regarding Real Property...................................................77
         6.13     Compliance with Laws...........................................................................77
         6.14     Other Notices..................................................................................77
         6.15     Company Operating Account Control Agreement....................................................78

SECTION 7         NEGATIVE COVENANTS.............................................................................78
         7.1      Maintenance of Consolidated Net Worth..........................................................78
         7.2      Limitation of Indebtedness.....................................................................79
         7.3      Limitation on Liens............................................................................80
         7.4      Limitation on Guarantee Obligations............................................................82
         7.5      Limitations on Fundamental Changes.............................................................82
         7.6      Limitation on Sale of Assets...................................................................82
         7.7      Limitation on Dividends........................................................................83
         7.8      Limitation on Capital Expenditures.............................................................83
         7.9      Limitation on Investments, Loans, and Advances.................................................84
         7.10     Limitation on Optional Payments and Modifications of Debt Instruments..........................85
         7.11     Transactions with Affiliates...................................................................85
         7.12     Sale and Leaseback.............................................................................86
         7.13     Fiscal Year....................................................................................86
         7.14     Limitation on Negative Pledge Clauses..........................................................86
         7.15     Deviation from Business Plan...................................................................86
         7.16     Unsold Housing Inventory.......................................................................86
         7.17     Limitation of Bank Accounts....................................................................86
         7.18     Venture Subsidiaries and Joint Ventures........................................................87
         7.19     [intentionally omitted]........................................................................87
         7.20     [intentionally omitted]........................................................................87
         7.21     [intentionally omitted]........................................................................87

SECTION 8         EVENTS OF DEFAULT; REMEDIES....................................................................87

         8.1      Events of Default; Remedies....................................................................87

SECTION 9         AGENTS.........................................................................................91

         9.1      Appointment of Agent...........................................................................91
         9.2      Appointment of Collateral Agent................................................................92
         9.3      [intentionally omitted]........................................................................92
         9.4      Delegation of Duties...........................................................................92
         9.5      Exculpatory Provisions.........................................................................93
         9.6      Reliance by Agents.............................................................................93
         9.7      Notice of Default..............................................................................94

                                       v.

         9.8      Non-Reliance on Agents and Other Banks.........................................................94
         9.9      Indemnification................................................................................95
         9.10     [intentionally omitted]........................................................................95
         9.11     Agent in its Individual Capacity...............................................................95
         9.12     Successor Agents...............................................................................95

SECTION 10        MISCELLANEOUS..................................................................................96
         10.1     Amendments and Waivers.........................................................................96
         10.2     Notices........................................................................................97
         10.3     No Waiver:  Cumulative Remedies................................................................98
         10.4     Survival of Representations and Warranties.....................................................98
         10.5     Payment of Expenses and Taxes..................................................................98
         10.6     Successors and Assigns:  Participations; Purchasing Banks......................................99
         10.7     Adjustments; Set-Off..........................................................................101
         10.8     Appointment of Agent as Company's Lawful Attorney.............................................102
         10.9     Counterparts..................................................................................102
         10.10    Severability..................................................................................103
         10.11    Integration...................................................................................103
         10.12    Governing Law.................................................................................103
         10.13    Submission to Jurisdiction; Waivers...........................................................103
         10.14    Acknowledgments...............................................................................104
         10.15    Waivers of Any Jury Trial.....................................................................105
         10.16    Confidentiality...............................................................................105
         10.17    Controlling Agreement.........................................................................106
         10.18    Counsel to Collateral Agent...................................................................106




                                       vi.

                                    SCHEDULES

Schedule E-1               Excluded Subsidiaries
Schedule L-1               Letters of Credit Outstanding on the Effective Date
Schedule N-1               Net Cash Flow
Schedule N-2               Net Operating Cash Flow
Schedule P-1               Principal Raw Land
Schedule U-1               Unrestricted Subsidiaries
Schedule 2.1               Working Capital Loan Commitments of Banks
Schedule 2.6               Reducing Revolving Loan Commitments of Banks
Schedule 4.1               Additional Liabilities of Company; Purchases and
                           Dispositions by Company
Schedule 4.2               Material Adverse Effect
Schedule 4.4               Consents and Authorizations
Schedule 4.6               Litigation
Schedule 4.7               Defaults
Schedule 4.10              Tax
Schedule 4.12              ERISA
Schedule 4.14(A)           Subsidiaries
Schedule 4.14(B)           Joint Ventures
Schedule 4.15              Hazardous Materials
Schedule 4.16              Indebtedness
Schedule 4.17              Guarantees
Schedule 4.21              Insurance
Schedule 4.24              Unrestricted Subsidiaries' Assets and Businesses
Schedule 4.26              Bank Accounts
Schedule 4.29              SPUD Subsidiaries
Schedule 4.30              Representations and Warranties Regarding DRI and
                           Zoning Matters
Schedule 5.1(k)            Real Property Matters to be Delivered by the
                           Effective Date
Schedule 7.3               Liens
Schedule 7.17              Restricted Bank Accounts

                                      vii.

                                    EXHIBITS

Exhibit A-1                Form of Acknowledgment Agreement
Exhibit A-2                Form of Activation Notice
Exhibit D-1                Form of Deposit Account Security Agreement
Exhibit I-1                Form of Intercreditor Agreement
Exhibit J-1                Form of Joint Venture Pledge Agreement
Exhibit N-1                Form of Notice of Issuance of Letter of Credit
Exhibit P-1                Form of Personal Property Security Agreement
Exhibit S-1                Form of Stock Pledge Agreement
Exhibit S-2                Form of Subsidiary Guarantee
Exhibit 2.1                Form of Working Capital Note
Exhibit 2.7                Form of Reducing Revolving Note
Exhibit 5.1(h)-1           Form of Legal Opinion of Arent Fox Kintner Plotkin &
                           Kahn, Counsel to Company
Exhibit 5.1(h)-2           Form of Legal Opinion of Corporate Counsel to Company
Exhibit 5.1(h)-3           Form of Legal Opinion of Greenberg, Traurig,
                           Hoffman, Lipoff, Rosen & Quentel, P.A., special
                           Florida Counsel to Company
Exhibit 5.1(h)-4           Form of Legal Opinion of Chambliss & Bahner, Special
                           Tennessee Counsel to Company
Exhibit 5.1(h)-5           Form of Legal Opinion of Annis, Mitchell, Cockey,
                           Edwards & Roehn, P.A., Special Florida Counsel to
                           Agent and Collateral Agent
Exhibit 10.6               Form of Commitment Transfer Supplement

                                      viii.

                           SECOND AMENDED AND RESTATED
                            REVOLVING LOAN AGREEMENT
                      ATLANTIC GULF COMMUNITIES CORPORATION


                  THIS SECOND AMENDED AND RESTATED REVOLVING LOAN
AGREEMENT (this "AGREEMENT") is dated as of September 30, 1996 and entered into by and among ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation, formerly known as General Development Corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (together with each financial institution that may become a party to this Agreement as herein provided, referred to herein individually as a "BANK" and collectively as "BANKS"), FOOTHILL CAPITAL CORPORATION, a California corporation, as successor to Chemical Bank as agent for Banks (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "Agent"), and FOOTHILL CAPITAL CORPORATION, a California corporation, as collateral agent for Banks (hereinafter, in such capacity, together with any successors thereto in such capacity, referred to as "COLLATERAL AGENT"). All capitalized terms not otherwise defined herein have the meanings given such terms in Section 1.


                                 R E C I T A L S

                  WHEREAS, Company, the Original Banks and Chase, as agent for the Original Banks (the "ORIGINAL AGENT"), are parties to that certain Working Capital and Term Loan Agreement, dated as of March 31, 1992 (as amended and modified to the Old Effective Date, the "ORIGINAL LOAN AGREEMENT");

                  WHEREAS, pursuant to that certain Purchase Agreement, dated as of September 21, 1994 (the "OLD PURCHASE AGREEMENT"), by and among Banks and the Original Banks, the Original Banks assigned all right, title and interest in and to the Original Loan Agreement and all other related loan documents to Banks;

                  WHEREAS, it was a condition to Banks entering into the Old Purchase Agreement with the Original Banks that the Original Loan Agreement be amended and restated as provided in the Existing Loan Agreement;

                  WHEREAS, pursuant to that certain Purchase Agreement, dated as of even date herewith (the "PURCHASE AGREEMENT"), by and among Foothill, and the holders of the Existing Secured Floating Rate Notes, such holders have assigned all right, title and interest in and to the Existing Secured Floating Rate Note Agreement, the Existing Secured Floating Rate Notes, and all other related documents to Foothill, it being understood that no repayment of the Existing Secured Floating Rate Notes is being effected thereby;

                  WHEREAS, concurrently herewith, Company is entering into the Recapitalization Transactions;

                  WHEREAS, it is a condition to Foothill entering into the Purchase Agreement with the holders of the Existing Secured Floating Rate Notes that the Existing Loan Agreement be amended and restated as provided in this Agreement and that the Existing Secured Floating Rate Note Agreement be amended and restated as provided in the Secured Floating Rate Note Agreement;

                  WHEREAS, Banks desire to appoint Foothill Capital Corporation as Agent hereunder and under the Guarantees and to serve as Collateral Agent for Banks under the Security Documents; and

                  WHEREAS, the parties hereto desire to amend and restate the Existing Loan Agreement in its entirety as provided in this Agreement, it being understood that no repayment of the obligations under the Existing Loan Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof.

                  NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Banks, Agent and Collateral Agent agree as follows:


                                    SECTION 1
                                   DEFINITIONS

   1.1   CERTAIN DEFERRED TERMS.

         The following terms used in this Agreement shall have the following meanings:

         "ACKNOWLEDGMENT AGREEMENT" means that certain Acknowledgment Agreement regarding certain Security Documents, dated the Effective Date, executed by Company and its Subsidiaries listed on the signature pages thereof, substantially in the form of Exhibit A-1.

         "ACTIVATED AMOUNT" means: (a) as of any date of determination on or before December 31, 1996, the amount, not to exceed $25,000,000, designated by Company as the "Activated Amount" (and representing the maximum aggregate amount of Reducing Revolving Loans that Company desires the Banks to be obligated to make, subject to the terms and conditions hereof, during the Reducing Revolving Loan Commitment Period) pursuant to the then most recent Activation Notice received by Agent prior to 5:00 p.m. (Boston time) on December 31, 1996; and (b) as of any date of determination thereafter, the Activated Amount designated pursuant to the last Activation Notice received by Agent prior to 5:00 p.m. (Boston time) on December 31, 1996 or, if higher, the aggregate amount of all Reducing Revolving Loans (together with all accrued but unpaid interest and fees then accrued thereon) outstanding as of December 31, 1996 as determined by Agent and such determination shall be conclusive absent manifest error.


                                       2.

         "ACTIVATION NOTICE" means a written notice from Company to Agent, in the form of Exhibit A-2, pursuant to which Company designates an amount known as the "Activated Amount" representing the maximum aggregate amount of Reducing Revolving Loans that Company then desires the Banks to be obligated to make, subject to the terms and conditions hereof, during the Reducing Revolving Loan Commitment Period.

         "ADJUSTED BORROWING BASE AMOUNT" means, as of any date of determination, the sum of (a) the Borrowing Base, plus (b) an amount up to $5,000,000 equal to the amount of unrestricted cash subject to a first-priority Lien in favor of Collateral Agent for the benefit of Banks and the holders of the Secured Floating Rate Notes.

         "ADMINISTRATIVE CLAIMS" has the meaning assigned that term in Article I of the Reorganization Plan.

         "AFFILIATE" with respect to any Person, means (a) any other Person which is a Subsidiary of such Person, (b) any other Person (and each Subsidiary thereof) of which such Person is a Subsidiary, and (c) any other Person which is under common control with such Percent.

         "AG ASIA" means Atlantic Gulf Asia Holdings N.V. a Netherlands Antilles corporation.

         "AGENT" has the meaning assigned that term in the introductory paragraph to this Agreement.

         "AGREEMENT" means this Second Amended and Restated Revolving Loan Agreement, as it may be amended and restated, supplemented or otherwise modified from time to time

         "ANNUAL NET INCOME" means income as shown on the consolidated statements of income provided by Company under Section 6.1, but in no event less than 0.

         "APPLICABLE MARGIN" means 2% in respect of Working Capital Loans and 4% in respect of Reducing Revolving Loans.

         "AVAILABLE CASH" has the meaning assigned that term in Article I of the Reorganization Plan.

         "AVERAGE UNUSED PORTION OF THE REDUCING REVOLVING LOAN COMMITMENTS" means, for any month for which a determination is to be made, (a) the average amount of the Reducing Revolving Loan Commitments during such month, less (b) the average Reducing Revolving Facility Usage during such month.

         "AVERAGE UNUSED PORTION OF THE WORKING CAPITAL LOAN COMMITMENTS" means, for any month for which a determination is to be made, (a) the average amount of the Working

                                       3.

Capital Loan Commitments during such month, less (b) the average Working Capital Facility Usage during such month.

         "BANK ACCOUNTS" means any and all deposit accounts, money market accounts and any other deposits and investments of Company or any Subsidiary held in any bank or other financial institution, any brokerage firm or any other Person and all money, instruments, securities, documents and other investments held pursuant thereto, whether now existing or owned or hereafter created or acquired (exclusive of all but the residual, remainder or beneficial interest of Company and its Subsidiaries in the Reserve Accounts, the Claims Disbursement Account and all other escrow, restricted, custodial and fiduciary accounts, the pledge of which by Company or any Subsidiary is prohibited by agreements existing on the Effective Date or by law, as set forth in Schedule 7.17, which may be amended from time to time by written notice to Agent to include other restricted accounts).

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy" from time to time in effect, or any successor statute.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Florida, or in the event that such court ceases to exercise jurisdiction over the Reorganization Proceedings, the court that exercises jurisdiction over the Reorganization Proceedings in lieu of the United States Bankruptcy Court for the Southern District of Florida.

         "BANKS" has the meaning assigned that term in the introductory paragraph to this Agreement.

         "BEIGE BOOK" means the book prepared by Company dated December 1994, setting forth the estimated fair market value of the Real Property of Company and its Subsidiaries

         "BOOK VALUE", with respect to a specified asset of a specified Person, means the carrying value of the specified asset on the balance sheet of such Person prepared in accordance with GAAP and delivered to Agent from time to time pursuant to the Loan Documents.

         "BORROWING BASE" means the result of:

                  (i) an amount up to 75% of the principal amount of Eligible Homesite Contract Receivables and Eligible Commercial Receivables;

         plus

                  (ii) the lesser of:

                       (A) $27,500,000; and


                                       4.

                             (B)   the sum of (without duplication):

                                    (1) an amount up to 40% of the Company's or
                  a Subsidiary's Book Value of Real Property consisting of subdivision homesites;


                             plus

                                    (2) an amount up to 26% (i.e., 40% of the
                  relevant Venture Subsidiary's 65% Joint Venture interest in Sunset Lakes; such interest to be proportionately reduced if such Subsidiary's Joint Venture interest in Sunset Lakes is reduced) of Sunset Lakes' Book Value of JV Real Property of Sunset Lakes; plus an amount up to 26% (i.e., 40% of the relevant Venture Subsidiary's 65 % Joint Venture interest in Sunset Lakes; such interest to be proportionately reduced if such Subsidiary's Joint Venture interest in Sunset Lakes is reduced) of the principal amount of Eligible JV Receivables of Sunset Lakes;

                             plus

                                    (3) an amount up to 8% (i.e., 40% of the
                  relevant Venture Subsidiary's 20% Joint Venture interest in Country Lakes; such interest to be proportionately reduced if such Subsidiary's Joint Venture interest in Country Lakes is reduced) of Country Lakes' Book Value of JV Real Property of Country Lakes; S an amount up to 8% (i.e., 40% of the relevant Venture Subsidiary's 20% Joint Venture interest in Country Lakes; such interest to be proportionately reduced if such Subsidiary's Joint Venture interest in Country Lakes is reduced) of the principal amount of Eligible JV Receivables of Country Lakes;

                                    (4) an amount up to 40% of the Company's
                  Book-Value of Real Property consisting of the Regency Development;

                             plus

                                    (5) an amount up to 40% of the Company's
                  Book Value of the aggregate Joint Venture interests of all Venture Subsidiaries in the Borrowing Base Joint Ventures (other than Sunset Lakes and Country Lakes); S an amount up to 40% of the principal amount of eligible JV Receivables of such Borrowing Base Joint Ventures;

                             plus


                                       5.

                  (iii) an amount up to 40% of the Company's or any Subsidiary's Book Value of Real Property consisting of scattered homesites;

                  (iv) an amount up to 50% of the Company's or any Subsidiary's Book Value of Real Property consisting of raw tract land;

                  less

                  (v) the aggregate amount of reserves, if any, established by Agent in Agent's reasonable credit judgment in respect of Homesite Contract Receivables, Commercial Receivables, JV Receivables, Real Property, and JV Real Property. Without limiting the generality of the foregoing, Agent may create reserves against Homesite Contract Receivables and JV Receivables for cancellations, reserves against JV Receivables, Homesite Contract Receivables, and Commercial Receivables for valuation discounts, and reserves against Real Property and JV Real Property in respect of the contents or status of items disclosed in surveys and environmental reports or in respect of the failure of Company to deliver (or cause the relevant Venture Subsidiary or Joint Venture to deliver) such surveys and environmental reports required hereunder.

Anything to the contrary notwithstanding, the Borrowing Base shall not include, directly or indirectly, either any asset of any Unrestricted Subsidiary, or any of the following: (a) any Homesite Contract Receivable, Commercial Receivable, or JV Receivable to the extent the same is sold or discounted; or (b) any Real Property or JV Real Property to the extent the same is sold or otherwise disposed of; or (c) any Borrowing Base Joint Venture interest to the extent the same (or any underlying JV Real Property of the relevant Borrowing Base Joint Venture) is sold or otherwise disposed of; in each case, whether pursuant to
Section 7.6 or otherwise.

         "BORROWING BASE JOINT VENTURES" means, collectively, Sunset Lakes, Country Lakes, and any other Joint Venture owning JV Real Property that Agent agrees in writing that such Joint Venture shall constitute a Borrowing Base Joint Venture under and for all purposes of this Agreement and the other Loan Documents, and "Borrowing Base Joint Venture" means any one of them.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which either is a legal holiday under the laws of the State of California or is a day on which banking institutions located in the State of California are authorized or required by law or other governmental action to close.

         "BUSINESS PLAN" means as of the Effective Date and until a new Business Plan is delivered to Banks in accordance with Section 6.9, the business plan of Company and its Subsidiaries dated September, 1996, and thereafter the business plan of Company and its Subsidiaries delivered to and approved by Required Banks in December of each year in accordance with Section 6.9.


                                       6.

         "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "CASH COLLATERAL ACCOUNTS" means any and all accounts that Collateral Agent, for the benefit of Banks and the holders of the Secured Floating Rate Notes, may from time to time require to be established and maintained with financial institutions reasonably satisfactory to Collateral Agent and pledged to Collateral Agent pursuant to cash collateral account agreements in form and substance reasonably satisfactory to Collateral Agent.

         "CASH EQUIVALENTS" means (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition, (b) time deposits and certificates of deposit having maturities of not more than 90 days from the date of acquisition issued by any domestic commercial bank, or non-domestic commercial bank provided that such non-domestic commercial bank shall have offices in the United States, having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses
(a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, and (d) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. or which is issued by any domestic commercial bank having capital and surplus in excess of $500,000,000 (or any holding company thereof) and, in any such case, maturing within 90 days after the date of acquisition.

         "CASH FLOW AGENT" means Chase, as agent for the banks who are parties to, and as defined in, the Secured Cash Flow Note Agreement.

         "CHASE" means The Chase Manhattan Bank, formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company.

         "CLAIMS DISBURSEMENT ACCOUNT" means the segregated account established for purposes of holding funds borrowed pursuant to the DIP Loan to pay Administrative Claims, Priority Claims and Convenience Class Claims pursuant to Sections 3.2.4 and 8.1.1 of the Reorganization Plan.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL" has the meaning assigned that term in Section 3.1.

         "COLLATERAL AGENT" means Foothill Capital Corporation solely in its capacity as collateral agent for Banks under the Security Documents pursuant to the terms of this Agreement and the Security Documents.

                                       7.

         "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

         "COMMERCIAL REAL ESTATE" means all Real Property of Company and its Subsidiaries (including condominium and cooperative units), other than Real Property reserved for sale as single residential homes or lots.

         "COMMERCIAL RECEIVABLES" means all promissory notes and mortgages and deeds of trust payable to, or held by, Company or any Subsidiary, and all other documents, instruments and agreements executed in connection therewith, whether currently existing or hereafter created or acquired, arising from the sale of single family homesites or arising from the sale of other Real Property and all cash and non-cash proceeds thereof.

         "COMMITMENT TRANSFER SUPPLEMENT" has the meaning assigned that term in
Section 10.6.

         "COMMITMENTS" means, collectively, the Working Capital Loan Commitments and the Reducing Revolving Loan Commitments.

         "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with Company within the meaning of
Section 4001 of ERISA or is part of a group which includes Company and which is treated as a single employer under Section 414 of the Code.

         "COMPANY OPERATING ACCOUNT" means that certain deposit account number 6189189013641 maintained by Company with Sun Trust Bank, Miami, N.A. or such other deposit account maintained by Company at a financial institution reasonably satisfactory to Collateral Agent.

         "COMPANY OPERATING ACCOUNT CONTROL AGREEMENT" means a written agreement among Company, Foothill (in its capacity as Collateral Agent hereunder and in its capacity as the "Collateral Agent" under the Secured Floating Rate Note Agreement), and Operating Account Bank, with respect to the Company Operating Account, in form and substance reasonably satisfactory to Foothill, pursuant to which Operating Account Bank acknowledges the security interests granted by Company to Foothill in the Company Operating Account, waives rights of setoff with respect to the Company Operating Account, and agrees to act upon the instructions of Foothill with respect to the disposition of funds in the Company Operating Account should Operating Account Bank receive such instructions from Foothill.

         "CONDEMNATION AWARDS" means any and all proceeds (including proceeds in the form of promissory notes or other agreements for the payment of proceeds) from (a) the taking by eminent domain, condemnation or otherwise, or acquisition pursuant to contract, of any property of Company or any Subsidiary by the United States of America, the State of Florida or any political subdivision thereof, or any agency, department, bureau, board, commission or instrumentality of any of them,

                                       8.

including any awards and/or other compensation awarded to, or received by, the Company or GDU, whether as a result of litigation, arbitration, settlement or otherwise, arising from the Utility Condemnation Proceedings or (b) any sale by Company or any Subsidiary of a water and utility system to a Person, whether now owned or hereafter created or acquired.

         "CONFIRMATION ORDER" means the order issued on March 27, 1992 by the Bankruptcy Court, confirming the Reorganization Plan.

         "CONSOLIDATED NET WORTH" means, at any particular date, all amounts which, in accordance with GAAP, would be included as Shareholders' Equity on a consolidated balance sheet of Company and its consolidated Subsidiaries at such date.

         "CONTRACTUAL OBLIGATION" means, with respect to any Person, any provision of any security issued by that Person or of any agreement, instrument or other undertaking to which that Person is a party or by which it or any of its property is bound.

         "CONVENIENCE CLASS CLAIMS" has the meaning assigned that term in
Section 2.13 of the Reorganization Plan.

         "COUNTRY LAKES" means Country Lakes, LP, a Virginia limited partnership in which the Subsidiary, AGC CL-Limited Partner, Inc., a Florida corporation, is a limited partner.

         "CREDITORS COMMITTEE" has the meaning assigned that term in Article 1 of the Reorganization Plan.

         "DEEDS OF TRUST" means the Deeds of Trust executed from time to time between Company or a Subsidiary and Collateral Agent substantially in the form of the Deeds of Trust in existence as of the Effective Date, as the same be amended, supplemented or otherwise modified from time to time (including any amendments or modifications made in connection with this Agreement), pursuant to which Company and Subsidiaries grant a security interest in the Real Property located in Tennessee (and in such other jurisdictions where "deeds of trust" are used to encumber real property) and related Personal Property of Company or Subsidiaries to Collateral Agent, for the benefit of Banks, as required by this Agreement.

         "DEFAULT" means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "DEFAULT RATE" has the meaning assigned to that term in Section 2.14.

         "DEPOSIT ACCOUNT SECURITY AGREEMENT" means the Deposit Account Security Agreement, dated of even date herewith, substantially in the form of Exhibit D-1, executed by

                                       9.

Company and each of its Subsidiaries in favor of Collateral Agent, for the benefit of Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "DESIGNATED RAW LAND" means Real Property of the Company and its Subsidiaries consisting of raw land that Company or any Subsidiary has committed (in writing) to be sold on or before December 31, 1996.

         "DOLLARS" and the sign "$" means the lawful money of the United States of America.

         "EFFECTIVE DATE" means the date, on or before October 11, 1996, upon which all of the conditions set forth in Section 5 of this Agreement have been met or waived by the Banks in their sole discretion and this Agreement becomes effective.

         "ELIGIBLE COMMERCIAL RECEIVABLES" means those Commercial Receivables that comply with each and all of the representations and warranties respecting Commercial Receivables made by Company or any Subsidiary to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Commercial Receivables shall not include any of the following: (i) Commercial Receivables that are in material default; (ii) Commercial Receivables with respect to which the obligor is an employee, Affiliate, or agent of Company or of any Subsidiary; (iii) Commercial Receivables with respect to which the obligor is a creditor of Company or any Subsidiary, has or has asserted a right of setoff, or has disputed its liability or made any claim with respect to the Commercial Receivable; provided, however, that such Commercial Receivables only shall be deemed ineligible under this clause to the extent of the actual or likely offsetting amount as determined by Agent, in its reasonable credit judgment, unless Agent believes that the dispute or claim will jeopardize the repayment of all or substantially all of the Commercial Receivable in a timely manner; (iv) Commercial Receivables that the obligor has failed to pay within 90 days of due date; (v) Commercial Receivables with respect to which the obligor is the subject of any Insolvency Proceeding, or becomes insolvent; and (vi) Commercial Receivables the collection of which Agent, in its reasonable credit judgment, believes to be doubtful by reason of the obligor's financial condition.

         "ELIGIBLE HOMESITE CONTRACT RECEIVABLES" means those Homesite Contract Receivables that comply with each and all of the representations and warranties respecting Homesite Contract Receivables made by Company or any Subsidiary to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Homesite Contract Receivables shall not include any of the following: (i) Homesite Contract Receivables that are in material default; (ii) Homesite Contract Receivables with respect to which the obligor is an employee, Affiliate, or agent of Company or of any Subsidiary;
(iii) Homesite Contract Receivables with respect to which the obligor is a creditor of Company or any Subsidiary, has or has asserted a right of setoff, or has disputed its liability or made any claim with respect to the Homesite Contract Receivable; provided, however, that such Homesite Contract

                                       10.

Receivables only shall be deemed ineligible under this clause to the extent of the actual or likely offsetting amount as determined by Agent, in its reasonable credit judgment, unless Agent believes that the dispute or claim will jeopardize the repayment of all or substantially all of the Homesite Contract Receivable in a timely manner; (iv) Homesite Contract Receivables that the obligor has failed to pay within 90 days of due date; (v) Homesite Contract Receivables with respect to which the obligor is the subject of any Insolvency Proceeding, or becomes insolvent; and (vi) Homesite Contract Receivables the collection of which Agent, in its reasonable credit judgment, believes to be doubtful by reason of the obligor's financial condition.

         "ELIGIBLE JV RECEIVABLES" means those JV Receivables that comply with each and all of the representations and warranties respecting JV Receivables made by Company or the relevant Venture Subsidiary to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible JV Receivables shall not include any of the following: (i) JV Receivables that are in material default; (ii) JV Receivables with respect to which the obligor is an employee, Affiliate, or agent of Company or of any Subsidiary or of the relevant Borrowing Base Joint Venture (or any other investor therein); (iii) JV Receivables with respect to which the obligor is a creditor of Company or any Subsidiary or of the relevant Borrowing Base Joint Venture (or any other investor therein), has or has asserted a right of setoff, or has disputed its liability or made any claim with respect to the JV Receivable; provided, however, that such JV Receivables only shall be deemed ineligible under this clause to the extent of the actual or likely offsetting amount as determined by Agent, in its reasonable credit judgment, unless Agent believes that the dispute or claim will jeopardize the repayment of all or substantially all of the JV Receivable in a timely manner; (iv) JV Receivables that the obligor has failed to pay within 90 days of due date; (v) JV Receivables with respect to which the obligor is the subject of any Insolvency Proceeding, or becomes insolvent; and (vi) JV Receivables the collection of which Agent, in its reasonable credit judgment, believes to be doubtful by reason of the obligor's financial condition.

         "ELIGIBLE RECEIVABLES" shall mean, collectively, Eligible Commercial Receivables and Eligible Homesite Contract Receivables.

         "ENVIRONMENTAL LAWS" means any and all applicable Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, environmental protection matters, including Hazardous Materials, as now or may at any time hereafter be in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.


                                       11.

         "ESCROW AGENT" means Chase, in its individual trust capacity, and not in its capacity as one of the holders of the Existing Secured Floating Rate Notes (or the agent for such holders), nor in its capacity as one of the holders of the Secured Cash Flow Notes (or the agent for such holders).

         "ESCROW AGREEMENT" means an escrow agreement, in form and substance satisfactory to each of Foothill, Escrow Agent, the holders of the Existing Secured Floating Rate Notes, Chase, as agent for the holders of the Existing Secured Floating Rate Notes, the holders of the Secured Cash Flow Notes, and Cash Flow Agent, relative to the receipt and application of all funds required to effectuate the Recapitalization Transactions.

         "EVENT OF DEFAULT" means any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "EXCLUDED PROPERTY" means (a) the Capital Stock of General Development Acceptance Corporation and GDV Financial Corporation, (b) 34% of the Capital Stock of AG Asia, (c) all money or property now or hereafter deposited into a Reserve Account pursuant to the Reorganization Plan (exclusive of the residual, remainder or beneficial interests of Company and its Subsidiaries therein), (d) any portions of payments made on Homesite Contracts Receivable which are, as a matter of law or pursuant to such Homesite Contracts Receivable, required to be placed in a restricted account for the payment of utility charges or paid toward provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in
Section 4.1.

         "GDC" means General Development Corporation, a Delaware corporation, under which name Company was formerly known.

         "GDU" means the Company's Subsidiary, General Development Utilities, Inc., a Florida corporation.

         "GOVERNMENT ACTS" has the meaning assigned that term in Section
2.21(i).

         "GOVERNMENTAL AUTHORITY" means any nation or government, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         "GUARANTEE OBLIGATION" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such

                                       12.

primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that, as used herein, the term "Guarantee Obligation" shall neither include endorsements of instruments for deposit or collection in the ordinary course of business, nor constitute Indebtedness. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as reasonably determined by Company in good faith.

         "GUARANTEES" means, collectively, the guarantees of the Obligations, made by the Subsidiaries pursuant to the Subsidiary Guarantees.

         "HAZARDOUS MATERIALS" means any hazardous materials, hazardous waste, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "HOMESITE CONTRACTS RECEIVABLES" means all contracts for deed, promissory notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created or acquired, pursuant to which Company or any Subsidiary has the right to receive payment in any form whatsoever for the sale of single-family homesites (excluding Commercial Receivables), including any and all accounts, contract rights, chattel paper, general intangibles and unpaid seller's rights, relating to the foregoing or arising therefrom, reserves and credit balances arising thereunder and cash and non-cash proceeds of any and all of the foregoing.

         "HOMESITE PROGRAM" has the meaning assigned that term in Article I of the Reorganization Plan.

         "HOUSING INVENTORY" means, as at any date, the amount that would be set forth under "housing units completed or under construction" or other similar entry in the notes to a consolidated balance sheet of Company and its Subsidiaries prepared at such date in accordance with GAAP

         "INDEBTEDNESS" means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than incurred in the ordinary course of business and payable in accordance with customary practices) or which is

                                       13.

evidenced by a note, bond, debenture or similar instrument, (b) all obligations (contingent or otherwise) of such Person arising out of letters of credit issued for the account or upon the application of such Person, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person may have not assumed or otherwise become liable for the payment thereof, and (f) the Public Debt Securities. As used herein, the term "Indebtedness" shall not include Guarantee Obligations.

         "INSOLVENCY", means, with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

         "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "INSOLVENT" means pertaining to a condition of Insolvency.

         "INTELLECTUAL PROPERTY" has the meaning assigned that term in Section 4.9.

         "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement of even date herewith by and between Agent, Banks, Collateral Agent, and the holders of the Secured Floating Rate Notes, substantially in the form of Exhibit I-1, as such agreement may be supplemented, amended or otherwise modified from time to time.

         "INTEREST PAYMENT DATE" means, as to any Loan, the last day of each calendar month to occur while such Loan is outstanding.

         "INVESTMENTS" means any and all promissory notes, Capital Stock (other than Subsidiary Stock), bonds, debentures and securities, held by Company or any Subsidiary, whether now owned or hereafter acquired.

         "ISSUING BANK" means, with respect to any Letter of Credit, Foothill or its designee.

         "JOINT VENTURES" means, collectively, (a) the joint ventures identified on Schedule 4.14(B), and (b) any other partnership, joint venture, limited liability company, or other entity in which a Subsidiary acquires, after the Effective Date and as permitted under Section 7.9(g) and 7.18, equity interests therein representing 50% or less of such entity's contributed capital; and "Joint Venture" means any one of them.

         "JOINT VENTURE PLEDGE AGREEMENT" means the Consolidated, Amended and Restated Assignment of Partnership Interests, dated of even date herewith, substantially in the form of Exhibit J-1, among each of the Venture Subsidiaries and Collateral Agent, as the same may be amended,

                                       14.

supplemented or otherwise modified from time to time, pursuant to which the Venture Subsidiaries pledge all of their right, title, and interest in and to the Joint Ventures to Collateral Agent for the benefit of Banks.

         "JV REAL PROPERTY" means any and all real property and fixtures and interests in real property and fixtures now owned or hereafter acquired by any Joint Venture.

         "JV RECEIVABLES" means all contracts for deed, promissory notes, mortgages, deeds of trust and other agreements, currently existing or hereafter created or acquired, pursuant to which any Borrowing Base Joint Venture has the right to receive payment in any form whatsoever for the sale of JV Real Property, and cash and non-cash proceeds of any and all of the foregoing.

         "L/C GUARANTEE" means a guarantee of payment with respect to a letter of credit issued by an issuing bank for the account of Company.

         "LETTER OF CREDIT" or "Letters of Credit" means Standby Letters of Credit or L/C Guarantees issued or to be issued by Issuing Bank for the account of Company pursuant to Section 2.21.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (a) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding X (b) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by Company (whether by means of the proceeds of Working Capital Loans pursuant to Section 2.21(e)(ii) or otherwise).

         "LIEN" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "LOAN BORROWING DATE" means a Working Capital Loan Borrowing Date or a Reducing Revolving Loan Borrowing Date, as the case may be.

         "LOANS" means the collective reference to the Working Capital Loans and the Reducing Revolving Loans.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for or other documents or certificates executed by Company in favor of Issuing Bank), the Subsidiary Guarantees, the Security Documents and the Acknowledgment Agreement, and the Tax Servicing Contracts.


                                       15.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, operations, property or condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole, (b) the ability of Company to perform its obligations under this Agreement, the Notes, the Security Documents or other Loan Documents, or (c) the validity or enforceability of this Agreement, the Notes, the Security Documents or other Loan Documents or the rights or remedies of Agent, Collateral Agent or Banks hereunder or thereunder.

         "MORTGAGES" means the Mortgage and Security Agreements executed from time to time by Company or a Subsidiary in favor of Collateral Agent, substantially in the form of the Mortgages in existence as of the Effective Date, as the same may be amended, supplemented, consolidated or otherwise modified from time to time (including any amendments or modifications made in connection with this Agreement), pursuant to which Company and Subsidiaries grant a security interest in the Real Property located in Florida (or in such other jurisdictions where "mortgages" are used to encumber real property) and related Personal Property of Company or Subsidiaries to Collateral Agent, for the benefit of Banks.

         "MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in Section 4001(a) (3) of ERISA.

         "NET CASH PROCEEDS" means with respect to any sale of assets all cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when and so received) received from such sale net of bona fide direct costs of sale.

         "NET CASH FLOW" means, with respect to any fiscal period of a Person, on a consolidated basis, the actual consolidated pre-mc net cash flow as determined on the basis set forth in Schedule N-1.

         "NET OPERATING CASH FLOW" means, with respect to any Person for any applicable fiscal period, the actual consolidated pre-tax net operating cash flow as determined on the basis set forth in Schedule N-2.

         "NOTES" means, collectively, the Working Capital Notes and the Reducing Revolving Notes.

         "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit N-1 delivered by Company to Agent pursuant to Section 2.21(b)(i) with respect to the proposed issuance of a Letter of Credit.

         "NOTIFICATION DATE" has the meaning assigned that term in Section 2.21(a) (iii).


                                       16.

         "OBLIGATIONS" means all obligations of every nature of Company from time to time owed to Agent, Banks, Issuing Bank or Collateral Agent or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, costs, expenses, indemnification or otherwise.

         "OFFICIAL UNSECURED CREDITORS COMMITTEE" means the official committee of creditors appointed by the United States Trustee in the Reorganization Proceedings.

         "OLD EFFECTIVE DATE" means September 21, 1994.

         "OLD PURCHASE AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

         "OPERATING ACCOUNT BANK" means Sun Trust Bank, Miami, N.A. or such other financial institution reasonably satisfactory to Foothill.

         "ORIGINAL AGENT" has the meaning assigned that term in the Recitals to this Agreement.

         "ORIGINAL BANKS" means the banks or other financial institutions party to the Original Loan Agreement immediately prior to the Old Effective Date.

         "ORIGINAL EFFECTIVE DATE" means March 31, 1992.

         "ORIGINAL LOAN AGREEMENT" has the meaning assigned that term in the Recitals to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

         "PERMITTED SALE ASSET" has the meaning assigned that term in Section
7.6.

         "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PERSONAL PROPERTY" means the following personal property of Company or any Subsidiary (exclusive of Homesite Contracts Receivable and Commercial Receivables of Company or any Subsidiary):

                           (a)  the Bank Accounts;


                                       17.

                           (b) the Investments;

                           (c) any and all accounts, contract rights, chattel paper, instruments and documents, including any right to payment for goods sold or leased or services rendered, whether now owned or hereafter acquired;

                           (d) any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property of every kind and description, whether now owned or hereafter acquired, and wherever located, and all parts, accessories and special tools and replacements therefor;

                           (e) any and all general intangibles, whether now owned or hereafter created or acquired, including all choses in action, causes of action, rights in and to any and all Condemnation Awards, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, any other Intellectual Property, all claims under guaranties, security interests or other security to secure payment of any accounts by an account debtor, all rights to indemnification and all other intangible property of every kind and nature, including (i) the interests, if any, of Company or any Subsidiary in payments, proceeds, residuals and remainders from, or as a beneficiary of, the Reserve Accounts, Claims Disbursement Account, or other such accounts, (ii) any and all beneficial interests in the trusts pursuant to which title to the Trust Property is held and (iii) any and all other proceeds or choses in action with respect to, or rights to receive proceeds from, any condemnation of any Real Property or Personal Property of Company or any Subsidiary, whether now in existence or hereafter created or acquired.

                           (f) any and all goods which are, or may at any time be, goods held for sale or lease or furnished under contracts of service or raw materials, work-in-process or materials used or consumed in business, wheresoever located and whether now owned or hereafter created or acquired, including all such property the sale or other disposition of which has given rise to accounts and which has been returned to or repossessed or stopped in transit;

                           (g) all monies, cash, residues and property of any kind, now or at any time hereafter in the possession or under the control of Agent, Collateral Agent or any Bank or any agent or bailee of Agent, Collateral Agent or any Bank;

                           (h) all accessions to, all substitutions for, and all replacements, products and proceeds of, the foregoing, including proceeds of insurance policies insuring the aforesaid property and documents covering the aforesaid property, all property received wholly or partly in trade or exchange for such property, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, correction or any other temporary

                                       18.

     or permanent disposition of such items or any interest therein whether or not they constitute "proceeds" as defined in the Uniform Commercial Code; and

                       (i) all books, records, documents and ledger receipts pertaining to any of the foregoing, including customer lists, credit files, computer records, computer programs, storage media and computer software used or acquired in connection with generating, processing and storing such books and records or otherwise used or acquired in connection with documenting information pertaining to the aforesaid property.

         "PERSONAL PROPERTY SECURITY AGREEMENT" means the Consolidated, Amended, and Restated Personal Property Security Agreement, dated of even date herewith, substantially in the form of Exhibit P-1, executed by Company and the Subsidiaries now or hereafter party thereto in favor of Collateral Agent, for the benefit of Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "PLAN" means, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PRINCIPAL RAW LAND" means the parcels of Real Property of Company and its Subsidiaries identified on Schedule P-1. Parcels of Designated Raw Land constituting Principal Raw Land shall be marked on such schedule with an asterisk (*).

         "PRIORITY CLAIMS" has the meaning assigned that term in Article I of the Reorganization Plan.

         "PRO RATA SHARE" means, with respect to each Bank the percentage obtained by dividing (a) the aggregate Commitments of such Bank by (b) the aggregate Commitments of all Banks, as such percentage may be adjusted by assignments permitted pursuant to Section 10.6.

         "PUBLIC DEBT SECURITIES" means, collectively, the Unsecured 12% Notes and Unsecured Cash Flow Notes.

         "PURCHASE AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

         "REAL PROPERTY" means any and all real property and fixtures and interests in real property and fixtures now owned or hereafter acquired by Company or any Subsidiary.

         "REAL PROPERTY SALE" means the sale, assignment or other transfer for value of any Real Property by Company or any Subsidiary.


                                       19.

         "RECAPITALIZATION TRANSACTIONS" means: (a)(i) the transfer by Chase to Escrow Agent for the benefit of Company of (y) all Net Cash Proceeds from the Julington Creek transaction held as cash collateral under that certain Cash Collateral Account Agreement, dated as of June 7, 1996, between Company and Chase (as Cash Flow Agent and as agent for the holders of the Existing Secured Floating Rate Notes), and (z) all Net Cash Proceeds from the Harbourton Capital transaction held as cash collateral under that certain Cash Collateral Account Agreement, dated as of June 21, 1996, between Company and Chase (as Cash Flow Agent and as agent for the holders of the Existing Secured Floating Rate Notes);
(ii) the use by Company of all of the Net Cash Proceeds in respect of clause
(a)(i) of this definition together with unrestricted and unencumbered cash of Company, in each case, in accordance with the Funds Flow Memo, to finance, in part, clause (c) of this definition; (b)(i) the purchase by Foothill and/or its designees of all of the Existing Secured Floating Rate Notes from the holders thereof pursuant to the Purchase Agreement for a purchase price (the "Purchase Price") equal to 100% of the principal amount thereof outstanding, plus all accrued and unpaid interest thereon, plus all fees and costs payable with respect thereto; (ii) the purchase by Foothill and/or its designees from Company of additional Existing Secured Floating Rate Notes in the aggregate principal amount equal to (y) $40,000,000, less (z) the Purchase Price; (iii) the amendment and restatement in full of the Existing Secured Floating Rate Note Agreement and all Existing Secured Floating Rate Notes pursuant to the Secured Floating Rate Note Agreement and the Secured Floating Rate Notes, respectively; and (iv) the use by Company of all of the Net Cash Proceeds in respect of clause
(b)(ii) of this definition and of the proceeds of a Working Capital Loan on the Effective Date, in an aggregate amount not greater than $20,000,000 and of the proceeds of a Reducing Revolving Loan on the Effective Date, in each case, in accordance with the Funds Flow Memo, to finance the balance of clause (c) of this definition; and (c) (i) the retirement (by prepayment) by Company of all of the outstanding Secured Cash Flow Notes for an aggregate amount not greater than $40,000,000 in cash and 1,500,000 warrants to purchase the common stock of Company and (ii) the termination of all Liens securing the Secured Cash Flow Notes.

         "REDUCING REVOLVING FACILITY AVAILABILITY" means, at any time, the result of: (a) the lesser of (i) the Borrowing Base, less the Working Capital Facility. Usage, u the aggregate outstanding balance of all Secured Floating Rate Notes, and (ii) the Reducing Revolving Loan Commitments; minus (b) the Reducing Revolving Facility Usage.

         "REDUCING REVOLVING FACILITY USAGE" means, as of any date of determination, the aggregate outstanding balance of all Reducing Revolving Loans.

         "REDUCING REVOLVING LOAN BORROWING DATE" means any Business Day specified in a notice pursuant to Section 2.8 as a date on which Company requests Banks to make Reducing Revolving Loans hereunder.

         "REDUCING REVOLVING LOAN COMMITMENT" means, as to any Bank, the obligation of such Bank, if any, to make Reducing Revolving Loans to Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule 2.6, as such amount may be reduced from time to time in accordance with

                                       20.

Section 2.11(b) or 2.13(b); the Reducing Revolving Loan Commitments of all Banks, are collectively referred to herein as the "Reducing Revolving Loan Commitments." Anything herein to the contrary notwithstanding, the extensions of credit under the Reducing Revolving Loan Commitments shall be subject to the limitation that in no event shall Reducing Revolving Facility Usage exceed the Reducing Revolving Loan Commitments then in effect.

         "REDUCING REVOLVING LOAN COMMITMENT PERIOD" means the period from and including the Effective Date to but not including the Reducing Revolving Loan Maturity Date or such earlier date on which the Reducing Revolving Loan Commitments shall terminate as provided herein. Anything herein to the contrary notwithstanding, the Reducing Revolving Loan Commitments automatically shall terminate on December 31, 1996 if Agent fails to receive any Activation Notice on or before such date.

         "REDUCING REVOLVING LOAN DESIGNATED PURPOSES" has the meaning assigned that term in Section 2.10.

         "REDUCING REVOLVING LOAN MATURITY DATE" means June 30, 1998.

         "REDUCING REVOLVING LOANS" has the meaning assigned that term in
Section 2.6.

         "REDUCING REVOLVING NOTE" has the meaning assigned that term in Section 2.7.

         "REFERENCE RATE" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, N.A., or any successor to such institution (or such successor), as its "base rate" irrespective of whether such announced rate is the best rate available from such financial institution.

         "REGENCY DEVELOPMENT" means all Real Property and Personal Property now owned or hereafter acquired by Company, relating to its condominium project located in St. Lucie County, Florida, commonly known as the Regency Condominium at Island Dunes.

         "REIMBURSEMENT DATE" has the meaning assigned such term in Section 2.21(e)(ii).

         "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA

         "REORGANIZATION DEBT" means, collectively, the Secured Floating Rate Notes and the Public Debt Securities.

         "REORGANIZATION PLAN" means the Restated Second Amended Joint Plan of Reorganization of General Development Corporation jointly proposed in the Reorganization Proceedings by Company and the Official Unsecured Creditors Committee, filed on October 9, 1991 with the Clerk of the Bankruptcy Court, as modified by Modification filed March 9, 1992.

                                       21.

         "REORGANIZATION PROCEEDINGS" means the cases commenced on April 6 and April 12, 1990 under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court by GDC (Case No. 90-12231-BKC-AJC), General Development Financial Services, Inc. (Case No. 90-12232-BKC-AJC), General Development Resorts, Inc. (Case No. 90-12233 BKC-AJC), Town & Country II, Inc. (formerly Florida Residential Communities, Inc.) (Case No. 9012234-BKC-AJC), Five Star Homes Group, Inc. (Case No. 90-12235-BKC-AJC), Five Star Homes, Inc. (Case No. 90-12338-BKC-AJC), GDV Financial Corporation (Case No. 90-12236-BKC-MC) and Environmental Quality Laboratory, Incorporated (Case No. 90-12237-BKC-AJC).

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

         "REQUIRED BANKS" means Banks holding at least 51% of the aggregate amount of the Commitments.

         "REQUIREMENT OF LAW" means, as to any Person, the certificate or articles of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESERVE ACCOUNTS" means the Disbursement Account (as defined in
Section 8.4 of the Reorganization Plan); the Disputed Claims Reserve Account (as defined in Section 8.7 of the Reorganization Plan); any reserve of securities, utility-satisfied lots, cash or other assets that is established pursuant to the Reorganization Plan, the Homesite Program, or any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, to satisfy requests for utility service; and any reserve of securities or cash established to fund road or other improvements pursuant to any agreement resolving a claim of the State of Florida in the Reorganization Proceedings, including the Division Class 14 Utility Fund Trust Agreement and the Improvement Fund Trust Agreement, executed by and among the State of Florida, Department of Business Regulation, Division of Florida Land Sales, Condominiums and Mobile Homes, Company and the trustee thereunder, the Class 14 Utility Fund Trust Agreement and the Homesite Program and Utility Fund Trust Agreement, executed by and between Company and the trustee thereunder, the Class 14 Utility Lot Trust Agreement, executed by and between Company and the trustee thereunder, as described in Section 7.6 of the Reorganization Plan, if any.

         "RESPONSIBLE OFFICER" means the chief executive officer and the president of Company, or with respect to corporate proceedings, the secretary or any assistant secretary of Company, or, with respect to financial matters, the chief financial officer or treasurer of Company.

         "REVERSE STOCK SPLIT" means the proposal to amend Company's restated certificate of incorporation to effect, if subsequently determined by Company's board of directors, a reverse

                                       22.

stock split of Company's outstanding common stock as of 5:00 p.m. (Florida time) on the effective date of the amendment (the "Reverse Split Effective Date"), pursuant to which each 100 shares or 200 shares (as determined by the Company's board of directors in its discretion) then outstanding will be converted into one share (the "Reverse Stock Split"), and to effect a forward split of the Company's common stock as of 6:00 a.m. (Florida time) on the day following the Reverse Split Effective Date, pursuant to which each share of common stock then outstanding as of such date will be converted into the number of shares of the Company's common stock that each share represented immediately prior to the Reverse Split Effective Date, all as set forth in the Company's proxy statement dated April 22, 1996, provided that the only funds the Company uses to pay for the less than whole shares of its common stock resulting from consummation of the Reverse Stock Split are the net proceeds from the sale by the Company of its common stock.

         "SALE AND LEASEBACK" means any arrangement with any Person providing for the leasing by Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Company or Subsidiary

         "SECTION 365(J) PROPERTY" means the property now or hereafter made subject to substitute Liens in favor of Homesite Purchasers (as defined in the Reorganization Plan) pursuant to Section 5.2.2 of the Reorganization Plan.

         "SECURED CASH FLOW NOTE AGREEMENT" means that certain Amended and Restated Secured Cash Flow Note Agreement, dated as of September 21, 1994, executed by and among Company, Chase, NationsBank of Florida, N.A., NationsBank of Georgia, N.A., Midland Bank PLC, New York Branch, Lehman Government Securities, Inc., and Berliner Handels-Und Frankfurter Bank and Cash Flow Agent, as modified from time to time.

         "SECURED CASH FLOW NOTES" means the Secured Cash Flow Notes issued by Company pursuant to the Secured Cash Flow Note Agreement.

         "SECURED DEBT" means all Obligations.

         "SECURED FLOATING RATE NOTE AGREEMENT" means that certain Second Amended and Restated Secured Floating Rate Note Agreement, dated as of even date herewith, executed by and among Company, the purchasers identified therein and other Persons from time to time party thereto, and Foothill, as agent, as modified from time to time.

         "SECURED FLOATING RATE NOTES" means the secured floating rate notes issued by Company pursuant to the Secured Floating Rate Note Agreement.

         "SECURITY AGREEMENTS" means the Personal Property Security Agreement, the Deposit Account Security Agreement, and any other security agreements, between Company and/or

                                       23.

a Subsidiary and Agent or Collateral Agent, as the same may be amended supplemented or otherwise modified from time to time (including as amended by the Acknowledgment Agreement), pursuant to which Company and Subsidiaries assign and grant a security interest in Homesite Contracts Receivables and Commercial Receivables and Personal Property of Company or Subsidiaries to Agent or Collateral Agent, for the benefit of Banks, as required by this Agreement.

         "SECURITY DOCUMENTS" means the Stock Pledge Agreement, the Joint Venture Pledge Agreement, the Security Agreements, the Mortgages, the Deeds of Trust, the Company Operating Account Control Agreement, any cash collateral account agreements, and any and all other agreements, instruments, documents, financing statements, assignments, notices, mortgages and other written matter necessary or reasonably required by Agent or Collateral Agent at any time to create, perfect, maintain or continue Agent's and Collateral Agent's Lien in the Collateral, together with all amendments, modifications, extensions, substitutions and renewals thereof.

         "SHAREHOLDERS' EQUITY" means, as to any corporation, an amount equal to the excess of the assets of such corporation over its liabilities (including minority interests), determined in accordance with GAAP and as shown on the most recently prepared applicable balance sheet of such corporation.

         "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "SPUD SUBSIDIARY" has the meaning assigned that term in Section 7.2(h).

         "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of Company or any of its Subsidiaries, (b) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (c) obligations with respect to capital leases or operating leases of Company or any of its Subsidiaries, (d) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (e) obligations of Company and its Subsidiaries otherwise permitted to be incurred hereunder; provided that Standby Letters of Credit may not be issued for the purpose of supporting (i) trade payables or (ii) Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

         "STOCK PLEDGE AGREEMENT" means the Second Amended and Restated Stock Pledge Agreement, dated of even date herewith, substantially in the form of Exhibit S-1, among Company, each of its Subsidiaries and Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, pursuant to which Company and Subsidiaries pledge Subsidiary Stock to Collateral Agent for the benefit of Banks.


                                       24.

         "SUBSIDIARY" means, as to any Person, a corporation, partnership, trust (exclusive of any trust created in connection with a Reserve Account) or other entity of which shares of stock, partnership interests, beneficial interests or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, trust (exclusive of any trust created in connection with a Reserve Account) or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Company. Unless otherwise indicated, all references to a Subsidiary or Subsidiaries of Company shall not mean, include, or refer to the Unrestricted Subsidiaries, the Excluded Subsidiaries, or the Joint Ventures.

         "SUBSIDIARY GUARANTEE" means the Consolidated Second Amended and Restated Subsidiary Guarantee, dated of even date herewith, substantially in the form of Exhibit S-2, executed by Company and each of its Subsidiaries in favor of Agent, for the benefit of Banks, as the same may be amended, supplemented or otherwise modified from time to time.

         "SUBSIDIARY PROPERTY UNDER DEVELOPMENT" means, collectively, the Real Property of any Subsidiary which is acquired for the purpose of being developed, or which is in the process of being improved or developed, either by the construction of roads, curb cuts, sewer and water facilities or other improvements, or by the construction of residential units and appurtenances thereto.

         "SUBSIDIARY STOCK" means the Capital Stock of any and all Subsidiaries (including the Excluded Subsidiaries and the Unrestricted Subsidiaries).

         "SUNSET LAKES" means Sunset Lakes Associates, a Florida general partnership in which the Subsidiary, Sunset Lakes Development Corporation, a Florida corporation, is a partner.

         "TAX SERVICING CONTRACTS" means, collectively, the tax servicing contracts required to be delivered under Section 5.3, and all amendments, modifications, extensions, substitutions and renewals thereof.

         "TOTAL REAL PROPERTY" means, collectively, the Real Property and the JV Real Property.

         "TOTAL USAGE" means, as of any date of determination, the sum of (i) the Working Capital Facility Usage, plus (ii) the Reducing Revolving Facility Usage, plus (iii) the aggregate outstanding balance of all Secured Floating Rate Notes.

         "TRUST PROPERTY" means the real property held in trust pursuant to (a) Trust Agreement No. 06-01-009-6082101, dated as of January 17,1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of Company, the Beneficiary; (b) Trust Agreement No.

                                       25.

06-01-009-6081954, dated as of January 17,1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of Company, the Beneficiary; (c) Trust Agreement No. 06-01-009-6082655, dated as of January 17, 1991, by and between NCNB National Bank of Florida, as Trustee for the benefit of Company and General Development Financial Services, Inc., the Beneficiaries; and (d) Trust Agreement No. 2, dated as of May 31, 1991, by and between Jake Gamble, Esq., as successor Trustee for the benefit of Company and Cumberland Cove, Inc., the Beneficiaries.

         "UNRESTRICTED SUBSIDIARIES" means, collectively, (a) the direct or indirect subsidiaries of Company listed on Schedule U-1, and (b) any other direct or indirect Subsidiary of Company that is formed or acquired after the Effective Date, that does not have or make any investment in any Joint Venture (nor was formed or acquired for the purpose of having or making any such investment), and that Agent agrees in writing that such entity shall constitute an Unrestricted Subsidiary under and for all purposes of this Agreement and the other Loan Documents, upon which Schedule U-1 automatically shall be deemed to be amended to reflect the inclusion on such schedule of such new Unrestricted Subsidiary; and "Unrestricted Subsidiary" means any one of them.

         "UNSECURED CASH FLOW NOTES" means the "New Unsecured Cash Flow Notes" as defined in Article I of the Reorganization Plan.

         "UNSECURED 12% NOTES" means the "New Unsecured 12% Notes" as defined in
Article I of the Reorganization Plan.

         "UNSOLD HOUSING INVENTORY" means, as at any date, all Housing Inventory applicable to Unsold Residential Dwelling Units.

         "UNSOLD RESIDENTIAL DWELLING UNITS" means single-family dwelling units (whether detached or included within a townhouse, villa or cluster containing more than one such unit) or condominium units (excluding timeshare units) completed or under construction by Company or any Subsidiary that are not subject to a contract for sale to any third-party purchaser.

         "VENTURE SUBSIDIARY" means any Subsidiary whose sole asset is its equity interest in a Joint Venture and whose sole revenues are derived from such sole asset.

         "WORKING CAPITAL EXIT FEE" means, in connection with the termination by Company of this Agreement, a fee in an amount equal to (i) if such termination occurs before the date that is one year prior to the Working Capital Loan Maturity Date, $400,000, and (ii) if such termination occurs during the period commencing on the date that is one year prior to the Working Capital Loan Maturity Date and ending on the date immediately preceding the Working Capital Loan Maturity Date, $200,000.

         "WORKING CAPITAL FACILITY AVAILABILITY" means, at any time, the result of: (a) the lesser of (i) the Borrowing Base, less the Reducing Revolving Facility Usage, less the aggregate

                                       26.

outstanding balance of all Secured Floating Rate Notes, and (ii) the Working Capital Loan Commitments; minus (b) the Working Capital Facility Usage.

         "WORKING CAPITAL FACILITY USAGE" means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Working Capital Loans (other than Working Capital Loans made for the purpose of reimbursing the Issuing Bank for any amount drawn under any Letter of Credit but not yet so applied) plus (b) the Letter of Credit Usage.

         "WORKING CAPITAL LOAN BORROWING DATE" means any Business Day specified in a notice pursuant to Section 2.3 as a date on which Company requests Banks to make Working Capital Loans hereunder.

         "WORKING CAPITAL LOAN COMMITMENT" means, as to any Bank, the obligation of such Bank, if any, to make Working Capital Loans to Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule 2.1; the Working Capital Loan Commitments of all Banks, are collectively referred to herein as the "Working Capital Loan Commitments." Anything herein to the contrary notwithstanding, the extensions of credit under the Working Capital Loan Commitments shall be subject to the limitation that in no event shall Working Capital Facility Usage exceed the Working Capital Loan Commitments then in effect.

         "WORKING CAPITAL LOAN COMMITMENT PERIOD" means the period from and including the Original Effective Date to but not including the Working Capital Loan Maturity Date or such earlier date on which the Working Capital Loan Commitments shall terminate as provided herein.

         "WORKING CAPITAL LOAN MATURITY DATE" means December 1, 1998 or, if the Working Capital Maturity Extension is effected timely by Banks, December 1, 2000.

         "WORKING CAPITAL LOANS" has the meaning assigned that term in Section 2.1.

         "WORKING CAPITAL MATURITY EXTENSION" means the extension by Banks, in their sole discretion, of the Working Capital Loan Maturity Date to December 1, 2000 pursuant to a written notice delivered by Agent on behalf of Banks to Company on or before July 15, 1998. "Working Capital Note" has the meaning assigned that term in Section 2.2.

         "WORKING CAPITAL RESERVES" has the meaning assigned that term in
Article I of the Reorganization Plan.

   1.2   OTHER DEFINITIONAL PROVISIONS.

         (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                                       27.

         (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1 .1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) References to "Sections", "subsections", Exhibits and Schedules are to Sections, Sections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

         (f) Unless the context of this Agreement clearly requires otherwise, the term "including" is not limiting.


                                    SECTION 2
                         AMOUNT AND TERMS OF COMMITMENTS

   2.1   WORKING CAPITAL LOANS.

         Subject to the terms and conditions hereof, each Bank having a Working Capital Loan Commitment severally agrees to make working capital loans ("WORKING CAPITAL LOANS") to Company from time to time during the Working Capital Loan Commitment Period; provided that the aggregate outstanding principal balances of the Working Capital Loans made by each such Bank shall not exceed an amount which is equal to the Working Capital Loan Commitment of such Bank set forth on
Schedule 2.1. On the Effective Date, all Working Capital Loans outstanding under the Existing Loan Agreement (the "EXISTING WORKING CAPITAL LOANS") shall be converted into Working Capital Loans hereunder, it being understood that no repayment of the Existing Working Capital Loans is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof. Subject to the terms and conditions hereof, amounts prepaid or repaid on account of the Working Capital Loans may be reborrowed during the Working Capital Loan Commitment Period. All Working Capital Loans shall be made by Banks simultaneously, it being understood that no Bank shall be responsible for any default by any other Bank in the other Bank's obligations to make Working Capital Loans hereunder nor shall the Working Capital Loan Commitment of any Bank be increased as a result of the default by any other Bank in that Bank's obligation to make Working Capital Loans hereunder. The default by any Bank in its obligations to make Working Capital Loans shall not excuse any other Bank from its obligations to make Working Capital Loans.


                                       28.

         Anything herein to the contrary notwithstanding, the extensions of credit under the Working Capital Loan Commitments shall be subject to the following limitations:

         (a) in no event shall Working Capital Facility Usage at any time exceed the Working Capital Loan Commitments then in effect; and

         (b) in no event shall Total Usage at any time exceed the Borrowing Base then in effect

   2.2   WORKING CAPITAL NOTES.

         The Working Capital Loans made by each Bank shall be evidenced by a second amended and restated renewal promissory note of Company, substantially in the form of Exhibit 2.2 with appropriate insertions as to payee, date and principal amount (a "Working Capital Note"), payable to the order of such Bank, in each case in the face amount of the Working Capital Loan Commitment of each Bank. Each Bank is hereby authorized to record the date and amount of each Working Capital Loan made by such Bank and the date and amount of each payment or prepayment of principal thereof or of an advance of a Working Capital Loan on the schedule annexed to and constituting a part of its Working Capital Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Working Capital Note shall (a) be dated the Effective Date, (b) be stated to mature as provided in Section 2.4 and (c) provide for the computation and payment of interest in accordance with Sections
2.14 and 2.16.

   2.3   PROCEDURE FOR WORKING CAPITAL LOAN BORROWING.

         Company may borrow under the Working Capital Loan Commitments during the Working Capital Loan Commitment Period on any Business Day in amounts not less than $1,000,000 and subject to the conditions set forth in this Agreement; provided that Company shall give Agent irrevocable notice (which notice must be received by Agent prior to 11:00 a.m., California time two Business Days prior to the requested Working Capital Loan Borrowing Date), specifying (a) the amount to be borrowed and (b) the requested Working Capital Loan Borrowing Date. Upon receipt of any such notice from Company, Agent shall promptly (and in any event on the same Business Day) notify each Bank having a Working Capital Loan Commitment thereof. Each notice of a request for borrowing by Company shall be accompanied by a certificate of a Responsible Officer of Company (a) indicating that the amount of cash or Cash Equivalents available to Company (including cash available to Company from any Subsidiary but not including any cash in the Claims Disbursement Account or Reserve Accounts or any account set forth on
Schedule 7.17) will be less than or equal to $5,000,000 after giving effect to the requested borrowing and the payments to be made by Company (whether by check or otherwise) on the Working Capital Loan Borrowing Date, (b) representing and warranting that the purpose for which the requested borrowing is to be used is permitted by, and is in accordance with, the terms and conditions of this Agreement, and (c) representing and warranting as to compliance with the limitations set forth in clauses (a) and (b) of Section 2.1. Each Bank having a Working Capital Loan Commitment shall make the amount of its

                                       29.

Pro Rata Share of each borrowing available to Agent for the account of Company at the office of Agent specified on the signature pages hereof prior to 10:00 a.m., California time, on the Working Capital Loan Borrowing Date requested by Company in funds immediately available to Agent. Such borrowing will then be made available to Company by Agent crediting the Company Operating Account (or such other deposit account as Company may designate in writing to Agent from time to time) with the aggregate of the amounts made available to Agent by Banks and in like funds as received by Agent; provided, however, if, following Agent's receipt of funds for such borrowing from Banks, but prior to 11:00 a.m., California time, on such Working Capital Loan Borrowing Date, Agent shall have received written notice from Banks having 50% or greater of the total Working Capital Loan Commitments that any condition precedent to such borrowing has not been met and that such Banks, therefore, have elected to stop such funding, Agent shall not make such borrowing available to Company.

   2.4   REPAYMENT OF WORKING CAPITAL LOANS.


         On the Working Capital Loan Maturity Date, the aggregate principal amount of the Working Capital Loans then outstanding shall be repaid (together with all accrued and unpaid interest and fees then accrued thereon) without demand. Anything herein to the contrary notwithstanding, any and all repayments or prepayments of the Loans (irrespective of whether made by or on behalf of Company, from Collections received, or from the proceeds of the sale or other disposition of Collateral, or otherwise) shall be applied, first, to outstanding Reducing Revolving Loans until the Reducing Revolving Facility Usage equals zero and, then, to outstanding Working Capital Loans.

   2.5   USE OF PROCEEDS OF WORKING CAPITAL LOANS.

         The proceeds of the Working Capital Loans shall be used by Company or its Subsidiaries, consistent with the terms and conditions. hereof, only for lawful and permitted corporate purposes relating to Company's domestic businesses as described in the Business Plan.

   2.6   REDUCING REVOLVING LOANS.

         Subject to the terms and conditions hereof, each Bank having a Reducing Revolving Loan Commitment severally agrees to make reducing revolving loans ("Reducing Revolving Loans") to Company from time to time during the Reducing Revolving Loan Commitment Period; provided that the aggregate outstanding principal balances of the Reducing Revolving Loans made by each such Bank shall not exceed an amount which is equal to the Reducing Revolving Loan Commitment of such Bank set forth on Schedule 2.6, as reduced by any ratable reductions of the Reducing Revolving Loan Commitment of such Bank pursuant to Sections 2.11 and
2.13. Subject to the terms and conditions hereof, amounts prepaid or repaid on account of the Reducing Revolving Loans may be reborrowed during the Reducing Revolving Loan Commitment Period. All Reducing Revolving Loans shall be made by Banks simultaneously, it being understood that no Bank shall be responsible for any default by any other Bank in the other Bank's obligations to make Reducing Revolving Loans

                                       30.

hereunder nor shall the Reducing Revolving Loan Commitment of any Bank be increased as a result of the default by any other Bank in that Bank's obligation to make Reducing Revolving Loans hereunder. The default by any Bank in its obligations to make Reducing Revolving Loans shall not excuse any other Bank from its obligations to make Reducing Revolving Loans.

         Anything herein to the contrary notwithstanding, the extensions of credit under the Reducing Revolving Loan Commitments shall be subject to the following limitations:

         (a) in no event shall the outstanding balance of all Reducing Revolving Loans at any time exceed the Reducing Revolving Loan Commitments then in effect;

         (b) in no event shall Total Usage at any time exceed the Borrowing Base; and

         (c) in no event shall any Reducing Revolving Loan be made at any time, and to the extent, that Working Capital Facility Availability exists.

   2.7   REDUCING REVOLVING NOTES.

         The Reducing Revolving Loans made by each Bank shall be evidenced by a promissory note of Company, substantially in the form of Exhibit 2.7 with appropriate insertions as to payee, date and principal amount (a "Reducing Revolving Note"), payable to the order of such Bank, in each case in the face amount of the Reducing Revolving Loan Commitment of each Bank. Each Bank is hereby authorized to record the date and amount of each Reducing Revolving Loan made by such Bank and the date and amount of each payment or prepayment of principal thereof or of an advance of a Reducing Revolving Loan on the schedule annexed to and constituting a part of its Reducing Revolving Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Reducing Revolving Note shall (a) be dated the Effective Date, (b) be stated to mature as provided in Section 2.4 and (c) provide for the computation and payment of interest in accordance with Sections
2.14 and 2.16.

   2.8   PROCEDURE FOR REDUCING REVOLVING LOAN BORROWING.

         Company may borrow under the Reducing Revolving Loan Commitments during the Reducing Revolving Loan Commitment Period on any Business Day in amounts not less than $1,000,000 subject to the conditions set forth in this Agreement; provided that Company shall give Agent irrevocable notice (which notice must be received by Agent prior to 11:00 a.m., California time 5 Business Days prior to the requested Reducing Revolving Loan Borrowing Date), specifying (a) the amount to be borrowed and (b) the requested Reducing Revolving Loan Borrowing Date. Upon receipt of any such notice from Company, Agent shall promptly (and in any event on the same Business Day) notify each Bank having a Reducing Revolving Loan Commitment thereof. Each notice of a request for borrowing by Company shall be accompanied by a certificate of a Responsible Officer of Company (a) indicating that the amount of cash or Cash Equivalents available to Company (including cash available to Company from any Subsidiary but not including any cash in the Claims

                                       31.

Disbursement Account or Reserve Accounts or any account set forth on Schedule 7.17) will be less than or equal to $5,000,000 after giving effect to the requested borrowing and the payments to be made by Company (whether by check or otherwise) on the Reducing Revolving Loan Borrowing Date, (b) representing and warranting that the purpose for which the requested borrowing is to be used is permitted by, and is in accordance with, the terms and conditions of this Agreement, and (c) representing and warranting as to compliance with the limitations set forth in clauses (a), (b), and (c) of Section 2.6. Each Bank having a Reducing Revolving Loan Commitment shall make the amount of its Pro Rata Share of each borrowing available to Agent for the account of Company at the office of Agent specified on the signature pages hereof prior to 10:00 a.m., California time, on the Reducing Revolving Loan Borrowing Date requested by Company in funds immediately available to Agent. Such borrowing will then be made available to Company by Agent crediting the Company Operating Account (or such other deposit account as Company may designate from time to time) with the aggregate of the amounts made available to Agent by Banks and in like funds as received by Agent; provided, however, if, following Agent's receipt of funds for such borrowing from Banks, but prior to 11:00 a.m., California time, on such Reducing Revolving Loan Borrowing Date, Agent shall have received written notice from Banks having 50% or greater of the total Reducing Revolving Loan Commitments that any condition precedent to such borrowing has not been met and that such Banks, therefore, have elected to stop such funding, Agent shall not make such borrowing available to Company.

   2.9   REPAYMENT OF REDUCING REVOLVING LOANS.

         To the extent that the Reducing Revolving Facility Usage at the time of any reduction of the Reducing Revolving Loan Commitments hereunder exceeds the Reducing Revolving Loan Commitments as so reduced, the Reducing Revolving Loans shall be repaid in the amount of any such excess in accordance with Section 2.
11. On the Reducing Revolving Loan Maturity Date, the aggregate principal amount of the Reducing Revolving Loans then outstanding shall be repaid (together with all accrued and unpaid interest and fees then accrued thereon) without demand.

   2.10  USE OF PROCEEDS OF REDUCING REVOLVING LOANS.

         The proceeds of the Reducing Revolving Loans shall be used by Company or its Subsidiaries for the following purposes only: (a) on the Effective Date, to finance a portion of the Recapitalization Transactions (as described in, and only to the extent set forth in, such definition); and (b) thereafter, to complete the repayment in full of Company's outstanding Public Debt Securities that are due and payable in 1996, to the extent that Net Cash Proceeds from sales of assets permitted hereunder are not sufficient to pay the same (collectively, the "Reducing Revolving Loan Designated Purposes"); provided, however, that Reducing Revolving Loans may be used also for lawful and permitted corporate purposes relating to Company's domestic businesses as described in the Business Plan solely to the extent that all Working Capital Loans and all Reducing Revolving Loans outstanding that are used for such corporate purposes (but not for the Reducing Revolving Loan Designated Purposes) do not exceed the Working Capital Loan Commitments.


                                       32.

         2.11 MANDATORY PREPAYMENTS OF LOANS AND REDUCTION OF REDUCING REVOLVING LOAN COMMITMENTS.

               (A) MANDATORY PREPAYMENTS OF LOANS. Company shall make the following mandatory prepayments of the Loans:

                         (i) If, at any time, the Working Capital Facility Usage exceeds the lower of (y) the Adjusted Borrowing Base Amount, u the Reducing Revolving Facility Usage, u the aggregate outstanding balance of all Secured Floating Rate Notes, and (z) the Working Capital Loan Commitments then in effect, Company shall immediately repay the Working Capital Loans in an amount equal to such excess.

                         (ii) If at any time, the Reducing Revolving Facility Usage exceeds the lower of (y) the Adjusted Borrowing Base Amount, less the Working Capital Facility Usage, less the aggregate outstanding balance of all Secured Floating Rate Notes, and (z) the Reducing Revolving Loan Commitments then in effect, Company shall immediately repay the Reducing Revolving Loans in an amount equal to such excess.

                         (iii) If at any time, the amount of cash or Cash Equivalents held by Company and its Subsidiaries exceeds $5,000,000 (less any checks outstanding to the extent such checks have been written to pay current expenses and not to prepay expenses except for expenses to be incurred in the immediately subsequent three-month period and consistent with past practices), Company shall repay outstanding Loans in an amount equal to the excess.

               (B) MANDATORY REDUCTIONS OF REDUCING REVOLVING LOAN COMMITMENTS. The Reducing Revolving Loan Commitments automatically and ratably shall be permanently reduced: (i) on June 30, 1997, to an amount equal to two-thirds (2/3) of the Activated Amount; (ii) on December 31, 1997, to an amount equal to one-third (1/3) of the Activated Amount; and (iii) on the Reducing Revolving Loan Maturity Date, to zero.

               (C) APPLICATION OF MANDATORY PREPAYMENTS. All prepayments shall include payment of accrued interest on the principal amount prepaid and shall be applied to the payment of interest and fees then due with respect to the Loans prepaid before application to principal.

         2.12 OPTIONAL PREPAYMENTS OF WORKING CAPITAL LOANS; NO OPTIONAL REDUCTIONS OF WORKING CAPITAL LOAN COMMITMENTS.

               A) OPTIONAL PREPAYMENTS OF WORKING CAPITAL LOANS. Company may at any time and from time to time, so long as no Reducing Revolving Loan are then outstanding, prepay the Working Capital Loans, in whole or in part, without premium or penalty, upon at least one Business Day irrevocable notice to Agent, specifying the date and amount of prepayment. Upon receipt of any such notice Agent shall promptly (and in any event on the same Business Day) notify each Bank having Working Capital Loan Commitments thereof. If any such notice is given, the amount specified

                                       33.

in such notice shall be due and payable on the date specified therein, together with accrued interest and fees to such date on the amount prepaid. Partial optional prepayments shall be in an aggregate principal amount of at least $500,000. Optional prepayments made pursuant to this Section shall be applied first to accrued and unpaid interest and fees due on or in connection with the Working Capital Loans and second to repayment of the principal of the Working Capital Loans.

               (B) NO OPTIONAL REDUCTION OF WORKING CAPITAL LOAN COMMITMENTS. Company shall not have the right to reduce the amount of the Working Capital Loan Commitments.

         2.13 OPTIONAL PREPAYMENTS OF REDUCING REVOLVING LOANS AND OPTIONAL TERMINATION OR REDUCTIONS OF REDUCING REVOLVING LOAN COMMITMENTS.

               (A) OPTIONAL PREPAYMENTS OF REDUCING REVOLVING LOANS. Company may at any time and from time to time prepay the Reducing Revolving Loans, in whole or in part, without premium or penalty, upon at least one Business Day irrevocable notice to Agent, specifying the date and amount of prepayment. Upon receipt of any such notice Agent shall promptly (and in any event on the same Business Day) notify each Bank having Reducing Revolving Loan Commitments thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest and fees to such date on the amount prepaid. Partial optional prepayments shall be in an aggregate principal amount of at least $500,000. Optional prepayments made pursuant to this Section shall be applied first to accrued and unpaid interest and fees due on or in connection with the Reducing Revolving Loans and second to repayment of the principal of the Reducing Revolving Loans.

               (B) OPTIONAL TERMINATION OR REDUCTION OF REDUCING REVOLVING LOAN COMMITMENT'S. Company shall have the right, upon not less than five Business Days notice to Agent and Banks having Reducing Revolving Loan Commitments, to terminate the Reducing Revolving Loan Commitments or, from time to time, to reduce the amount of the Reducing Revolving Loan Commitments; provided that upon such termination or reduction of the Reducing Revolving Loan Commitments, Company shall prepay the amount of the Reducing Revolving Loans in an amount equal to the excess, if any, of the Reducing Revolving Facility Usage over the reduced Reducing Revolving Loan Commitments. Any such reduction shall be in an amount of $500,000, or a whole multiple thereof, and shall reduce permanently the amount of the Reducing Revolving Loan Commitments then in effect.

         2.14  INTEREST RATES AND PAYMENT DATES.

               (A) RATE OF INTEREST. Each Loan shall bear interest at a rate per annum equal to the Reference Rate plus the Applicable Margin.

               (B) DEFAULT RATE. All Obligations (other than Letters of Credit) shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to the rate that would otherwise be applicable to such Obligations pursuant to paragraph (a)

                                       34.

or (d), as applicable, of this Section plus four (4.0) percentage points (the "Default Rate"), in each case from the date of such Event of Default until such Event of Default is cured or waived in writing. From and after the occurrence and during the continuance of an Event of Default, the fee provided in Section 2.21(d)(i)(y) in respect of Letters of Credit shall be increased by four (4.0) percentage points until such Event of Default is cured or waived in writing.

         (C) INTEREST PAYMENT DATES. Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (b) of this Section also shall be payable on demand.

         (D) MINIMUM INTEREST RATE. (i) In no event shall the rate of interest chargeable hereunder in respect of Working Capital Loans be less than eight percent (8.0%) per annum. To the extent that interest accrued hereunder in respect of Working Capital Loans at the rate set forth in paragraph (a) above is less than the foregoing minimum rate, the interest rate chargeable hereunder in respect of Working Capital Loans for the month in question automatically shall be deemed increased to such minimum rate of interest.

               (ii) In no event shall the rate of interest chargeable hereunder in respect of Reducing Revolving Loans be less than ten percent (10.0%) per annum. To the extent that interest accrued hereunder in respect of Reducing Revolving Loans at the rate set forth in paragraph (a) above is less than the foregoing minimum rate, the interest rate chargeable hereunder in respect of Reducing Revolving Loans for the month in question automatically shall he deemed increased to such minimum rate of interest.

   2.15  FEES.

         (A) UNUSED LINE FEES. Company shall pay to Agent for the ratable benefit of the Banks unused line fees on the last day of each month and during the term of this Agreement, in arrears, in an amount equal to: (i) with respect to the Working Capital Loan Commitments, one-half of one percent per annum times the Average Unused Portion of the Working Capital Loan Commitments; and (ii) with respect to the Reducing Revolving Loan Commitments, commencing with the making of the initial Reducing Revolving Loan, one-half of one percent per annum times the Average Unused Portion of the Reducing Revolving Loan Commitments.

         (B) ACTIVATION FEES. Up to December 31, 1996, Company shall pay to Agent for the ratable benefit of the Banks, concurrently with the delivery of the initial Activation Notice on the Effective Date and the delivery of each subsequent Activation Notice designating a new Activated Amount greater than the previous Activated Amount, a fee (an "Activation Fee") in an amount equal to one and one-half percent times the Activated Amount (or, if less, the increase in the Activated Amount from the previous Activated Amount); provided, however, that the total of all Activation Fees shall not exceed $375,000.

         (c)   [intentionally omitted]

                                       35.

         (D) FINANCIAL EXAMINATION FEES. Company shall pay to Agent: (i) a fee of Six Hundred Fifty Dollars ($650) per day per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination of Company or its Subsidiaries performed by Agent or Banks or their agents: (ii) a fee of Seven Hundred Fifty Dollars ($750) per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by Agent or Banks or their agents; (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more non-Affiliates to perform such financial analyses and examinations (i.e., audits) of Company or to appraise the Collateral; and (iv) for the sole and separate account of Agent, on each anniversary of the Effective Date, a fee of One Thousand Dollars ($1,000) per year for Agent's loan documentation review.

         (E) SERVICING FEE. Company shall pay to Agent for the sole and separate account of Agent, on the first day of each month and during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee, in arrears, in an amount equal to Five Thousand Dollars ($5,000) per month; provided, however, that so long as any Indebtedness of Company is outstanding under the Secured Floating Rate Notes, the servicing fee payable by Company to Agent shall equal Fifteen Thousand Dollars ($15,000) per month.

    2.16 COMPUTATION OF INTEREST AND FEES.

         (a) Interest on Loans and fees shall be calculated on the basis of a 360-day year and the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Reference Rate shall become effective as of the opening of business on the day on which such change in the Reference Rate is announced. Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on Company and Banks in the absence of manifest error.

         (b) Company hereby authorizes Agent, at its option, without prior notice to Company, to charge all interest, fees, costs, expenses (as and when incurred), and all other payments due under this Agreement or any other Loan Document to Company's loan account, which amounts thereafter shall accrue interest at the rate then applicable hereunder.

    2.17 PRO RATA TREATMENT AND PAYMENTS.

         (A) APPORTIONMENT OF PAYMENTS. Each borrowing by Company from Banks hereunder, each payment by Company on account of any fee hereunder and each reduction of the Working Capital Loan Commitments or the Reducing Revolving Loan Commitments, as the case may be, shall be made pro rata according to the respective Working Capital Loan Commitments or the respective Reducing Revolving Loan Commitments, as the case may be, of Banks. Each payment (including each prepayment) by Company on account of principal of and interest on the Loans shall be made pro rata according to the effective outstanding principal amounts of the Loans then held by Banks. All payments (including prepayments) to be made by Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or

                                       36.

counterclaim and shall be made prior to 9:00 a.m., California time, on the due date thereof, to Agent, for the account of Banks in accordance with their interests, at Agent's office specified on the appropriate signature page hereof, in Dollars and in immediately available funds. Agent shall distribute such payments to Banks in accordance with their pro rata interests promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (B) PAYMENTS BY BANKS. Unless Agent shall have been notified in writing by any Bank having a Commitment prior to a Loan Borrowing Date that such Bank will not make the amount that would constitute its Pro Rata Share of the Working Capital Loan borrowing or Reducing Revolving Loan borrowing, as the case may be, on such date available to Agent, Agent may assume that such Bank has made such amount available to Agent on such Loan Borrowing Date, and Agent may, it its sole discretion, but shall not be obligated to, in reliance upon such assumption, to make available to Company a corresponding amount. If such corresponding amount is not made available to Agent on the Loan Borrowing Date, Agent shall be entitled to recover such corresponding amount from such Bank, together with interest thereon, for each day from such Loan Borrowing Date until the date such amount is paid to Agent, at the customary rate set by Agent for correction of errors among banks for three Business Days and thereafter at the Reference Rate. A certificate of Agent submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Bank does not pay such corresponding amount to Agent forthwith upon demand, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent with interest thereon, for each day from the Loan Borrowing Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Working Capital Loans or Reducing Revolving Loans, as the case may be.

    2.18 REQUIREMENTS OF LAW.

         If any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to Company (with a copy to Agent) of a written request therefor, Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. The agreements in this Section shall survive the payment of the Notes and all other amounts due hereunder.


                                       37.

    2.19 TAXES.

         (A) PAYMENTS TO BE FREE AND CLEAR; GROSS-UP. All payments made by Company under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, (i) in the case of Agent and each Bank, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and Agent or such Bank (excluding a connection arising solely from Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any other Loan Document) or any political subdivision or taxing authority thereof or therein and (ii) in the case of each Bank organized under the laws of a jurisdiction outside the United States, United States federal withholding tax payable with respect to payments by Company that would not have been imposed had such Bank, to the extent then required thereunder, delivered to Company and Agent the forms prescribed by Section 2.19(b) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required by law to be withheld from any amounts payable to Agent or any Bank hereunder or under the Notes, the amounts so payable to Agent or such Bank shall be increased to the extent necessary to yield to Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. If Company fails to pay any Taxes when due to the appropriate taxing authority, Company shall indemnify Agent and Banks for any incremental taxes, interest or penalties that may become payable by Agent or any Bank as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (B) TAX CERTIFICATES. Each Bank that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to Company and Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to Company and Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Company, and such extensions or renewals thereof as may reasonably be requested by Company or Agent, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises Company and Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in

                                       38.

the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

    2.20 [INTENTIONALLY OMITTED].

    2.21 ISSUANCE OF LETTERS OF CREDIT AND BANKS' PURCHASE OF PARTICIPATIONS THEREIN.

         (A) LETTERS OF CREDIT. In addition to Company requesting that Banks make Working Capital Loans pursuant to Section 2.1, Company may request, in accordance with the provisions of this Section 2.21, from time to time during the period from the Effective Date to but excluding the Working Capital Loan Maturity Date, that Issuing Bank issue Letters of Credit for the account of Company for the purposes specified in the definition of Standby Letters of Credit. On the Effective Date, any and all Letters of Credit set forth on Schedule L-1 shall be deemed issued under this Section 2.21(a). Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, Issuing Bank shall issue Letters of Credit in accordance with the provisions of this Section 2.21; provided that Company shall not request that Issuing Bank to issue (and Issuing Bank shall not issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Working Capital Facility Usage would exceed the Working Capital Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

                  (iii) any Letter of Credit having an expiration date later than the earlier of (a) the Working Capital Loan Maturity Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Bank elects not to extend for any such additional period; provided further that Issuing Bank shall deliver a written notice to Agent setting forth the last day on which Issuing Bank may give notice that it will not extend such Letter of Credit (the "Notification Date" with respect to such Letter of Credit) at least ten Business Days prior to such Notification Date; and provided, further that, unless Required Banks otherwise consent, Issuing Bank shall give notice that it will not extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date; or

                  (iv) any Letter of Credit denominated in a currency other than Dollars.

         (B)      MECHANICS OF ISSUANCE.

                  (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Issuing Bank (with a copy to Agent if Agent is not Issuing Bank)

                                       39.

         a Notice of Issuance of Letter of Credit no later than 10:00 a.m. (California time) at least four Business Days or in such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit,
         (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary, and (v) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit would require the Issuing Bank to make payment under the Letter of Credit; provided that Issuing Bank in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates, including that such Letter of Credit be governed by the Uniform Customs and Practices publication number 500; and provided further that no Letter of Credit shall require payment against a conforming draft to be made earlier than the third Business Day after such draft is presented.

                           Company shall notify Issuing Bank (and Agent, if Agent is not such Issuing Bank) prior to the issuance of any Letter of Credit if any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have recertified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

                           (ii) Notification to Banks. Promptly after receipt of a Notice of Issuance of Letter of Credit (i) Agent shall notify each Bank of the proposed issuance of such Letter of Credit and the amount of such Bank's respective participation therein, determined in accordance with Section 2.21(c) and (ii) Agent shall deliver to each other Bank a copy of such Notice of Issuance of Letter of Credit.

                           (iii)Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with Section 10.1) of the conditions set forth in Section 5.2, Issuing Bank shall issue the requested Letter of Credit in accordance with the Issuing Bank's standard operating procedures, and upon its issuance of such Letter of Credit Issuing Bank shall promptly notify Agent and each Bank of such issuance, which notice shall be accompanied by a copy of such Letter of Credit.

                           (iv) Reports to Banks. Within 15 days after the end of each calendar quarter ending after the Effective Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, Issuing Bank shall deliver to each other Bank a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit issued by Issuing Bank that were outstanding during such calendar quarter.

                                       40.

                  (C) BANKS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby agrees to, have irrevocably purchased from Issuing Bank a participation in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

                  (D) LETTER OF CREDIT FEES. Company agrees to pay the following amounts to Issuing Bank or Agent, as the case may be, with respect to Letters of Credit issued by it:

                           (i) with respect to each Letter of Credit, (y) a letter of credit fee to Agent equal to 1.25% per annum of the average daily maximum amount available to be drawn under such Letter of Credit, in each case payable in arrears on and through the last day of each month and (z) to the extent Agent causes a third party to become Issuing Bank, any and all service charges, commissions, fees and costs to Agent in connection with the issuance by such Issuing Bank of such Letter of Credit;

                           (ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges in accordance with Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

         Promptly upon receipt by Issuing Bank of any amount described in clause
         (i)(y) of this Section 2.21(d), Issuing Bank shall distribute to each other Bank its Pro Rata Share of such amount.

                  (E) DRAWINGS AND REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                           (i) Responsibility of Issuing Bank With Respect to Requests For Drawings. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                           (ii) Reimbursement by Company of Amounts Drawn Under Letters of Credit. If Issuing Bank has determined to honor a request for drawing under a Letter of Credit issued by it, Issuing Bank shall immediately notify Company and Agent, and Company shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (y) unless Company shall have notified Agent and Issuing Bank (if Agent is not Issuing Bank) prior to 10:00 a.m. (California time) on the date of such

                                       41.

         drawing that Company intends to reimburse Issuing Bank for the amount of such drawing with funds other than the proceeds of Working Capital Loans, Company shall be deemed to have given a timely notice of borrowing to Agent requesting Banks to make Working Capital Loans on the Reimbursement Date in an amount equal to the amount of such drawing, and (z) subject to satisfaction or waiver of the conditions specified in Section 5.2, Banks shall, on the Reimbursement Date, make Working Capital Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse Issuing Bank for the amount of such drawing; and provided, further that if for any reason proceeds of Working Capital Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such drawing, Company shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Working Capital Loans, if any, which are so received. Nothing in this Section 2.21(e) shall be deemed to relieve any Bank from its obligation to make Working Capital Loans on the terms and conditions set forth in this Agreement.

                  (F) PAYMENT BY BANKS OF UNREIMBURSED DRAWINGS UNDER LETTERS OF CREDIT.

                           (i) Payment by Banks. If Company shall fail for any reason to reimburse Issuing Bank as provided in Section 2.21(e) in an amount equal to the amount of any drawing honored by Issuing Bank under a Letter of Credit, Issuing Bank shall promptly notify each other Bank of the unreimbursed amount of such drawing and of such other Bank's respective participation therein based on such Bank's Pro Rata Share. Each Bank shall make available to Issuing Bank an amount equal to its respective participation, in same day funds, at the office of Issuing Bank specified in such notice, not later than 11:00 a.m. (California time) on the first Business Day after the date notified by Issuing Bank or Agent. If any Bank fails to make available to Issuing Bank on such Business Day the amount of such Bank's participation in such Letter of Credit as provided in this Section 2.21(f), Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at the rate customarily used by Issuing Bank for the correction of errors among banks for three Business Days and thereafter at the Reference Rate. Nothing in this Section 2.21(f) shall be deemed to prejudice the right of any Bank to recover from Issuing Bank any amounts made available by such Bank to Issuing Bank pursuant to this
         Section 2.21(f) if it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Bank in respect of which payment was made by such Bank constituted gross negligence or willful misconduct on the part of Issuing Bank.

                           (ii) Distribution to Banks of Reimbursements Received From Company. If Issuing Bank shall have been reimbursed by other Banks pursuant to Section 2.21(f) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit issued by it, Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under Section 2.21(f) with respect to such drawing such other Bank's Pro Rata Share of all payments subsequently received by Issuing Bank from Company in reimbursement of such drawing when such payments are received. Any such distribution shall be made to a Bank at

                                       42.

         its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Bank may request.

                  (G)      INTEREST ON AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

                           (i) Payment of Interest by Company. Company agrees to pay to Issuing Bank, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by Issuing Bank in respect of each such drawing from the date of such drawing to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Working Capital Loans pursuant to Section 2.21(e)(ii)) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Working Capital Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Working Capital Loans. Interest payable pursuant to this Section 2.21(g) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                           (ii) Distribution of Interest Payments by Issuing Bank. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.21(g)(i), (y) Issuing Bank shall distribute to each other Bank, out of the interest received by Issuing Bank in respect of the period from the date of the applicable drawing under a Letter of Credit issued by Issuing Bank to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Working Capital Loans pursuant to Section 2.21(e)(ii), the amount that such other Bank would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to Section 2.21(d)(i)(z) if no drawing had been made under such Letter of Credit, and (z) if Issuing Bank shall have been reimbursed by other Banks pursuant to Section 2.21(f) for all or any portion of such drawing, Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under
         Section 2.21(f) with respect to such drawing such other Bank's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such drawing so reimbursed by other Banks for the period from the date on which Issuing Bank was so reimbursed by other Banks to and including the date on which such portion of such drawing is reimbursed by Company. Any such distribution shall be made to a Bank at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Bank may request.

                  (H) OBLIGATIONS ABSOLUTE. The obligation of Company to reimburse Issuing Bank for drawings made under the Letters of Credit issued by it and to repay any Working Capital Loans made by Banks pursuant to Section 2.21(e) and the obligations of Banks under Section 2.21(f) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                                       43.

                         (i) any lack of validity or enforceability of any Letter of Credit;

                         (ii) the existence of any claim, set-off, defense or other right which Company or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank or other Bank or any other Person or, in the case of a Bank, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                         (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (iv) payment by Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit:

                         (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                         (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                         (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                         (viii) the fact that an Event of Default or a Default shall have occurred and be continuing;

provided, in each case, that payment by Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

                  (I) INDEMNIFICATION; NATURE OF ISSUING BANKS' DUTIES. In addition to other amounts payable as provided in this Section 2.21, Company hereby agrees to protect, indemnify, pay and save harmless Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Bank, other than as a result of (x) the gross negligence or willful misconduct of Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (y) subject to the following clause (ii), the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued

                                       44.

by it or (ii) the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  (J) NATURE OF ISSUING BANKS' DUTIES. As between Company and Issuing Bank, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this Section 2.21(j), any action taken or omitted by Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Bank under any resulting liability to Company.

                  Anything to the contrary contained in this Section 2.21(j) notwithstanding, Company shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank, as determined by a final judgment of a court of competent jurisdiction.

                  (K) INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT. If Issuing Bank or any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Bank or any Bank with any guideline, request or directive issued or made after

                                       45.

the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                           (i) subjects Issuing Bank or any Bank (or its applicable lending or letter of credit office) to any additional tax (other than any tax on the overall net income of Issuing Bank or Bank) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 2.21, whether directly or by such being imposed on or suffered by Issuing Bank;

                           (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Issuing Bank or participations therein purchased by any Bank; or

                           (iii)imposes any other condition on or affecting Issuing Bank or any Bank (or its applicable lending or letter of credit office) regarding this Section 2.21 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to Issuing Bank or any Bank of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by Issuing Bank or Bank (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to Issuing Bank or any such Bank, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate Issuing Bank or such Bank for any such increased cost or reduction in amounts received or receivable hereunder. Issuing Bank or any such Bank shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Issuing Bank or such Bank under this Section 2.21(k), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  (L)      L/C GUARANTEES.

                           (i) Company expressly understands and agrees that Issuing Bank shall have no obligation to arrange for the issuance by other issuing banks of the letters of credit that are to be the subject of L/C Guarantees.

                           (ii) Company agrees to be bound by the other issuing bank' s regulations and interpretations of any letters of credit guarantied by Issuing Bank pursuant to an LIC Guarantee and opened to or for Company's account or by Issuing Bank's interpretations of any letter of credit issued by Issuing Bank to or for Company's account, even though this interpretation may be different from Company's own, and Company understands and agrees that Issuing Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Company's instructions or those contained in the Letter of Credit

                                       46.

         or any modifications, amendments, or supplements thereto. Company understands that the L/C Guarantees may require Issuing Bank to indemnify the other issuing bank for certain costs or liabilities arising out of claims by Company against such other issuing bank. Company hereby agrees to indemnify, save, defend, and hold Issuing Bank harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Issuing Bank under any L/C Guaranty as a result of Issuing Bank's indemnification of any such other issuing bank.

                           (iii) Company hereby authorizes and directs any other bank that issues a letter of credit guaranteed by Issuing Bank to deliver to Issuing Bank all instruments, documents, and other writings and property received by the other issuing bank pursuant to such letter of credit, and to accept and rely upon Issuing Bank's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Company may or may not be the "applicant" or "account party" with respect to such letter of credit.

                           (iv) Any and all charges, commissions, fees, and costs incurred by Issuing Bank relating to the letters of credit guaranteed by Issuing Bank shall be considered Obligations for purposes of this Agreement and immediately shall be reimbursable by Company to Issuing Bank.

         2.22 EARLY TERMINATION BY COMPANY. Anything herein to the contrary notwithstanding, Company has the option, at any time upon 30 days prior written notice to Agent, to terminate this Agreement and all, but not less than all, of the Commitments by paying to Agent, in cash, the Obligations (including an amount equal to the full amount of the Letter of Credit Usage); provided, however, that as a condition to the effectiveness of Company's exercise of such option, all Indebtedness of the Company outstanding under the Secured Floating Rate Notes shall have been previously or concurrently paid in full in cash.


                                    SECTION 3
                                   COLLATERAL

         3.1 LIENS IN SUBSIDIARY STOCK, CONTRACT RECEIVABLES, REAL PROPERTY AND PERSONAL PROPERTY.

                  To secure the prompt payment to Banks of the Secured Debt, including the Loans, together with all costs, expenses and fees payable by Company hereunder, Company has granted, and caused each Subsidiary to grant, to Collateral Agent, for the benefit of Banks, a continuing Lien in and to all of the following property and interests in property of Company and the Subsidiaries, except the Excluded Property, whether now owned or existing or hereafter acquired or arising, or in which Company and Subsidiaries now or hereafter have any rights, and wherever located, and all proceeds thereof ("Collateral"):

                                       47.

                  (a)      the Subsidiary Stock;

                  (b)      the Homesite Contracts Receivable;

                  (c)      the Commercial Receivables;

                  (d)      the Real Property; and

                  (e)      the Personal Property.

At such times as any Excluded Property is freed of contractual or legal restrictions against becoming subject to a Lien to secure the Secured Debt and upon the distribution of any Trust Property to Company or a Subsidiary, such property shall, automatically, become subject to the Liens created by the Security Documents, and Company shall notify Agent in writing of such event and take such further actions as may be required by Agent and/or Collateral Agent to evidence and perfect such Liens; provided that, in no event, shall a Lien be granted on any assets required to be placed in a Reserve Account pursuant to the Reorganization Plan or the Homesite Program.

         3.2      SECURITY DOCUMENTS.

                  To evidence and perfect the Liens of Collateral Agent and Agent in the Collateral in accordance with applicable law, Company has executed and delivered and will execute and deliver and has caused the Subsidiaries to execute and deliver and will cause the Subsidiaries to execute and deliver to Collateral Agent the Security Documents, which Security Documents have been or will be filed and recorded, and Company has delivered and will deliver and has caused the Subsidiaries to deliver and will cause the Subsidiaries to deliver to Collateral Agent any Collateral if the perfection of a Lien against such Collateral requires possession thereof for purposes of perfecting such Liens, all at the cost and expense of Company. Specifically, but without limiting the generality of the foregoing, Company has or will, and has caused or will cause the Subsidiaries to. do the following:

                  (A) STOCK PLEDGE. To evidence and perfect the Liens of Collateral Agent in the Subsidiary Stock, Company and the Subsidiaries owning other Subsidiaries, Excluded Subsidiaries, or Unrestricted Subsidiaries have executed and delivered the Stock Pledge Agreement and have executed and delivered and will execute and deliver related undated stock powers executed in blank and have delivered and will deliver the original certificates representing the Subsidiary Stock to Collateral Agent and have caused and will cause all issuers of Subsidiary Stock to execute and deliver pledge acknowledgments pursuant to the Stock Pledge Agreement.

                  (B) HOMESITE CONTRACTS RECEIVABLES AND COMMERCIAL RECEIVABLES. To evidence and perfect the Liens of Collateral Agent in the Homesite Contracts Receivable and Commercial Receivables, Company and Subsidiaries have executed and delivered, and will execute and deliver, to Collateral Agent the Security Agreements, together with related financing statements, which have been or will be filed and recorded in accordance with applicable law, and Company and

                                       48.

Subsidiaries have duly endorsed, and will duly endorse, any and all promissory notes included in the Homesite Contracts Receivable and Commercial Receivables to the order of Collateral Agent and have delivered, and will deliver, such promissory notes and the related mortgages or deeds of trust to Collateral Agent or its designee, and have executed and delivered, and will deliver, assignments of promissory notes and mortgages or deeds of trust, filed and recorded in accordance with applicable law, and, as to Commercial Receivables acquired following the Original Effective Date, accompanied by ALTA title insurance policies naming Collateral Agent as the insured mortgagee thereunder.

                  (C) REAL PROPERTY. To evidence and perfect the liens of Collateral Agent in the Real Property, Company and Subsidiaries have executed and delivered, and will execute and deliver, to Collateral Agent the Mortgages and Deeds of Trust and related financing statements encumbering such Real Property, which have been or will be filed and recorded in accordance with applicable law, accompanied by ALTA title insurance policies (if required) insuring Collateral Agent's Lien represented thereby, and, if requested by Agent, surveys of such Real Property.

                  (D) JOINT VENTURE PLEDGE. To evidence and perfect the Liens of Collateral Agent in the interests of the Venture Subsidiaries in the Joint Ventures, Company has caused, and will cause, the Venture Subsidiaries to execute and deliver the Joint Venture Pledge Agreement and all requisite consents in respect of such Liens.

                  (E) PERSONAL PROPERTY. To evidence and perfect the Liens of Collateral Agent or Agent in the Personal Property, Company and Subsidiaries have executed and delivered, and will execute and deliver, to Collateral Agent the Security Agreements, together with related financing statements, which have been or will be filed and recorded in accordance with applicable law. To the extent that the Personal Property comprised Investments or Bank Accounts, Company and Subsidiaries shall take the following actions:

                      (i) with respect to any Investment or Bank Account which is or becomes evidenced by an agreement, instrument, certificate or document, including promissory notes, stock certificates, bonds, debentures, securities and certificates of deposit, Company shall deliver, or shall cause such Subsidiary to deliver, the original thereof to Collateral Agent, together with appropriate assignments and endorsements or other specific evidence of assignment thereof to Collateral Agent, in form and substance acceptable to Collateral Agent;

                      (ii) with respect to any Investment or Bank Account which is not certificated or otherwise evidence as described in clause
         (i) above, including uncertificated securities and depository and other accounts maintained with financial institutions and any other Persons, Company shall notify Agent thereof and take, or cause such Subsidiary to take, any and all steps which are required by Agent for purposes of perfecting Collateral Agent's Lien therein;

                      (iii) Company shall keep Agent and Banks informed of any and all Bank Accounts maintained by Company or any Subsidiary with any financial institution or other Person and, if requested by Agent or Required Banks, Company or such Subsidiary shall

                                       49.

         execute a cash collateral account agreement in form and substance satisfactory to Agent, pursuant to which the Lien of Collateral Agent in such Bank Accounts is perfected and preserved; and

                         iv) if deemed by Agent or Required Banks, in its or their sole discretion, to be necessary for purposes of perfecting the Lien of Collateral Agent in any Bank Account, Company shall transfer to and maintain in a cash collateral account and shall cause the Subsidiaries to transfer to and maintain in a cash collateral account, the funds in each such Bank Account and if deemed necessary by Agent shall cause such Subsidiary to become party to a cash collateral account agreement in form and substance reasonably satisfactory to Collateral Agent, pursuant to which the Lien of Collateral Agent in such Bank Account shall be perfected and preserved; provided, however, Company shall not be required to deposit the residual, remainder or beneficial interest of Company and its Subsidiaries in the Reserve Accounts, the Claims Disbursement Accounts and other escrow, restricted, custodial and fiduciary accounts until such time as all amounts required to be disbursed to the intended beneficiaries thereof have been disbursed and the residual and remainder is available to Company or any of its Subsidiaries for deposit in an unrestricted account.

                  (F) ADDITIONAL ACTS. Company shall, and shall cause the Subsidiaries to take all actions and execute all documents deemed necessary by Agent or Collateral Agent to ensure that upon the consummation of the transactions contemplated by the Purchase Agreement, Agent or Collateral Agent, for the benefits of Banks, shall have a first priority security interest in the Collateral granted by the Security Documents. In the event that the perfection or recordation of Collateral Agent's or Agent's Lien pursuant hereto upon any Collateral acquired hereafter by Company or any Subsidiary requires any additional act of possession or filing or recordation of any Security Document, Company shall notify Agent of the acquisition of such Collateral and at Agent's request Company shall execute and deliver and shall cause the Subsidiaries to execute and deliver such Security Documents for filing or recordation and deliver such items of Collateral as Agent and Collateral Agent may reasonably request for purposes thereof and Company shall pay the cost of any such Security Documents and the filing and recordation thereof. Without limiting the generality of the foregoing, Company agrees to, and to cause each Subsidiary (other than with respect to property required to be released pursuant to Section 3.5) to notify Agent upon the acquisition of any Real Property acquired after the date hereof, except as provided by Section 3.5, and upon request of Agent, to provide to Agent an appraisal and an environmental report (each in form and substance satisfactory to Agent) covering such property, and to cause such Real Property to be subjected to a first priority Mortgage or Deed of Trust in favor of Collateral Agent for the benefit of Banks. With respect to any such Mortgages or Deeds of Trust, Company or such Subsidiary shall deliver to Agent the following, all in form and substance satisfactory to Agent: (i) executed Mortgages or Deeds of Trust and financing statements encumbering such property and (ii) ALTA lenders' extended coverage policies of title insurance on such property, in liability, amount and form and issued by a title company satisfactory to Agent showing the Mortgage or Deed of Trust as a first lien upon the property, subject only to Liens permitted pursuant to Section 7.3 and such other exceptions as may be approved by

                                       50.

Agent in writing, together with endorsements reasonably required by Agent and affirmative assurances that the improvements are wholly located within the boundaries of the insured land.

         3.3      SECTION 365(J) PROPERTY.

                  Pursuant to the Reorganization Plan and the Confirmation Order, Company has designated certain property which comprises the Section 365(1) Property, which property had a value, as appraised pursuant to Company's land plan book dated May, 1991, no greater than 120% of the value of the Section 365(j) liens established pursuant to, and as defined in, the Reorganization Plan. The Liens granted to Collateral Agent pursuant hereto in the Section 365(j) Property shall be subordinate to such Section 365(j) liens and Collateral Agent shall not be permitted to exercise its rights or remedies of foreclosure against such property or exercise any other rights with respect to such property until such time as such Section 365(j) liens have been satisfied or have been transferred to other property acceptable to the Bankruptcy Court.

         3.4      [INTENTIONALLY OMITTED] .

         3.5      SUBORDINATIONS AND RELEASES OF MORTGAGE LIENS.

                  (a) [intentionally omitted]

                  (b) At such times as Liens are granted by Company or any Subsidiary, as permitted pursuant to Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom and provided Agent has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in Section 7.3(n) have been satisfied, Agent shall instruct Collateral Agent to and Collateral Agent shall execute documentation subordinating the Lien of the Mortgages to such Liens, in form and substance satisfactory to Collateral Agent, unless such Real Property qualifies for the release provisions set forth in Section 3.5(c), in which event the provisions of Section 3.5(c) shall apply.

                  (c) At such time as Liens are granted by any Subsidiary, as permitted by Section 7.3(n), so long as no Default or Event of Default has occurred and is continuing or would result therefrom and provided Agent has received a certificate of a Responsible Officer certifying and demonstrating that all of the conditions set forth in Section 7.3(n) have been satisfied, Agent shall instruct Collateral Agent to and Collateral Agent shall release the Lien of the Mortgages on any Subsidiary Property Under Development if (i) (x) such Real Property is financed under the acquisition and project financing provisions of Section 7.2(e) or (h) and (y) the terms of such financing prohibit subordinate Liens upon such Real Property or (ii) such Real Property is contributed by Company to a Subsidiary pursuant to Section 7.9(g). Company shall use reasonable efforts to cause any lender/seller providing the acquisition and/or project financing on Subsidiary Property Under Development to permit the subordination of Collateral Agent's Liens on such Subsidiary Property Under Development, and thereby to eliminate the need for Collateral Agent to release its Liens on such Subsidiary Property Under Development. In connection with the release of any Liens on

                                       51.

Subsidiary Property Under Development pursuant to this Section 3.5(c), upon the request of Company, Agent shall instruct Collateral Agent to, and Collateral Agent shall, release any Liens upon any Personal Property related to and used or held for the use on the Real Property being released; provided that Company provides a detailed list of such Personal Property to be released in form and substance satisfactory to Agent. If such lender/seller will permit such subordination, then, notwithstanding the foregoing provisions of this Section 3.5(c), Collateral Agent's Liens on such Subsidiary Property Under Development will not be released and will become subordinate Liens pursuant to documentation in form and substance satisfactory to Agent.

                  (d)      [intentionally omitted]

         3.6      GUARANTEES.

                  The payment and performance by Company of its obligations under this Agreement, including the repayment of all Obligations by Company, and any and all other liabilities of Company to Banks, Issuing Bank, Agent, and Collateral Agent whether now existing or hereafter created or acquired, shall be guaranteed by any and all Subsidiaries, which shall be evidenced by guarantees in the form of the Subsidiary Guarantees.

         3.7      [INTENTIONALLY OMITTED].


                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

                  To induce Banks to enter into this Agreement and to make the Loans and Issuing Bank to issue Letters of Credit, Company hereby represents and warrants to Agent and each Rank that

         4.1      FINANCIAL CONDITION.

                  (a) The consolidated balance sheets of Company and its consolidated Subsidiaries as at December 31, 1995 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have been or will be furnished to each Bank, fairly and accurately present the consolidated financial condition of Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for she fiscal year then ended.

                  (b)      [intentionally omitted]

                  (c) All such financial statements described in clause (a) above, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except for such inconsistencies as approved by such

                                       52.

accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or in Schedule 4.1. During the period from June 30, 1996 to and including the date hereof there has been no sale, transfer or other disposition or agreement therefor by Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) which is material in relation to the consolidated financial condition of Company and its consolidated Subsidiaries at June 30, 1996, except as described in Schedule 4 1.

         4.2      NO MATERIAL ADVERSE CHANGE.

                  Since June 30, 1996, (a) there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect, except such developments or events or prospective developments or events as have been disclosed by Company in filings with the Securities and Exchange Commission made prior to the date hereof and true and correct copies of which have been delivered to Banks or as set forth on Schedule 4.2, and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Company nor has any of the Capital Stock of Company been redeemed, retired, purchased or otherwise acquired for value by Company or any of its Subsidiaries. As of the date hereof and the Effective Date, no motion for the conversion of the case, appointment of a trustee, or dismissal is pending or has been denied, the reversal of which on appeal would affect the validity of this Agreement and no appeal has been taken from the entry of the Confirmation Order in the Reorganization Proceedings, the reversal, modification, or affirmance of which will affect the validity or enforceability, or change the provisions, of this Agreement.

         4.3      CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

                  Each of Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of any such Subsidiary, where all such failures to be in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all such failures to be so qualified and in good standing are not reasonably likely, in the aggregate, to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that any failures to comply therewith is not reasonably likely, in the aggregate, to have a Material Adverse Effect.

         4.4      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

                                       53.

                  (A) COMPANY. Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and other Loan Documents, and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and other Loan Documents. Except as set forth on Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or the other Loan Documents, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, prior to the Original Effective Date and as remain in full force and effect or which the failure to obtain, make or perform, as the case may be, could not reasonably be expected to have a Material Adverse Effect. This Agreement and the other Loan Documents to which Company is party have been or will be, duly executed and delivered on behalf of Company. This Agreement, and each other Loan Document executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (B) SUBSIDIARIES. Each of the Subsidiaries (including Unrestricted Subsidiaries) party to the Loan Documents has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except as set forth on Schedule 4.4, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party, except such consents, authorizations, filings or other acts as have been obtained, made or performed, as the case may be, prior to the Original Effective Date and as remain in full force and effect or which the failure to obtain, make or perform, as the case may be, could not reasonably be expected to have a Material Adverse Effect. Each Loan Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party has been or will be duly executed and delivered on behalf of each such Subsidiary. Each Loan Document to which any Subsidiary (including Unrestricted Subsidiaries) is a party, executed and delivered constitutes, or when executed and delivered will constitute, a legal, valid and binding obligation of each such Subsidiary, enforceable against each such Subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5      NO LEGAL BAR.


                                       54.

                  The execution, delivery and performance of this Agreement, the Notes, the Guarantees and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of Company or of any of its Subsidiaries, the violation of which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         4.6      NO MATERIAL LITIGATION.

                  As of the Effective Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Company, threatened by or against Company or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Agreement, the Notes or other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which is reasonably likely to have a Material Adverse Effect, which has not been disclosed (including, estimates of the Dollar amounts involved) in Company' s filings with the Securities and Exchange Commission made prior to the Effective Date, true and correct copies of which have been delivered to Banks or on Schedule 4.6 hereto.

         4.7      NO DEFAULT.

                  As of the Effective Date, neither Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which is reasonably likely to have a Material Adverse Effect, except as disclosed, including estimates of the Dollar amounts involved, in Company's filings with the Securities and Exchange Commission, true and correct copies of which have been delivered to Banks or on Schedule 4 7. As of the Effective Date, no Default or Event of Default has occurred and is continuing. As of the Effective Date, no default has occurred and is continuing under the Secured Cash Flow Note Agreement, the Secured Floating Rate Note Agreement, or the indentures governing the Public Debt Securities.

         4.8      OWNERSHIP OF PROPERTY; LIENS.

                  As of the Effective Date, each of Company and its Subsidiaries, as the case may be, has good record and marketable title in fee simple to, or a valid leasehold interest in, all of the Collateral and all its other real property, and good title to all its other property necessary for the operation of its business, and none of such property of Company or such Subsidiaries is subject to any Lien except as permitted by Section 7.3.

         4.9      INTELLECTUAL PROPERTY.

                  As of the Effective Date, Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which

                                       55.

is not reasonably likely to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. To the knowledge of Company, there exists no infringement upon the Intellectual Property rights of Company and Subsidiaries by any other Person.

         4.10     TAXES.

                  As of the Effective Date, each of Company and its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures) has filed or caused to be filed all tax returns which, to the knowledge of Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Company or its Subsidiaries (including Unrestricted Subsidiaries and Joint Ventures), as the case may be) except tax claims which are to be paid on a deferred basis pursuant to the Reorganization Plan; no tax Lien has been filed, and, to the knowledge of Company, no claim is being asserted, with respect to any such tax, fee or other charge, except as disclosed on Schedule 4.10.

         4.11     FEDERAL REGULATIONS.

                  No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

         4.12     ERISA.

                  Except as disclosed on Schedule 4.12 or by letter to Agent with copies to each Bank in accordance with Section 6.7(d), no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Company and each Commonly Controlled Entity are in substantial compliance with the applicable provisions of ERISA with respect to each Plan. The present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits,

                                       56.

individually or in the aggregate for all Single Employer Plans (excluding for purposes of such computation any Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits), by more than $4,600,000. Neither Company nor any Commonly Controlled Entity is liable under Title IV of ERISA by reason of the termination of a Single Employer Plan or the withdrawal from a Single Employer Plan in which it was a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA. Each Plan intended to be qualified under Section 401(a) of the Code, including each Single Employer Plan, is qualified in operation under Section 401(a) of the Code and is qualified in form under Section 401(a) of the Code, except with respect to any required amendments with respect to which the remedial amendment period under
Section 401(b) of the Code has not expired. Neither Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if Company or any such Commonly Controlled Entity were to withdraw from all Multiemployer Plans in complete withdrawals within the meaning of Section 4203 of ERISA as of the valuation dates for such plans most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in Reorganization or Insolvent. Neither the Company nor any Commonly Controlled Entity is liable for fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), 502(i), 502(1) or 4071 of ERISA in an amount exceeding $50,000 in the aggregate at any time. There are no material claims (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) or against Company or any Commonly Controlled Entity in connection with any such Plan. Neither Company nor any Commonly Controlled Entity is liable for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) except as required by Section 4980B of the Code and
Section 601 of ERISA.

         4.13     INVESTMENT COMPANY ACT; OTHER REGULATIONS.

                  Company is not an "investment company>" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Company is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

         4.14     SUBSIDIARIES AND JOINT VENTURES.

                  As of the Effective Date, (a) the Subsidiaries listed on
Schedule 4.14(A) constitute all of the Subsidiaries and such schedule identifies the shareholders of such Subsidiary, (b) the Joint Ventures listed on Schedule 4.14(B? constitute all of the Joint Ventures and such schedule identifies all owners of the Joint Venture interests thereof and the percentage equity ownership of such owners, and (c) neither Company nor any Subsidiary other than a Venture Subsidiary owns any Joint Venture interest.

         4.15     ENVIRONMENTAL MATTERS.


                                       57.

                  Each of the representations and warranties set forth in paragraphs (a) through (g) of this Section is true and correct, except as disclosed on Schedule 4.15 or in the certificate regarding environmental matters required pursuant to Section 5.1 (i) or to the extent that the facts and circumstances giving rise to any such failure to be so true and correct is not reasonably likely to have a Material Adverse Effect:

                  (a) The Total Real Property does not contain, and has not previously contained, therein, thereon, or thereunder, including the soil and groundwater thereunder, any Hazardous Materials in violation of any Environmental Law.

                  (b) Company, its Subsidiaries, the Borrowing Base Joint Ventures, the Total Real Property, and all operations and facilities at the Total Real Property, are in compliance with all Environmental Laws, and there are no Hazardous Materials or violations of any Environmental Law which could interfere with the continued operation of any of the Total Real Property or impair the fair saleable value of any thereof.

                  (c) Neither Company nor any of its Subsidiaries nor any of the Borrowing Base Joint Ventures has received any complaint or any notice of violation, alleged violation or investigation or of potential liability or designating any of such Persons as a potentially responsible party under any Environmental Law regarding environmental protection matters or environmental permit compliance with regard to the Total Real Property, nor is Company aware that any Governmental Authority is contemplating delivering to Company or any of its Subsidiaries or any of the Borrowing Base Joint Ventures any such notice. Neither Company nor any of its Subsidiaries nor any of the Borrowing Base Joint Ventures has reported any releases of Hazardous Materials to any Governmental Authority.

                  (d) Hazardous Materials have not been generated, treated, stored or disposed of, at, on or under any of the Total Real Property in violation of any Environmental Law, nor have any Hazardous Materials been transferred from the Total Real Property to any other location in violation of any Environmental Law nor have there been any treatment, storage or disposal operations on any of the Total Real Property requiring any approval or permit from any Governmental Authority. Neither Company nor any of its Subsidiaries nor any of the Borrowing Base Joint Ventures has ever owned or operated or currently owns or operates any waste disposal or storage facilities, underground storage tanks or surface impoundments.

                  (e) There are no governmental or administrative actions or judicial proceedings pending or, to the knowledge of Company, contemplated under any Environmental Laws to which Company or any of its Subsidiaries or any of the Borrowing Base Joint Ventures is or, to the knowledge of Company, will be named as a party with respect to the Total Real Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Company or any of its Subsidiaries or any of the Borrowing Base Joint Ventures or to any of the Total Real Property.

                                       58.

                  (f) There is no environmental condition associated with any of the Total Real Property which would impede the development thereof, including the presence of endangered or threatened species, or ecologically sensitive habitat or water rights or quality issues.

                  (g) Copies of all permits, authorizations and environmental reports for or with respect to the Total Real Property have been made available to Agent.

         4.16     INDEBTEDNESS.

                  Schedule 4.16 lists all Indebtedness (including available commitments) of Company and its Subsidiaries as existing on the Effective Date.

         4.17     CONTINGENT OBLIGATIONS.

                  Schedule 4.17 lists all guarantees by Company and all guarantees by any of its Subsidiaries.

         4.18     RESTITUTION PROGRAM AND FINAL JUDGMENT.

                  As of the Effective Date, Company and its Subsidiaries are in compliance with the "Restitution Program" and the "Final Judgment," as defined in the Reorganization Plan.

         4.19     CERTAIN FEES.

                  No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Banks against, and agrees that it will hold Banks harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         4.20     DISCLOSURE.

                  No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Banks by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections

                                       59.

may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of an economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and have not been disclosed herein or in such other written documents, certificates and statements furnished to Banks for use in connection with the transactions contemplated hereby.

         4.21     INSURANCE.

                  Company and each of its Subsidiaries maintain, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries, against loss and damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Attached as Schedule 4.21 is a complete and accurate description of all policies of insurance that will be in effect as of the Effective Date for Company and each of its Subsidiaries.

         4.22     TOTAL REAL PROPERTY MATTERS.

                  Company and each of its Subsidiaries (including the Joint Ventures) is in compliance with all development orders obtained by Company and its Subsidiaries (including the Joint Ventures) with respect to any Total Real Property, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

         4.23     REORGANIZATION PROCEEDINGS.

                  Company has delivered to Agent and Banks true, correct and complete copies of the Reorganization Plan and Confirmation Order, together with copies of any modifications thereto or subsequent proceedings with the Bankruptcy Court.

         4.24     EXCLUDED SUBSIDIARIES; UNRESTRICTED SUBSIDIARIES.

                  (a) The Excluded Subsidiaries do not have, nor are they anticipated to have, any assets or revenues. The Excluded Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business.

                  (b) The Unrestricted Subsidiaries do not have, nor are they anticipated to have, any asset or revenues other than the assets disclosed on
Schedule 4.24 as being owned by them and the revenues arising therefrom. The Unrestricted Subsidiaries do not currently conduct, nor are they anticipated to begin to conduct, any business other than the businesses disclosed on Schedule
4.24 as being conducted by them.

         4.25 ORIGINAL BANKS COMPLIANCE WITH LOAN AGREEMENTS; BANKS COMPLIANCE WITH EXISTING LOAN AGREEMENT.

                                       60.

                  At all times prior to the Old Effective Date, the Original Banks and the Original Agent have (a) performed and complied in all material respects with all obligations required to be performed or complied with by them under the Loan Agreements (as defined in the Original Loan Agreement), (b) have acted in a commercially reasonable manner, in good faith and consistent with obligations of fair dealing with Company and Subsidiaries with respect to the Loan Documents (as defined in the Original Loan Agreement), and (c) have not engaged in any acts, conduct or omissions that could give rise to a defense of Company or the Subsidiaries to any of their respective obligations under the Loan Documents (as defined in the Original Loan Agreement) or result in any such obligations being avoided reduced, impaired, subordinated or disallowed.

                  At all times prior to the Effective Date, the Banks and the Agent have (a) performed and complied in all material respects with all obligations required to be performed or complied with by them under the Existing Loan Agreements, (b) have acted in a commercially reasonable manner, in good faith and consistent with obligations of fair dealing with Company and Subsidiaries with respect to the Loan Documents (as defined in the Existing Loan Agreement), and (c) have not engaged in any acts, conduct or omissions that could give rise to a defense of Company or the Subsidiaries to any of their respective obligations under the Loan Documents (as defined in the Existing Loan Agreement) or result in any such obligations being avoided reduced, impaired, subordinated or disallowed.

         4.26     BANK ACCOUNTS.

                  Schedule 4 26 (as amended from time to time by written notice to Agent) is a true and correct list of all Bank Accounts of Company and its Subsidiaries.

         4.27     UTILITY FUND TRUSTS.

                  All of Company's obligations under each of the Class 14 Utility Fund Trust Agreement and the Homesite Program Utility Fund Trust Agreement, each dated December 8, 1992, and entered into by and between Company and First Union National Bank of Florida as Trustee have been fully funded in the amount of $10,000,000.

         4.28     ELIGIBLE RECEIVABLES AND ELIGIBLE JV RECEIVABLES.

                  (a) The Eligible Receivables are bona fide existing obligations created by the sale and delivery of Real Property in the ordinary course of Company's or any of its Subsidiary's business, unconditionally owed to Company or such Subsidiary without defenses, disputes, offsets, counterclaims, or rights of cancellation. Neither Company nor any such Subsidiary has received notice of any actual or imminent Insolvency Proceeding or material impairment of the financial condition of any obligor regarding any Eligible Receivable.

                  (b) The Eligible JV Receivables are bona fide existing obligations created by the sale and delivery of JV Real Property in the ordinary course of the relevant Borrowing Base Joint

                                       61.

Venture's business, unconditionally owed to such Borrowing Base Joint Venture without defenses, disputes, offsets, counterclaims, or rights of cancellation. Neither Company nor the relevant Venture Subsidiary nor the relevant Borrowing Base Joint Venture has received notice of any actual or imminent Insolvency Proceeding or material impairment of the financial condition of any obligor regarding any Eligible JV Receivable.

         4.29 SPUD SUBSIDIARIES. Except as disclosed on Schedule 4.29, no Subsidiary is a SPUD Subsidiary.

         4.30 DRI AND ZONING MATTERS. The representations and warranties set forth in Schedule 4.30 are by this reference incorporated herein as though fully set forth and made in this Section 4.30.


                                    SECTION 5
                              CONDITIONS PRECEDENT

         The effectiveness of this Agreement and the obligations of Banks to make Loans and Issuing Bank to issue Letters of Credit hereunder are subject to the prior or concurrent satisfaction of all the following conditions:

         5.1      CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.

                  (A) LOAN DOCUMENTS. Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Company, with a counterpart for each Bank, (ii) for the account of each Bank, a Working Capital Note and a Reducing Revolving Note, (iii) each other Loan Document, required to be delivered hereunder, conforming to the requirements hereof and executed and delivered by a duly authorized officer of Company or each of its Subsidiaries (including, the Unrestricted Subsidiaries and the Excluded Subsidiaries, in each case as to their respective acknowledgments under the Stock Pledge Agreement), as the case may be, which are parties to such Loan Document, with a counterpart for each Bank, (iv) the Escrow Agreement, executed and delivered by a duly authorized officer of each party thereto, and (v) copies, certified as true and correct copies by a Responsible Officer, of the Security Documents, as amended through the Effective Date listed in Schedule I to the Acknowledgment Agreement.

                  Agent and Collateral Agent shall have received (vi) in form and substance satisfactory to Agent and Collateral Agent, a duly executed agreement with Annis, Mitchell, Cockey, Edwards & Roehn, P.A. of Tampa, Florida with respect to certain services to be provided thereby to Agent and Collateral Agent, respectively, and (vii) the Funds Flow Memo.

                  (B) CORPORATE PROCEEDINGS OF COMPANY. Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to Agent, of the Board of Directors of Company authorizing the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, certified by the Secretary

                                       62.

or an Assistant Secretary of the Company as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to Agent.

                  (C) CORPORATE PROCEEDINGS OF THE SUBSIDIARIES. Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to Agent, of the Board of Directors of each Subsidiary of Company which is a party to any Loan Document authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by the secretary or an assistant secretary of each Subsidiary as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

                  (D) CORPORATE DOCUMENTS. Agent shall have received, with a counterpart for each Bank, true and complete copies of (i) the certificate or articles of incorporation of the Company and each of its Subsidiaries which is a party to any Loan Document certified by the Secretary of State of their respective jurisdictions of incorporation as of a recent date prior to the Effective Date, (ii) the Bylaws of the Company and each of its Subsidiaries which is a party to any Loan Document certified as of the Effective Date by its secretary or an assistant secretary, (iii) good standing certificates, including, in states which provide such certificates, certification of tax status, of the Company and each of its Subsidiaries which is a party to any Loan Document certified by the Secretary of State of their respective jurisdictions of incorporation and of each jurisdiction in which they are qualified to do business as a foreign corporation dated as of a recent date prior to the Effective Date and (iv) incumbency and signature certificates for Company and each Subsidiary executing any Loan Documents as of the Effective Date

                  (E) OTHER DOCUMENTS. Agent shall have received, with a counterpart for each Bank, copies, certified as true and correct by a Responsible Officer, of (i) the indentures relating to the Public Debt Securities as amended through the Effective Date, and (ii) the Business Plan and the Beige Book.

                  (F) NO VIOLATION. The consummation of the transactions contemplated hereby and by the other Loan Documents shall not contravene, violate or conflict with, nor involve Agent or any Bank in any violation of, any Requirement of Law.

                  (G) CONSENTS, AUTHORIZATIONS, AND FILINGS. Agent shall have received, with a counterpart for each Bank, a certificate of a Responsible Officer (i) attaching copies of all consents, authorizations, and filings referred to in Section 4.4 and in any similar provision of any of the other Loan Documents, and (ii) stating that such consents, authorizations, and filings are in full force and effect and each such consent, authorization, and filing shall be in form and substance satisfactory to Agent.


                                       63.

                  (H) LEGAL OPINIONS. Agent shall have received, with a counterpart for each Bank, the following executed legal opinions dated as of the Effective Date in form and substance satisfactory to Agent and addressed to Agent and Banks:

                         (i) the executed legal opinion of Arent Fox Kintner Plotkin & Kahn, counsel to Company, substantially in the form of
         Exhibit 5.1(h)-1;

                         (ii) the executed legal opinion of corporate counsel to Company, substantially in the form of Exhibit 5.1(h)-2;

                         (iii) the executed legal opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., special Florida counsel to Company, substantially in the form of Exhibit 5.1(h)-3; and

                         (iv)  the executed legal opinion of Chambliss &
         Bahner, special Tennessee counsel to Company, substantially in the form of Exhibit 5.1(h)-4.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as Agent may reasonably require.

                  Collateral Agent and Agent shall have received, with a counterpart for each Bank, the following executed legal opinion dated as of the Effective Date in form and substance satisfactory to Collateral Agent and Agent and addressed to Collateral Agent, Agent, Banks:

                         (v) the executed legal opinion of Annis, Mitchell, Cockey, Edwards & Roehn, P.A., special Florida counsel to Agent and Collateral Agent, substantially in the form of Exhibit 5-1(h)-5.

Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as Collateral Agent and Agent may reasonably require.

                  (I) CERTIFICATION AS TO ENVIRONMENTAL MATTERS. Agent shall have received, with a counterpart for each Bank, a certificate of a Responsible Officer (i) stating that Company is not aware of any environmental matters in connection with any of the Total Real Property which could reasonably be expected to result in a liability to Company or any Subsidiary or any Borrowing Base Joint Venture in excess of $200,000 except as listed on a schedule attached to such certificate and (ii) certifying that Company has made, and agreeing that Company will continue to make, available to Agent copies all notices, citations, requests for information and reports from the Environmental Protection Agency, Florida Department of Environmental Regulation or other Federal, state or local environmental regulatory agency having jurisdiction over any of the Total Real Property, and any report or audit prepared by a private company with respect thereto.


                                       64.

                  (J) CONTINUED PERFECTION OF SECURITY INTERESTS. Company and its Subsidiaries party to any of the Security Documents shall have taken or cause to be taken all such actions deemed necessary or desirable by Collateral Agent to ensure that Collateral Agent or Agent has and continues to have a valid and perfected first priority security interest in the Collateral granted by the Security Documents subject to the Liens permitted pursuant to this Agreement and the Security Documents (and Agent and Collateral Agent shall have received satisfactory evidence thereof). Such action shall include: (i) the delivery by Company pursuant to the Stock Pledge Agreement of certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent and Agent) representing all Subsidiary Stock; (ii) the delivery to Collateral Agent of Uniform Commercial Code financing statements, executed by each of Company and each of its Subsidiaries as to the Collateral granted by each such party for all jurisdictions as may be necessary or desirable to perfect or continue the perfection of Collateral Agent's security interest in such Collateral; and (iii) evidence reasonably satisfactory to Collateral Agent and Agent that all other filings, recordings and other actions Collateral Agent and Agent deems necessary or advisable to establish, preserve and perfect the Liens and the priority thereof granted to Collateral Agent and Agent hereunder shall have been made.

                  (K) REAL PROPERTY MATTERS. Agent shall have received: (i) such new Mortgages and Deeds of Trust or such amendments to the existing Mortgages and Deeds of Trust as may be requested by Agent, in each case in form and substance satisfactory to Agent and its local counsel, to protect and preserve the Lien and priority of the Mortgages and Deeds of Trust as they secure the Loans and other amounts due hereunder, together with new ALTA lender's extended coverage policies of title insurance or amendments of the existing ALTA lender's extended coverage policies of title insurance on the Real Property encumbered by the Mortgages and Deeds of Trusts in liability, amount and form issued by a title company satisfactory to Agent showing the Mortgages and Deeds of Trust as first Liens upon the respective Real Property, subject only to Liens permitted hereunder and thereunder and such other exceptions or exclusions as may be approved by Agent in its sole discretion, together with any endorsements reasonably required by Agent, and affirmative assurance that the improvements are fully located within the boundaries of the insured land; and (ii) in respect of the Total Real Property listed on Schedule 5.1(k) and subject to Section 5.3(a), copies of such appraisals, surveys, environmental audit reports, satisfactory evidence of entitlements (including so-called "zoning letters"), and other documents as Agent may request, each as specified or contemplated on
Schedule 5.1(k).

                  (L) PURCHASE AGREEMENT. All conditions precedent to the closing of the purchase transaction contemplated by the Purchase Agreement shall have been satisfied and the transactions contemplated by the Purchase Agreement shall have been consummated.

                  (M) SECURED FLOATING RATE NOTE AGREEMENT AND SECURED CASH FLOW NOTE AGREEMENT. (i) The Secured Floating Rate Note Agreement shall have been entered into and such agreements and any other documentation entered into connection therewith shall be in form and

                                       65.

substance satisfactory to Agent and Banks and true and correct copies thereof shall have been delivered to Agent and each Bank.

                          (ii) The Secured Cash Flow Notes shall have been
prepaid in their entirety by Company for an aggregate amount not to exceed $40,000,000 in cash and 1,500,000 warrants to purchase the common stock of Company, such Secured Cash Flow Notes shall have been canceled by Company, and the Secured Cash Flow Note Agreement and any other documentation entered into, or Liens securing the Secured Cash Flow Notes granted, in connection therewith shall have been terminated pursuant to termination documents in form and substance satisfactory to Agent and Banks, and true and correct copies thereof shall have been delivered to Agent and each Bank.

                  (N) ACKNOWLEDGMENT AGREEMENT. Agent shall have received, with an executed counterpart for each Bank, duly executed copies of the Acknowledgment Agreement.

                  (O) EVIDENCE OF INSURANCE. Company shall have delivered to Agent certificates of insurance naming Collateral Agent on behalf of Banks as loss payee under the casualty and surety policies required pursuant to Section 6.5.

                  (P) NO MATERIAL ADVERSE EFFECT. On the Effective Date, Agent shall have received an officer's certificate executed by a Responsible Officer stating that no Material Adverse Effect has occurred since June 30, 1996, except as disclosed in Company's Form 10-Q for the quarter ended as of June 30, 1996.

                  (Q) INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall have been executed and delivered by each of the parties thereto, and Agent shall have received a fully executed copy thereof in form and substance satisfactory to Agent.

                  (R) FEES, COSTS, AND EXPENSES. As of the Effective Date, Company shall have paid: (i) to the Agent all interest and fees accrued under the Existing Loan Agreement on or before the Effective Date and shall have paid to Agent and Banks all fees and expenses due and payable under the Existing Loan Agreement as of the Effective Date; (ii) to the Agent all fees, costs, and expenses of Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, the Secured Floating Rate Note Agreement, the Intercreditor Agreement, and any other documents executed in connection herewith and therewith; and (iii) to the Collateral Agent all fees, costs, and expenses of Collateral Agent and its counsel incurred in connection with the preparation, negotiation, and execution of this Agreement, the Secured Floating Rate Note Agreement, the Intercreditor Agreement, and any other documents executed in connection herewith and therewith.

                  (S) RECAPITALIZATION TRANSACTIONS. Each of the Recapitalization Transactions shall have been consummated in accordance with all applicable law, the underlying transaction documents, and the Escrow Agreement, and Agent shall have received evidence of such consummation satisfactory to Agent.

                                       66.

                  (T) CHANGE OF COLLATERAL AGENT. Agent and the agent for the holders of the Secured Floating Rate Notes shall have received the written resignation of Chase as collateral agent under the Existing Agreement and the Existing Secured Floating Rate Note Agreement, in form and substance satisfactory to Agent and the agent for the holders of the Secured Floating Rate Notes.

                  (U) AMENDMENT OF CERTAIN LOAN DOCUMENTS. The Security Documents and other Loan Documents shall have been amended in form and substance satisfactory to Agent.

                  (V) OTHER MATTERS. Company shall have made available to Agent and Banks such other documents and information, or taken such other actions, as Agent and Banks may reasonably request.

         5.2      CONDITIONS TO EACH LOAN AND ISSUANCE OF EACH LETTER OF CREDIT.

                  The effectiveness of this Agreement and the agreement of each Bank to make any Loan requested to be made by it on any Loan Borrowing Date, and of Issuing Bank to issue Letters of Credit is subject to the satisfaction of the further conditions precedent:

                  (A) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Company and its Subsidiaries in or pursuant to each of the Loan Documents shall be true, correct and complete in all material respects on and as of the date of such extension of credit, with such exceptions, amendments or modifications as may be approved in writing by Agent. For the purposes hereof with respect to any request for a Loan or issuance of Letter of Credit, any and all representations and warranties made by Company or any of its Subsidiaries which are made "as of the Effective Date" shall be required to be true and correct "as of the Loan Borrowing Date," or date of issuance of the Letter of Credit rather than "as of the Effective Date."

                  (B) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing as of the date of such extension of credit, as the case may be, after giving effect to the Loans requested to be made on such date.

                  (C) ADDITIONAL SECURITY DOCUMENTS: OTHER DOCUMENTS. Agent shall have received each additional Security Document as may be required pursuant to Section 3.2 and each additional Guarantee required by Section 3.6, in each case with a counterpart for each Bank, and each additional document, instrument, legal opinion or item of information reasonably requested by it or the Required Banks, with a counterpart for each Bank, including a copy of any debt instrument, security agreement or other material contract to which Company may be a party.

                  (D) OFFICER'S CERTIFICATE. In the case of any Loan requested by Company, Agent shall have received the certificate required by
Section 2.3 or 2.8, as the case may be, with a counterpart for each Bank having an applicable Commitment.


                                       67.

                  (E) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to Agent, and Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it or the Required Banks shall reasonably request, with a counterpart for each Bank.

                  (F) REDUCING REVOLVING LOANS. The agreement of each Bank to make any Reducing Revolving Loan requested to be made by it on any Reducing Revolving Loan Borrowing Date is subject to the satisfaction of the further condition precedent that there shall not be any Working Capital Facility Availability as of the date of the making of such Reducing Revolving Loan.

Each borrowing by Company or issuance of Letter of Credit hereunder shall constitute a representation and warranty by Company, as of the date of such borrowing or issuance of Letter of Credit. that the conditions contained in this
Section 5.2 have been satisfied.

         5.3      CONDITIONS SUBSEQUENT.

                  As a condition subsequent to the making of the Loans and Letters of Credit, Company shall perform or cause to be performed the following (and the failure by Company to so perform or so cause to be performed shall constitute an Event of Default):

                  (A) REAL PROPERTY MATTERS REGARDING UNSOLD DESIGNATED RAW LAND. No later than March 3, 1997, Agent shall have received such title insurance, surveys, environmental audit reports, satisfactory evidence of entitlements, and other documents as Agent reasonably may request, in respect of all Designated Raw Land constituting Principal Raw Land not sold on or before December 31, 1996, in each case that, but for Agent's agreement that the same may be delivered on or before March 3, 1997, were required to be delivered under
Section 5.1(k).

                  (B) TAX SERVICING CONTRACTS. (i) No later than 60 days after the Effective Date, Agent and Collateral Agent shall have received a tax servicing contract in respect of such portion of the Total Real Property located in Florida as shall be satisfactory to Agent and Collateral Agent, in form and substance satisfactory to Agent and Collateral Agent, among Company, Agent, Collateral Agent, and a tax servicing firm satisfactory to Agent and Collateral Agent.

                      (ii) No later than 90 days after the Effective Date, Agent and Collateral Agent shall have received a tax servicing contract in respect of the Real Property located in Tennessee, in form and substance satisfactory to Agent and Collateral Agent, among Company, Agent, Collateral Agent, and a tax servicing firm satisfactory to Agent and Collateral Agent, unless all or substantially all of such Total Real Property shall have been sold prior to such date.


                                       68.

                  (C) COMPANY OPERATING ACCOUNT CONTROL AGREEMENT.  Within
30 days following the Effective Date, Company, Collateral Agent, and Operating Account Bank shall have executed and delivered the Company Operating Account Control Agreement.


                                    SECTION 6
                              AFFIRMATIVE COVENANTS

                  Company hereby agrees that, so long as the Commitments remain in effect or any Note remains outstanding and unpaid or any other amount is owing to any Bank or Agent hereunder, Company shall, and shall cause each of its Subsidiaries to:

         6.1      FINANCIAL STATEMENTS.

                  Furnish to each Bank:

                  (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of Company, a copy of the consolidated balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the and of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing acceptable to the Required Banks;

                  (b) as soon as available, but in any event not later than 90 days after the end of each fiscal year of Company, a copy of the consolidating balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such year and the related consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

                  (c) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Company, the unaudited consolidated and consolidating balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);


                                       69.

                  (d) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited consolidated balance sheet of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) for such month, setting forth in each case in comparative form the figures for such month as set forth on the Business Plan and, beginning in fiscal year 1996, with a comparison to the same calendar month of the preceding fiscal year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of Company and its consolidated Subsidiaries (including Unrestricted Subsidiaries) (subject to nominal year-end audit adjustments); and

                  (e) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter, projections by Company of the operating cash flow budget of Company and its Subsidiaries for (i) the following two fiscal quarters, prepared on a monthly basis and (ii) the two fiscal quarters thereafter, prepared on a quarterly basis, certified by a Responsible Officer as being prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of conditions existing at the time of delivery thereof and represented, at the time of delivery, Company's best estimate of its future financial performance;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  Furnish, or cause each Subsidiary with an investment in a Borrowing Base Joint Venture to furnish, to each Bank:

                  (f) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the relevant Borrowing Base Joint Venture, a copy of the balance sheet of such Borrowing Base Joint Venture as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; if such financial statements are required under the relevant Borrowing Base Joint Venture's governing or charter documents or other material agreement (including financing agreements) to be audited, then such financial statements shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants acceptable to the Required Banks;

                  (g) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of the relevant Borrowing Base Joint Venture, the unaudited balance sheet of such Borrowing Base Joint Venture as at the end of such quarter and the related unaudited statements of income and retained earnings and of cash flows of such Borrowing Base Joint Venture for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the chief

                                       70.

accounting officer or treasurer of the relevant Venture Subsidiary as being fairly stated in all material respects when considered in relation to the financial statements of such Borrowing Base Joint Venture (subject to normal year-end audit adjustments); and

                  (h) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited balance sheet of the relevant Borrowing Base Joint Venture as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of such Borrowing Base Joint Venture for such month, certified by the chief accounting officer or treasurer of the relevant Venture Subsidiary as being fairly stated in all material respects when considered in relation to the financial statements of such Borrowing Base Joint Venture (subject to nominal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2      CERTIFICATES; OTHER INFORMATION.

                  (a)      Furnish to each Bank:

                           (i)   concurrently with the delivery of the financial
statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, except as specified in such certificate;

                           (ii)  concurrently with the delivery of the financial
statements referred to in Sections 6.1(a), (b) and (c), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Company and each Subsidiary during such period has observed or performed the covenants of Sections 7.1, 7.2, 7.3, 7.6, 7.8, 7.9, 7.15, 7.16,
and 7.17 and all other of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and in the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge that a Default or Event of Default has occurred and is continuing except as specified in such certificate, and, if a Default or Event of Default exists, stating the details thereof and what actions Company proposes to take with respect thereto;

                           (iii) within five Business Days after the same are
sent, copies of all financial statements and reports which Company sends to its stockholders and all financial statements and reports which Company or any of its Subsidiaries sends to the holders or trustee of any Public Debt Securities, and within five Business Days after the same are filed, copies of all financial statements

                                       71.

and reports which Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                           (iv) within 10 Business Days after the same are
delivered, copies of all financial statements and all material reports, management letters or other financial information prepared for its Board of Directors; and

                           (v)  promptly, such additional financial and other
information as any Bank may from time to time reasonably request.

                  (b)      Furnish to Agent:

                           (i)   on a monthly basis and, in any event, by no
later than the 30th day of each month: (w) a detailed calculation of the Borrowing Base; (x) a summary listing, by Borrowing Base category, of the Total Real Property included directly or indirectly in the Borrowing Base and, by Borrowing Base Joint Venture, of the investments of the Venture Subsidiaries in Borrowing Base Joint Ventures, with, in each case, a summary reconciliation to such listing provided in respect of the prior month; (y) a detailed aging, by total, of the Homesite Commercial Receivables and of the Commercial Receivables and of the JV Receivables; and (z) a summary aging, by vendor, of Company's accounts payable and any book overdraft: in each case, in form satisfactory to Agent;

                           (ii)  copies of all JV Receivables promptly upon the
sale of the underlying JV Real Property; and

                           (iii) promptly, such additional financial and other
information as any Bank may from time to time reasonably request.

         6.3      PAYMENT OF OBLIGATIONS.

                  Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on the books of Company or its Subsidiaries, as the case may be or where the terms of this Agreement or the Reorganization Plan would prohibit such payment, discharge, or satisfaction.

         6.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Subject to Sections 7.5, 7.6, 7.7 and 7.9: (a) continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and (b) to comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

                                       72.

         6.5      MAINTENANCE OF PROPERTY; INSURANCE.

                  Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried. Each such policy of insurance shall name Collateral Agent as a loss payee thereunder and shall provide for at least thirty days prior written notice to Agent of any material modification or cancellation of such policies. On the Effective Date and on each anniversary thereafter, Company and its Subsidiaries shall submit to Agent certificates of insurance evidencing compliance with this Section 6.5.

         6.6      INSPECTION OF PROPERTY; BOOKS AND RECORDS; APPRAISALS.

                  Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Agent, and each Bank, with respect to Company and its Subsidiaries, to visit and inspect any of the Collateral and related properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Company and its Subsidiaries with officers and employees of Company and such Subsidiaries and with its independent certified public accountants. From time to time, if Agent determines that obtaining appraisals is necessary or appropriate, Agent will either cause its personnel to appraise, or obtain appraisal reports from appraisers satisfactory to Agent, stating the then current fair market values of all or any portion of the Total Real Property. Anything herein to the contrary notwithstanding, Company shall not be obligated to reimburse Agent with respect to appraisals of the same particular item of Total Real Property that occur more frequently than once in any year, unless an Event of Default has occurred and is continuing or there has occurred a material adverse change in the value of the Collateral, in which case Company shall be obligated to reimburse Agent with respect to as many appraisals as Agent deems necessary to conduct.

         6.7      NOTICES.

                  Promptly give notice to Agent and each Bank of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of Company or, to the knowledge of Company, any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Company or, to the knowledge of Company, any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;


                                       73.

                  (c) any litigation or proceeding affecting Company or, to the knowledge of Company, any of its Subsidiaries in which the amount involved is $250,000 or more and, not covered by insurance or in which injunctive or similar relief is sought;

                  (d) as soon as possible and in any event within 30 days after Company knows or has reason to know thereof, the occurrence or expected occurrence of any event or condition described in Section 4.12 which could reasonably be expected to result in liability of Company or any Commonly Controlled Entity in excess of $100,000 and which is not reflected in the financial statements most recently delivered to Banks pursuant to Section 6.1; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Company proposes to take with respect thereto.

         6.8      ENVIRONMENTAL LAWS.

                  (a) Comply with, and use its best efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless Agent and Banks, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by Company or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder.

                                       74.

         6.9      BUSINESS PLAN.

                  Furnish to each Bank on or before the tenth day following approval by Company's Board of Directors, but in no event later than December 31 of each fiscal year and within 10 days (after approval by Company's Board of Directors, if applicable) of any amendment, modification or update thereto, a Business Plan of Company and its Subsidiaries for the next succeeding fiscal year in a form and in substance satisfactory to the Required Banks setting forth in reasonable detail a projected statement for such fiscal year's income and cash flow with a projected balance sheet as of the close of the succeeding fiscal year end, accompanied by a statement of a Responsible Officer that the Business Plan projected statements of income, cash flow and balance sheet for the succeeding fiscal year have been adopted by the Board of Directors of Company. Company and its Subsidiary shall at all times conduct their business substantially in accordance with the Business Plan and shall not materially modify or deviate from such Business Plan without the prior written approval of Agent and the Required Banks.

         6.10     [INTENTIONALLY OMITTED]

         6.11     DIVIDENDS FROM SUBSIDIARIES.

                  Cause the Subsidiaries to pay dividends to Company from the Net Cash Proceeds of any sales of assets (including Real Property Sales) to the extent not prohibited by law, including the proceeds of any utility condemnations; provided that proceeds from the sale of residential units, lots or tracts by Subsidiaries (a) from developed phases of a multi-phase project comprising Subsidiary Property Under Development may be used to pay all costs associated with development of the same phase or additional phases of the same project, including reasonable reserves for such anticipated costs during the period commencing on the date of sale to the date 180 days after the date of sale (excluding any costs which are an allocated share of corporate general and administrative expenses of Company or any Subsidiary), and (b) from single phase projects comprising Subsidiary Property Under Development to the extent units, lots or tracts may be sold in accordance with applicable laws and regulations prior to completion of the projects may be used to pay all costs associated with development of such project (excluding any costs which are an allocated share of corporate general and administrative expenses of Company or any other Subsidiary), in either case until the conclusion of the project, at and following which time all such proceeds shall be distributed to Company. For purposes hereof, "conclusion of the project" shall mean the completion of structure or infrastructure development of the project (or, with multi-phase projects: (a) (i) the final phase of the project, or (ii) the sale of substantially all units thereon; and (b) the payment of the Indebtedness in respect of Subsidiary Property Under Development that prohibits such distributions) in accordance with the requirements of applicable laws and regulations.

         6.12     SUPPLEMENTAL REPORTS REGARDING REAL PROPERTY.

                  (a) Furnish to Agent such supplemental title reports on the Real Property subject to the Deeds of Trust and Mortgages as Agent and Required Banks may reasonably request from time

                                       75.

to time; provided Company shall not be required to provide such supplemental reports more than once per quarter.

                  (b) No later than 60 days after the Effective Date, Company shall deliver to Agent such third party appraisals, environmental reports, surveys, and ALTA title policies, as would have complied with the provisions of
Section 5.1(1) if delivered on the Effective Date with respect to all Real Property to the extent such reports were not required by Banks to be delivered on or prior to the Effective Date.

         6.13     COMPLIANCE WITH LAWS.

                  Company shall, and shall cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, noncompliance with which would or could be reasonably expected to cause a Material Adverse Effect.

         6.14     OTHER NOTICES.

                  Promptly give notice to Agent of:

                  (a)      the creation of any new Deposit Account; and

                  (b) the organization or formation of any new Venture Subsidiary, any other Subsidiary, any Unrestricted Subsidiary, or any Joint Venture; or the disposition or dissolution of any Excluded Subsidiary;

in each case, together with such information related thereto as Agent may request.

         6.15 COMPANY OPERATING ACCOUNT CONTROL AGREEMENT. At all times from and after the date of its execution and delivery, maintain in full force and effect the Company Operating Account Control Agreement. At all times from and after the Effective Date, Company shall continue to maintain Company's cash management system substantially as such system exists on the Effective Date after giving effect to the consummation of the transactions contemplated to occur on such date, and shall continue to concentrate the funds of Company into the Company Operating Account except to the extent that such funds reasonably are required to be held in other accounts for permitted uses by Company, and except to the extent that such funds are invested in investments permitted by
Section 7.9.


                                    SECTION 7
                               NEGATIVE COVENANTS


                                       76.

                  Company hereby agrees that, so long as the Commitments remain in effect or any Note remains outstanding and unpaid or any other amount is owing to any Bank or Agent hereunder, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1      MAINTENANCE OF CONSOLIDATED NET WORTH.

                  Permit Consolidated Net Worth at any time to be less than the amounts set forth below (hereinafter referred to as the "Minimum Consolidated Net Worth") the sum of: (a) (i) from the Effective Date through December 31, 1996, $26,500,000; and (ii) at any time thereafter, $23,500,000; and (b) 50% of the Annual Net Income for the prior fiscal year; provided, however, that the amount determined under this clause (b) shall never be less than zero.

To demonstrate compliance with the Minimum Consolidated Net Worth covenant set forth in this Section, Company shall furnish to Banks (i) within 45 days of the close of each calendar quarter a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth for such date calculated in accordance with this Section 7.1, and the calculation upon which it is based; and (ii) within 90 days of the close of each fiscal year, a certificate of a Responsible Officer setting forth Minimum Consolidated Net Worth as of the such date calculated in accordance with this Section 7.1 and the calculation upon which it is based, reflecting in such annual certificate any addition to the Minimum Consolidated Net Worth that Company is required to maintain resulting from the Annual Net Income for the fiscal year then ended, but only as calculated under clause (b) of this Section 7.1.

         7.2      LIMITATION OF INDEBTEDNESS.

                  Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness in respect of the Loans and Letters of Credit;

                  (b) Indebtedness of Company in respect of the Secured Floating Rate Notes;

                  (c)      [intentionally omitted];

                  (d) Indebtedness of Company in respect of the Public Debt Securities;

                  (e) Indebtedness of Company and its Subsidiaries at any time outstanding, whether recourse or nonrecourse and whether incurred in connection with Subsidiary Property Under Development or otherwise, not exceeding $55,000,000 (less the face amount of all outstanding Guarantee Obligations permitted under Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture) in the aggregate; provided, however, that the proceeds of such Indebtedness used to acquire, finance, or refinance Real Property shall not exceed 80% of the lesser of the purchase price or fair market value of such Real Property at the time of application of such proceeds;


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



                  (f) Indebtedness of Company to any Subsidiary or of any Subsidiary to Company; provided that (i) such intercompany Indebtedness shall not be evidenced by promissory notes or any other instruments, and (ii) all Indebtedness of Subsidiaries to Company shall not exceed an aggregate principal amount of $20,000,000 at any time;

                  (g) Indebtedness of Company and its Subsidiaries outstanding on the Effective Date and listed on Schedule 4.16;

                  (h) The limitations otherwise imposed by Section 7.2(e) notwithstanding, Indebtedness of any Subsidiary to Persons extending acquisition or project development financing in connection with Subsidiary Property Under Development of the Subsidiary (any Subsidiary incurring such Indebtedness shall be referred to in this Section 7.2(h) as a "SPUD Subsidiary"); provided that (i) neither Company nor any Subsidiary other than that SPUD Subsidiary is liable for such Indebtedness in respect of that Subsidiary Property Under Development, directly or pursuant to a Guarantee Obligation or otherwise, (ii) such outstanding Indebtedness permitted pursuant to this Section 7.2(h) shall not exceed in the aggregate $75,000,000 minus other outstanding Indebtedness of Company and Subsidiaries permitted pursuant to Section 7.2(e), and (iii) the proceeds of any such Indebtedness used to acquire, finance or refinance Real Property shall not exceed 80% of the purchase price or fair market value of such property, whichever is less, at the time of the application of such proceeds;

                  (i)      [intentionally omitted]

                  (j)      [intentionally omitted]; and

                  (k) Indebtedness of Subsidiaries for the development of infrastructure, common areas, or recreational facilities owing to quasi-governmental entities such as community development and special districts to the extent financed through the issuance of industrial revenue bonds or other similar public financing; provided that (except for Liens permitted pursuant to Section 7.3(q)) there is no direct or indirect recourse to Company with respect to such Indebtedness (other than inchoate Liens arising by operation of law in respect of such Indebtedness) and such Indebtedness shall not exceed $15,000,000 in the aggregate at any one time outstanding; provided further that Company shall give Agent prior written notice of the incurrence of any such Indebtedness under this Section 7.2(k).

Anything to the contrary notwithstanding, in no event shall Company or any Subsidiary co-make, endorse, guarantee (except to the extent permitted under Section 7.4(c)), or otherwise become liable or have any recourse with respect to any Indebtedness of any of the Unrestricted Subsidiaries.

         7.3      LIMITATION ON LIENS.

                  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues. whether now owned or hereafter acquired, except for:

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         (a) Liens securing Indebtedness permitted by Section 7.2(a);

         (b) Liens securing Indebtedness permitted by Section 7.2(b);

         (c) [intentionally omitted]

         (d) Liens against the Section 365(1) Property securing the Section 365(j) Claims pursuant to, and as defined in, the Reorganization Plan;

         (e) Liens for taxes (i) which are not yet delinquent or (ii) which are, not in an aggregate amount, as to Company and all Subsidiaries, of greater than $1,000,000 or (iii) which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Company or its Subsidiaries, as the case may be, in conformity with GAAP;

         (f) carriers, warehousemen's, mechanics's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not remain unsatisfied or undischarged for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

         (g) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (h) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (i) easements, rights-of-way, restrictions, development orders, plats, and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Company or such Subsidiary;

         (j) Liens granted by Company or any Subsidiary, as lessee, in the ordinary course of business on leased equipment, leasehold improvements and furnishings;

         (k) Liens created, incurred or assumed in connection with the acquisition of, or the refinancing or any subsequent refinancing of Indebtedness incurred in connection with property, plant and equipment acquired after the date hereof and attaching only to the property, plant and equipment being acquired or refinanced, if the Indebtedness secured thereby does not exceed (i) in any acquisition, 80% of the purchase price or fair market value of any Real Property, whichever is

                                       79.

less, at the time of such acquisition and (ii) in any refinancing, the outstanding Indebtedness being refinanced;

         (l) other Liens in existence on the Effective Date, listed on Schedule 7.3: provided that no such Lien is spread to cover any additional property after the Effective Dale and that the amount of any Indebtedness or other obligations secured thereby is not increased;

         (m) Liens granted pursuant to Section 7.7 of the Reorganization Plan;

         (n) Liens granted by Company or Subsidiaries upon Real Property and related Personal Property which is Subsidiary Property Under Development and which is either financed by Indebtedness incurred by Subsidiaries pursuant to
Section 7.2(e) or 7.2(h), or contributed by Company to a Subsidiary pursuant to
Section 7.9(g);

         (o) [intentionally omitted]

         (p) [intentionally omitted]; and

         (q) [inchoate Liens solely arising by operation of law in respect of Indebtedness incurred pursuant to Section 7.2(k)].

   7.4   LIMITATION ON GUARANTEE OBLIGATIONS.

         Create, incur, assume or suffer to exist any Guarantee Obligation, except: (a) the Guarantee Obligations listed on Schedule 4.17; (b) Guarantee Obligations made in the ordinary course of its business by Company of obligations (other than Indebtedness) of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement; (c) Guarantee Obligations by Company of Indebtedness of any Subsidiary, Unrestricted Subsidiary, or Joint Venture; provided, however, that any outstanding Guarantee Obligations permitted under this Section 7.4(c) in respect of Indebtedness of any Unrestricted Subsidiary or Joint Venture shall reduce on a dollar-for-dollar basis the $55,000,000 limitation otherwise available for Indebtedness permitted under Section 7.2(e) and that the sum of all Indebtedness permitted under
Section 7.2(e) and all Guarantee Obligations permitted pursuant to this Section 7.4(c) shall not exceed $55,000,000 in the aggregate; provided further, that Company may not incur any Guarantee Obligation with respect to Indebtedness of any Subsidiary permitted pursuant to Section 7.2(h).

   7.5   LIMITATIONS ON FUNDAMENTAL CHANGES.

         Except to the extent such merger, consolidation, or amalgamation is of a Subsidiary with and into Company, or between or among wholly owned Subsidiaries, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; provided that Company or any Subsidiary may convey, sell, assign,

                                       80.

transfer or have condemned or otherwise disposed of assets to the extent permitted by Section 7.6 so long as the proceeds of any such sale are applied in accordance with this Agreement.

   7.6   LIMITATION ON SALE OF ASSETS.

         So long as no Default or Event of Default has occurred and is continuing or would result therefrom (unless the Permitted Sale Asset is the subject of a binding written contract of sale with an unaffiliated third party entered into prior to the first date on which the applicable Default or Event of Default occurred)), convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired, except the following ("Permitted Sale Assets"):

         (a) raw land;

         (b) homes or homesites in the ordinary course of its business;

         (c) obsolete or worn out property disposed of in the ordinary course of business;

         (d) Commercial Real Estate;

         (e) (i) the sale or discount without recourse of Commercial Receivables or Homesite Contract Receivables in the ordinary course of business; and (ii) during the period commencing on the Effective Date and ending on December 31, 1997, the sale or discount with recourse of Commercial Receivables relating solely to homesites located in Tennessee in an aggregate amount not to exceed $8,000,000;

         (f) dispositions after the Effective Date not otherwise permitted hereunder the proceeds of which, in the aggregate, do not exceed $2,000,000 in any 12-month period;

         (g) sales or other transfers of any partnership interests or joint venture interests in entities that are not wholly owned, collectively, by Company and its Subsidiaries; and

         (h) transactions permitted under Section 7.5;

Upon any permitted sale as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon the Collateral included in any such sale; provided that there exists no Default or Event of Default hereunder and no Default or Event of Default would result therefrom; and provided further, that Collateral Agent's Lien shall continue against the proceeds of such sale, as evidenced by any and all documents and filings as may be required by Agent.

   7.7   LIMITATION ON DIVIDENDS.


                                       81.

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         Declare or pay any dividend (other than dividends payable solely in common stock or preferred stock of Company) on, or, except for the Reverse Stock Split, make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Company, whether now or hereafter outstanding, or make any other distributions in respect thereof, either directly or indirectly, whether in cash or property (other than distributions or dividends in the form of common stock or preferred stock of Company) or in obligations of Company or any Subsidiary, except for dividends declared and paid by any Subsidiary to Company or any Subsidiary.

   7.8   LIMITATION ON CAPITAL EXPENDITURES.

         Make, or enter into any agreement the performance of the terms of which would require Company or any Subsidiary to make (by way of the acquisition of securities of a Person or otherwise), any expenditures in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with nominal replacement and maintenance programs properly charged to current operations), exceeding in the aggregate $25,000,000 for Company and its Subsidiaries during any 12-month period from and after the Effective Date.

   7.9   LIMITATION ON INVESTMENTS, LOANS, AND ADVANCES.

         Except to the extent of assets in the Reserve Accounts, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other Investment in, any Person, except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents;

         (c) loans and advances to employees of Company or its Subsidiaries for travel, entertainment and relocation expenses and for advances on salary prior to, and otherwise payable during, an employee's vacation, in the ordinary course of business in an aggregate amount for Company and its Subsidiaries not to exceed $500,000 at any one time outstanding;

         (d) investments by Company in any Subsidiary or by any Subsidiary in Company or any other Subsidiary in connection with cash management procedures in the ordinary course of business;

         (e) (i) loans by Company to its Subsidiaries or by any Subsidiary of Company to Company to the extent such Indebtedness is permitted pursuant to
Section 7.2(f); and (ii) capital contributions to Subsidiaries other than Venture Subsidiaries so long as Company or its Subsidiary making the capital contribution receives stock equal to the value of the capital contributed as determined in accordance with GAAP; provided, that Collateral Agent's Lien shall continue against

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such stock received by Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all documents and filings as may be required by Collateral Agent and Agent;

         (f) extensions of credit for sale of assets; and

         (g) capital contributions to Venture Subsidiaries for the purpose of making investments in Joint Ventures and to Unrestricted Subsidiaries so long as Company or its Subsidiary making the capital contribution receives stock, partnership interests, joint venture interests, or beneficial interests, respectively, equal to the value of the capital contributed as determined in accordance with GAAP (and upon any permitted capital contribution as aforesaid, Collateral Agent shall execute releases of Collateral Agent's Lien upon any Collateral contributed); provided, (i) that no Default or Event of Default exists hereunder or would result therefrom, (ii) that Collateral Agent's Lien shall continue against such stock or other interests received by Company or its Subsidiary as aforesaid, which Lien shall be evidenced by any and all documents and filings as may be required by Collateral Agent and Agent, (iii) such capital contributions shall be limited to assets (including cash) having fair market values for any single enterprise or project no greater than $15,000,000 and fair market values in the aggregate amount not greater than $35,000,000 plus an amount equal to 75 % of all dividends (without duplication) paid to Company by all Subsidiaries having investments in Joint Ventures after the Effective Date.

   7.10  LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS.

         (a) Make any optional payment or optional prepayment on, or optional redemption of, any Indebtedness (including any payments on the Secured Floating Rate Notes and Public Debt Securities) except (i) payments on the Loans, (ii) payments on Secured Floating Rate Notes or Public Debt Securities but only if made out of Available Cash on a Payment Date pursuant to Section 8.6(c) of the Reorganization Plan, or (iii) so long as no Event of Default has occurred and is continuing or would result therefrom, payments made pursuant to Indebtedness permitted pursuant to Section 7.2(e), (f), (g) (but exclusive of Indebtedness permitted pursuant thereto consisting of intercompany Indebtedness among Company and its Subsidiaries, the Public Debt Securities, and Financing Leases), (h), or
(k):

         (b) Amend, modify, or change, or consent or agree to any amendment, modification or change to any of the terms of any Secured Floating Rate Notes, any Public Debt Securities, or any other agreement executed in connection with the foregoing or otherwise in connection with any Indebtedness (other than: (1) Indebtedness permitted to be incurred pursuant to subsections 7.2(e), (f), (g) (but exclusive of Indebtedness permitted pursuant thereto consisting of intercompany Indebtedness among Company and its Subsidiaries, the Public Debt Securities, and Financing Leases), (h), and (k); and (2) other than any such amendment, modification, or change to any such other Indebtedness which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or the amount of interest payable or extend the date for payment of interest thereon; but in the case of either (1) or (2), solely to the extent the

                                       83.

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amendment, modification, or change to any such Indebtedness is not prohibited by any other provision in this Agreement or the other Loan Documents): and

         (c) Amend any subordination provisions of any instrument governing any Indebtedness (except for amendments pursuant to this Agreement and the Security Documents or the Secured Floating Rate Note Agreement and the security documents in respect thereof).

   7.11  TRANSACTIONS WITH AFFILIATES.

         Enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than any Subsidiary of Company), unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of Company's or such Affiliate's business and is upon fair and reasonable terms no less favorable to Company or such Affiliate, as the case may be, than it would obtain in a comparable arms length transaction with a Person not an Affiliate.

   7.12  SALE AND LEASEBACK.

         Enter into any Sale and Leaseback to the extent the aggregate Book Value of all assets sold and leased under all such transactions exceeds $2,000,000 during the term of this Agreement.

   7.13  FISCAL YEAR.

         Permit the fiscal year of Company to end on a day other than December
31.

   7.14  LIMITATION ON NEGATIVE PLEDGE CLAUSES.

         Enter into any agreement, other than the Secured Floating Rate Note Agreement, any industrial revenue bonds, community development district financing, purchase money mortgages, Financing Leases, or agreements executed in connection with Indebtedness incurred in connection with Subsidiary Property Under Development permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person other than Banks pursuant hereto which prohibits or limits the ability of Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

   7.15  DEVIATION FROM BUSINESS PLAN.

         Allow either

         (a) the actual Net Operating Cash Flow during any fiscal year, to deviate from the Net Operating Cash Flow projected under the Business Plan by a negative margin equal to or greater than 30 percent, as of the end of each fiscal quarter on a cumulative basis; and

                                       84.

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         (b) the total actual Net Cash Flow for any fiscal year, including major asset dispositions, to deviate from the annual Net Cash Flow projected under the Business Plan for such year by a negative margin equal to or greater than 40 percent.

   7.16  UNSOLD HOUSING INVENTORY.

         Permit Unsold Housing Inventory to exceed, in the aggregate, $10,000,000 at any one time.

   7.17  LIMITATION OF BANK ACCOUNTS.

         So long as Loans or Commitments are outstanding, allow cash and Cash Equivalents maintained in Bank Accounts of Company and Subsidiaries other than in the Cash Collateral Account and the restricted accounts set forth in Schedule
7.17 (including any beneficial interest therein), less the amount of checks outstanding to pay current expenses in the ordinary course of business or to prepay expenses to be incurred in the immediately subsequent three-month period consistent with past practices, to exceed $5,000,000 in the aggregate at any time. Company and its Subsidiaries (a) shall deposit in a Cash Collateral Account amounts required to cash collateralize Letters of Credit pursuant to
Section 8, and (b) shall deposit in the Company Operating Account, after application pursuant to Section 2.11(a)(iii), all remaining cash of Company and its Subsidiaries in excess of amounts permitted to be maintained in accounts other than a Cash Collateral Account under this Section 7.17.

   7.18  VENTURE SUBSIDIARIES AND JOINT VENTURES.

         (a) Cause, suffer, or permit any Venture Subsidiary to have any asset or revenues other than the Joint Venture interests owned by such Venture Subsidiary as disclosed on Schedule 4.14(B) and the revenues arising from such revenue.

         (b) Cause, suffer, or permit any Venture Subsidiary to create, incur, assume, or suffer to exist any Lien (other than Liens in favor of Collateral Agent for the benefit of Banks and the holders of the Secured Floating Rate Notes) upon any of such Venture Subsidiary's property, assets, or revenues, whether now owned or hereafter acquired (including the Joint Venture interests owned by such Venture Subsidiary as disclosed on Schedule 4.14(B) and the revenues arising from such revenue).

   7.19  [INTENTIONALLY OMITTED].

   7.20  [INTENTIONALLY OMITTED].

   7.21  [INTENTIONALLY OMITTED].


                                    SECTION 8

                                       85.

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                           EVENTS OF DEFAULT; REMEDIES

   8.1   EVENTS OF DEFAULT; REMEDIES.

         If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

         (a) Company shall fail to pay any principal when due of any Note, or any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit in accordance with the terms thereof or hereof; or Company shall fail to pay any interest due on any Note or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

         (b) Any representation or warranty made or deemed made by Company or any of its Subsidiaries herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) Company shall default in the observance or performance of any agreement contained in Section 7; or

         (d) Company or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section) or in any other Loan Document, and such default shall continue unremedied for a period of 30 days; or

         (e) Company shall fail to pay any principal of or interest on any Secured Floating Rate Notes or any Public Debt Securities (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Secured Floating Rate Note or any Public Debt Securities; or

         (f) Any Secured Floating Rate Notes or any Public Debt Securities shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (g) Any Subsidiary of Company shall fail to pay any principal of, or interest on, any Indebtedness or any Guarantee Obligation (other than any Guarantee Obligation created pursuant to any Loan Document) in excess of $1,000,000, when due and payable (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument under which such Indebtedness or Guarantee Obligation was created and, if such agreement or instrument permits the acceleration of the maturity of such Indebtedness or Guarantee Obligation as a result of

                                       86.

such failure, such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or any such Indebtedness or Guarantee Obligation shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity; or

         (h) Company shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes, the Secured Floating Rate Notes, or any Public Debt Securities) or in the payment of any Guarantee Obligation in excess of $1,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

         (i) (i) Company or any of its Subsidiaries shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, provided that Company or any of its Subsidiaries may admit in writing that it is "insolvent" as such term is defined in, and for purposes of, Section 108(a)(1)(8) of the Code; or (vi) Company or any of its Subsidiaries shall cause to be reinstated the Reorganization Proceedings; or


                                       87.

         (j) The Confirmation Order shall be reversed, withdrawn, or modified (in any manner adverse to Company or any of its Subsidiaries), or any rehearing shall be ordered with respect thereto by the Bankruptcy Court or by any court having jurisdiction over Company; or

         (k) (i) There occurs one or more events or conditions described in
Section 4.12 which individually or in the aggregate result in liability of Company or any Commonly Controlled Entity in excess of $4,600,000; or the present value of all accrued benefits under each Single Employer Plan (based on the reasonable assumptions used by the independent actuary for such Plan for purposes of establishing the minimum funding requirements under Section 412 of the Code), as of the last annual valuation date, exceed the value of the assets of such plan allocable to such accrued benefits, individually or in the aggregate for all Single Employer Plans with respect to which the value of the assets exceed the present value of the accrued benefits, by more than $4,600,000; or

         (l) One or more judgments or decrees shall be entered against Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more in the case of Company or any of its Subsidiaries and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (m) (i) Any of the Guarantees or any Security Document hereunder shall cease, for any reason, to be in full force and effect or Company or any of its Subsidiaries, as the case may be, party thereto shall so assert in writing, or
(ii) any Security Document shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction on the part of Agent or Banks or their agents or bailees or other than with respect to Collateral having an aggregate value of $100,000 or less); or

         (n) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding Capital Stock of Company;

         (o) Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or

         (p) [intentionally omitted];

then, and in any such event, (a) if such event is an Event of Default specified in clause (i), (ii), (iv), (v) or (vi) of paragraph (i) above, (i) the Commitments and the obligation of Issuing Bank to issue Letters of Credit shall automatically immediately terminate, and (ii) the Loans hereunder (with accrued interest thereon), an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time, to present, the drafts or other documents or certificates required to draw such Letter of Credit), and all other Obligations shall

                                       88.

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immediately become due and payable in full, and Agent and Collateral Agent shall have all rights and remedies given to Agent and Collateral Agent pursuant to the Security Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law; and (b) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Banks, Agent may, or upon the request of the Required Banks, Agent shall, by notice to Company declare the Commitments to be terminated forthwith, whereupon the Commitments and the obligation of Issuing Bank to issue Letters of Credit shall immediately terminate; and (ii) with the consent of the Required Banks, Agent may, or upon the request of the Required Banks, Agent shall, by notice of default to Company, declare the Loans hereunder (with accrued interest thereon), an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time, to present, the drafts or other documents or certificates required to draw such Letter of Credit), and all other Obligations to be due and payable in full, and Agent shall have all rights and remedies given to Agent and Collateral Agent pursuant to the Security Documents and all rights of a secured party, mortgagee and pledgee under applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law; provided, however, with regard to clause (b) hereof, that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Banks. Any amounts received by Agent on account of amounts that may be drawn (but which have not yet been drawn) under the Letters of Credit shall be held by Agent in one or more Cash Collateral Accounts and applied in a manner consistent with the applicable cash collateral account agreement in respect thereof.


                                    SECTION 9
                                     AGENTS

   9.1   APPOINTMENT OF AGENT.

         Each Bank hereby irrevocably designates and appoints Foothill as Agent of such Bank under this Agreement and the other Loan Documents, and Foothill hereby accepts such appointment, subject to the terms and provisions of this Agreement and the other Loan Documents. Each Bank irrevocably authorizes Foothill, as Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto.

         Each Bank hereby further authorizes Agent to enter into the Security Documents to be executed and delivered by Agent, on behalf of and for the benefit of Banks, on the Effective Date and agrees to be bound by the terms thereof. Each Bank irrevocably authorizes Agent to take such action on its behalf under the provisions of the Security Documents, and to exercise such powers and

                                       89.

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perform such duties as are expressly delegated to Agent by the terms of the
Security Documents, together with such other powers as are reasonably incidental thereto; provided that Agent shall not enter into any consent to any amendment, modification, termination or waiver of any provision contained in any Security Document to which it is party without the prior written consent of Required Banks. Each Bank agrees that no Bank shall have any right individually to realize upon the collateral granted by the Security Documents (including through the exercise of a right of set-off against call deposits, if any, of such Bank in which any funds on deposit in the Cash Collateral Accounts may from time to time be invested), it being understood and agreed that such rights and remedies may be exercised only by Agent at the direction of Required Banks, for the benefit of Banks, in accordance with the terms of such agreements. Each Bank hereby authorizes Agent to release Collateral only as expressly permitted or required under this Agreement or the Security Documents, and agrees that a certificate executed by Agent evidencing such release of Collateral shall be conclusive evidence of such release to any third party.

   9.2   APPOINTMENT OF COLLATERAL AGENT.

         Each Bank hereby irrevocably designates and appoints Foothill as Collateral Agent of such Bank under this Agreement and the Security Documents to which Foothill is a party, and Foothill hereby accepts such appointment, subject to the terms and provisions of this Agreement and the Security Documents to which it is a party. Each Bank hereby further authorizes Collateral Agent to enter into the Security Documents to be executed and delivered by Collateral Agent on the Effective Date and agrees to be bound by the terms thereof. Each Bank irrevocably authorizes Foothill, as Collateral Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the Security Documents to which Collateral Agent is a party, and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement and the Security Documents to which it is a party, together with such other powers as are reasonably incidental thereto; provided that Collateral Agent shall not enter into any consent to any amendment, modification, termination or waiver of any provision contained in any Security Document to which it is party without the prior written consent of Required Banks. Each Bank agrees that no Bank shall have any right individually to realize upon the security granted by the Security Documents to which Collateral Agent is party, it being understood and agreed that such rights and remedies may be exercised only by Collateral Agent at the direction of Agent on behalf of Required Banks, for the benefit of Banks, in accordance with the terms of such agreements. Each Bank hereby authorizes Collateral Agent to release Collateral only as expressly permitted or required under this Agreement or the Security Documents and agrees that a certificate executed by Collateral Agent evidencing such release of Collateral shall be conclusive evidence of such release to any third party. Collateral Agent shall not subordinate or release any Liens under any of the Security Documents except as provided in this Agreement or upon the written direction of Agent on behalf of the Required Banks. All notices and directions to Collateral Agent shall be given by Agent on behalf of and at the direction of Required Banks.

   9.3   [INTENTIONALLY OMITTED].


                                       90.

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   9.4   DELEGATION OF DUTIES.

         Agent and Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither Agent nor Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent nor Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent or Collateral Agent; and Agent and Collateral Agent are acting hereunder and under the other Loan Documents solely as the agent and collateral agent, respectively, of Banks pursuant hereto and thereto, and neither Agent nor Collateral Agent is acting as trustee for Banks.

   9.5   EXCULPATORY PROVISIONS.

         Neither Agent, Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Persons own gross negligence or willful misconduct) or (b) responsible in any manner to any of Banks for any recitals, statements, representations or warranties made by Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of Company to perform its obligations hereunder or thereunder. Neither Agent nor Collateral Agent shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions to, this Agreement or any other Loan Document or as to the use of proceeds of the Loans or of the existence or possible existence of a Default or Event of Default, or to inspect the properties, books or records of Company. Notwithstanding anything herein to the contrary, neither Agent nor Collateral Agent shall have any liability arising from confirmations of the amount of outstanding Loans.

   9.6   RELIANCE BY AGENTS.

         (a) Each of Agent and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Company), independent accountants and other experts selected by Agent or Collateral Agent, as the

                                       91.

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case may be. Agent and Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Agent.

         (b) Each of Agent and Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless (i) it shall first receive such advice or concurrence as it deems appropriate from Agent, in the case of Collateral Agent or from any Bank, Banks or Required Banks in the case of Agent, as may be required pursuant to this Agreement for such action, or (ii) it shall first be indemnified to its satisfaction by such Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except in the case of Agent's or Collateral Agent's, as the case may be, gross negligence or willful misconduct. Each of Agent and Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of any Bank, Banks or Required Banks in the case of Agent, or Agent in the case of Collateral Agent, as required pursuant hereto and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all future holders of the Notes.

   9.7   NOTICE OF DEFAULT.

         Neither Agent nor Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent or Collateral Agent, as the case may be, has received notice from a Bank or Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If Agent receives such a notice, Agent shall promptly give notice thereof to Banks and Collateral Agent. If Collateral Agent receives such a notice, Collateral Agent shall give notice thereof to Agent. Agent and Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by Agent in the case of Collateral Agent and by any Bank Banks or Required Banks in the case of Agent, as required pursuant hereto (subject to the provisions of Section 9.4(b)); provided that unless and until Agent or Collateral Agent, as the case may be, shall have received such directions, Agent or Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Banks.

   9.8   NON-RELIANCE ON AGENTS AND OTHER BANKS.

         Each Bank expressly acknowledge that neither Agent, Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by Agent or Collateral Agent hereinafter taken, including any review of the affairs of Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by Agent or Collateral Agent to any Bank. Each Bank represents to Agent and Collateral Agent that it has, independently and without reliance upon Agent or Collateral Agent or any other Bank, and based on such documents and information as it has

                                       92.

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deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon Agent, Collateral Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to Banks by Agent hereunder, neither Agent nor Collateral Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Company or any of its Subsidiaries which may come into the possession of Agent or Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

   9.9   INDEMNIFICATION.

         Banks agree to indemnify Agent and Collateral Agent in their respective capacities as such (to the extent not reimbursed by Company and without limiting the obligation of Company to do so), ratably according to the respective outstanding principal amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against Agent or Collateral Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent or Collateral Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's or Collateral Agent's gross negligence or willful misconduct. The agreements in this Section 9.9 shall survive the payment of the Notes and all other amounts payable hereunder.

   9.10  [INTENTIONALLY OMITTED].

   9.11  AGENT IN ITS INDIVIDUAL CAPACITY.

         Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Company as though Agent were not Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not Agent, and the terms "Bank" and "Banks" shall include Agent in its individual capacity.

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   9.12  SUCCESSOR AGENTS.

         Each of Agent and Collateral Agent may resign as Agent or Collateral Agent, as the case may be, upon 30 days notice to Agent in the case of Collateral Agent and to Banks in the case of Agent. If Agent or Collateral Agent shall resign as Agent or Collateral Agent, as the case may be, under this Agreement and the other Loan Documents, then the Required Banks shall appoint from among Banks a successor agent or collateral agent for Banks, which successor agent or collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor agent or collateral agent, such successor agent or collateral agent shall succeed to the rights, powers and duties of Agent or Collateral Agent, as the case may be, and the terms "Agent" and "Collateral Agent" shall mean such successor agent or collateral agent, as the case may be, and the former Agent's or Collateral Agent's rights, powers and duties as Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Agent or Collateral Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Banks fail to appoint a successor or collateral agent for Banks as provided above within 30 days after the resignation of Agent or Collateral Agent, then Agent or Collateral Agent, as the case may be, may appoint a successor agent or collateral agent for Banks, which successor agent or collateral agent, except if an Event of Default shall have occurred and be continuing, shall be approved by Company (which approval shall not be unreasonably withheld), whereupon, effective upon acceptance of its appointment as successor agent or collateral agent, such successor agent or collateral agent shall succeed to the rights, powers and duties of Agent or Collateral Agent, as the case may be, and the terms "Agent" and "Collateral Agent" shall mean such successor agent or collateral agent and the former Agent's or Collateral Agent's rights, powers and duties as Agent or Collateral Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Agent or Collateral Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's or Collateral Agent's resignation as Agent or Collateral Agent, as the case may be, the provisions of this Section 9 shall inure and survive to its benefit as to any actions taken or omitted to be taken (or any matter related thereto) by it while it was Agent or Collateral Agent under this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, the resignation of Agent or Collateral Agent shall not be effective unless and until a successor agent or collateral agent has been appointed and has accepted such appointment.


                                   SECTION 10
                                  MISCELLANEOUS

   10.1  AMENDMENTS AND WAIVERS.

         Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Required Banks, Agent and Company may, from

                                       94.

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time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes, or the other Loan Documents or changing in any manner the rights of Banks or of Company hereunder or thereunder or waiving, on such terms and conditions as Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences;
provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount of the Obligations or extend the maturity of the

         Obligations, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee payable to any Bank hereunder or change the amount of any Bank's Commitments, reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of any Letter of Credit, or changes in any manner the obligations of Banks relating to the purchase of participations in Letters of Credit, in each case without the consent of Bank affected thereby, or (b) amend, modify or waive any provision of this Section or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement and the other Loan Documents, or release and/or subordinate the Liens with respect to any Collateral in excess of 5 % of the aggregate value of the Collateral on a Book Value basis during the term of this Agreement (except as expressly required or provided for hereunder, including as provided in Section 7.3(n), or in the Security Documents or as otherwise required by law), or release any Subsidiary from its Guarantee, or amend, modify or waive the provisions of Sections 2.1, 2.4, 2.6, 2.9, 2.11, 2.17, 2.18, 2.19, 3.2, 3.5,
5.2, or 10.5 (or any of the defined terms used in such Sections) or any provision hereof or of any other Loan Document which, by its terms, shall be taken or permitted only with the consent of all Banks, or extend the Working Capital Loan Commitment Period or the Reducing Revolving Loan Commitment Period, in each case without the written consent of all Banks, or (c) amend, modify or waive any provision of Section 9, without the written consent of the then Agent or Collateral Agent affected thereby, or (d) amend, modify or waive any provision of Section 2.21 without the written consent of Issuing Bank. Any such waiver and any such amendment, supplement or modification shall apply equally to each of Banks and shall be binding upon Company, Banks, Agent, Collateral Agent and all future holders of the Notes. In the case of any waiver, Company, Banks, Agent and Collateral Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

   10.2  NOTICES.

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when the recipient has

                                       95.

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confirmed receipt; provided that any notice, request or demand to or upon Agent,
Collateral Agent or Banks shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until a notice of change thereof is delivered as provided in this Section 10.2) shall be as set forth under each party's name on the signature pages hereof.

   10.3  NO WAIVER:  CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of Agent, Collateral Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

   10.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

   10.5  PAYMENT OF EXPENSES AND TAXES.

         Company agrees (a) to pay or reimburse Agent, Collateral Agent, and each Bank for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes, the Intercreditor Agreement, and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to Agent, counsel to Collateral Agent, and the several counsel to Banks and the reasonable allocated costs of in-house counsel to Agent, in-house counsel to Collateral Agent, and the several in-house counsel to Banks, (b) to pay or reimburse each Bank, Agent, and Collateral Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the Intercreditor Agreement, the other Loan Documents and any such other documents, including fees and disbursements of counsel to Agent, counsel to Collateral Agent, and to the several counsel to Banks, and the reasonable allocated costs of in-house counsel to Agent and in-house counsel to Collateral Agent, (c) to pay, indemnify, and hold each Bank, Agent, and Collateral Agent harmless from, any and all recording and filing fees, any and all Florida documentary stamp taxes and Florida intangible personal property taxes and any and all other stamp, excise and other taxes (other than any taxes which are determined based solely upon the income or revenues of any such Bank, Agent or Collateral Agent), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by this Agreement, including any and all advances of the Loans pursuant hereto, the Notes, the other Loan Documents, and any such other documents, and any and all liabilities with respect to, or resulting

                                       96.

from any delay in paying any of such fees and taxes, (d) to pay the costs of furnishing all opinions of counsel for Company, or obtaining technical assistance advisories, required hereunder, (e) to pay the costs of obtaining any required consents, amendments, waivers or other modifications to the Secured Floating Rate Note Agreement, the agreements governing the Public Debt Securities, and any other agreements, (f) to pay the costs and expenses incurred to continue the perfection of any Liens in favor of Agent and Collateral Agent pursuant to any of the Security Documents, including the costs of title searches, title insurance premiums, UCC searches and UCC filing charges, (g) to pay, indemnify, and hold each Bank, Agent and Collateral Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the Intercreditor Agreement, the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"); provided, that Company shall have no obligation hereunder to Agent, Collateral Agent or any Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Agent, Collateral Agent or any such Bank, and (h) to pay or reimburse Agent and Collateral Agent for all out-of-pocket costs and expenses incurred in connection with any change of counsel to Collateral Agent pursuant to Section 10.18, including the reasonable fees and disbursements of counsel to Agent, the replaced counsel to Collateral Agent, and the new counsel to Collateral Agent, and the reasonable allocated costs of in-house counsel to Agent and in-house counsel to Collateral Agent. The agreements in this Section shall survive repayment to the Notes and all other amounts payable hereunder.

   10.6  SUCCESSORS AND ASSIGNS:  PARTICIPATIONS; PURCHASING BANKS.

         (a) This Agreement shall be binding upon and inure to the benefit of Company, Banks, Agent, Collateral Agent, all future holders of the Notes and their respective successors and assigns, except that Company may not assign or transfer any of its rights or obligations under this Agreement and the other Loan Documents without the prior written consent of each Bank.

         (b) Any Bank may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and Company and Agent shall continue to deal solely, and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as

                                       97.

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a Bank under this Agreement or any Note; provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with Banks the proceeds thereof as provided in Section 10.7. Company also agrees that each Participant shall be entitled to the benefits of Sections 2.18,
2.19 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred. Participants shall not be entitled to require the applicable Bank to take or omit to take any action hereunder except with respect to amendments or waivers resulting in (i) the extension of the regularly scheduled maturity dates of any portion of the principal of or interest on a Loan in which such Participant is participating, (ii) a reduction of the principal amount of, or the rate of interest (except in connection with a waiver of the applicability of any post-default increase in interest rates or margins) or fees payable on the Loans in which such participant is participating, (iii) the release of a substantial portion of the Collateral or any of the Guarantees (except as otherwise expressly provided in the Loan Documents) or (iv) an increase in the Commitments in which such Participant is participating.

         (c) Any Bank may, in accordance with applicable law, at any time sell to any Bank or any Affiliate thereof or to one or more banks or financial institutions ("PURCHASING BANKS") all or any part of its rights and obligations under this Agreement, the Notes and other Loan Documents pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit 10.6, executed by such Purchasing Bank and such transferor Bank, and delivered to Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (i) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder and under the other Loan Documents, and (ii) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement and under the other Loan Documents (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement and under the other Loan Documents, such transferor Bank shall cease to be a party hereto and thereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment and Loan percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement, the Notes and other Loan Documents. At the request of Purchasing Bank, Company and Agent shall negotiate in good faith with Purchasing Bank to accommodate Purchasing Bank's reasonable requests with respect to the timing of the obligations of Company, Agent and Banks set forth in Section 2.3. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, Company, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Note(s), new renewal Note(s) to the order of such Purchasing Bank in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the

                                       98.

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transferor Bank has retained a Commitment hereunder, new Note(s) to the order of the transferor Bank in an amount equal to the Commitment retained by it. Such new Note(s) shall be dated the Transfer Effective Date and shall otherwise be in the form of the Note(s) replaced thereby. The Note(s) replaced by such new Note(s), marked "renewed," shall be attached to such new Note(s); and a copy thereof shall be sent to Company.

         (d) Agent shall maintain at its address referred to in Section 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Company, Agent, Collateral Agent and Banks may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank, Agent shall (i) promptly accept such Commitment Transfer Supplement, (ii) forward a copy of such Commitment Transfer Supplement to Company and (iii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Banks and Company.

         (f) Subject to Section 10.16, Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning Company and its Affiliates which has been delivered to such Bank by or on behalf of Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of Company in connection with such Bank's credit evaluation of Company and its Affiliates prior to becoming a party to this Agreement; provided, however, that such Transferee agrees in writing to be bound by the terms of Section 10.16.

         (g) If, pursuant to this Section 10.6, any interest in this Agreement or any Note is transferred to any Purchasing Bank which is organized under the laws of any jurisdiction other than the United States or any state thereof, Company will not be required to pay any increased withholding taxes of the United States or any political subdivision thereof unless, prior to the date of transfer, the transferor Bank shall cause such Purchasing Bank to comply with the requirements of Section 2.19(b).

         (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         (i) Notwithstanding the foregoing provisions of this Section 10.6, no holder of any Note shall transfer such Note in a manner which would violate any Requirement of Law.

   10.7  ADJUSTMENTS; SET-OFF.

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         (a) If any Bank (a "BENEFITTED BANK") shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in the last paragraph of Section 8.1, or otherwise), in a greater proportion than any such payment to or collateral received by, any other Bank, if any, in respect of such other Bank's Loans owing to it, or interest thereon, or fees due to it hereunder, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Banks' Loans, or make such payment on account of such fees, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Company agrees, that each Bank so purchasing a portion of another Bank's Loan owing to it may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         (b) In addition to any rights and remedies of Banks provided by law, each Bank shall have the right, without prior notice to Company, any such notice being expressly waived by Company to the extent permitted by applicable law, upon any Secured Debt (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of Company. Each Bank agrees promptly to notify Company and Agent after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application.

   10.8  APPOINTMENT OF AGENT AS COMPANY'S LAWFUL ATTORNEY.

         Company irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Company's true and lawful attorney (and agent-in-fact) coupled with an interest, with the power to sign the name of Company on any instruments, documents and agreements, including security agreements, pledge agreements, mortgages, and financing statements, as deemed by Agent as necessary or reasonably required by Agent to grant, perfect, maintain and continue the Liens in the Collateral or to monitor or administer the Loans, together with any and all amendments, modifications, extensions, substitutions and renewals thereof and deliver any of such instruments, documents and agreements to such persons as Agent, in its sole discretion, may elect, and in such event copies thereof shall be delivered to Company.

   10.9  COUNTERPARTS.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to

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constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Company and Agent.

   10.10 SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   10.11 INTEGRATION.

         This Agreement, together with the other Loan Documents, represents the entire agreement of Company, Agent, Collateral Agent and Banks and supersedes all prior agreements with respect to the subject matter hereof or thereof, and there are no promises, undertakings, representations or warranties by Agent, Collateral Agent or any Bank relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

   10.12 GOVERNING LAW.

         THIS AGREEMENT, THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

   10.13 SUBMISSION TO JURISDICTION; WAIVERS.

         COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE CENTRAL DISTRICT OF CALIFORNIA AND APPELLATE COURTS FROM ANY THEREOF;

         (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY

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SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT
COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) POSTAGE PREPAID, TO COMPANY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF OR AT SUCH OTHER ADDRESS OF WHICH AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO:

         (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

         (e) WAIVES (i) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF THE NOTES AND ALL OTHER LOAN DOCUMENTS AND HEREBY RATIFIES AND CONFIRMS WHATEVER BANKS, AGENT OR COLLATERAL AGENT MAY DO IN THIS REGARD; (II) ALL RIGHTS TO NOTICE OF A HEARING PRIOR TO BANKS' OR AGENT'S OR COLLATERAL AGENT'S ATTACHMENT OR LEVY UPON THE COLLATERAL, AND ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING BANKS, AGENT OR COLLATERAL AGENT TO EXERCISE ANY OF BANKS' OR AGENT'S OR COLLATERAL AGENT'S REMEDIES; AND (X THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND

         (f) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

   10.14 ACKNOWLEDGMENTS.

         Company hereby acknowledges that;

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes. and the other Loan Documents:

         (b) none of Agent, Collateral Agent or any Bank has any fiduciary relationship to Company, and the relationship between Agent and Banks, on one hand, and Company, on the other hand, is solely that of creditor and debtor, and

         (c) no joint venture exists among Banks or among Company and Banks.

                                      102.

   10.15 WAIVERS OF ANY JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already belied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in entering into any further documentation related to the transactions contemplated hereby and otherwise in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

   10.16 CONFIDENTIALITY.

         Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by Company or any of its Subsidiaries, or by Agent or Collateral Agent on Company's behalf, in connection with this Agreement or any other Loan Document and agrees and undertakes that neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Bank may disclose such information

         (a) at the request of any regulatory authority or in connection with an examination of such Bank by any such authority; (b) pursuant to subpoena or other court process; (c) when required to do so in accordance with the provisions of any applicable law; (d) at the express direction of any other agency of any State of the United States of America or of any other jurisdiction, in which such Bank conducts its business; (e) to such Bank's independent auditors and other professional advisors; (f) following an Event of Default, in connection with the sale or other realization on the collateral under the Security Documents; (g) in connection with any litigation or dispute between (i) such Bank and (ii) Company and/or any Subsidiary; and (h) in connection with any litigation or dispute involving such Bank if the disclosure is determined by such Bank to be necessary for the defense or protection of such Bank's rights and/or interests. Each Bank further agrees, upon receipt by such Bank of a request to disclose any information to a Governmental Authority or courts (other than governmental bank examiners and independent auditors of such Bank), to notify Company of such request and to permit, to the extent practicable, Company to seek a protective order with respect

                                      103.

thereto; provided however that no Bank shall be requested to notify Company of any such request if (i) it is not permitted to do so by applicable law and regulations, (ii) it is requested not to notify Company by any Person acting or purporting to act on behalf of a Governmental Authority, or (iii) it otherwise reasonably believes that it is not permitted to so notify Company.

   10.17 CONTROLLING AGREEMENT.

         In the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement shall control.

   10.18 COUNSEL TO COLLATERAL AGENT.

         If Company reasonably and in good faith requests in writing to Collateral Agent and Agent that Collateral Agent replace, at Company's sole expense, the then existing counsel to Collateral Agent, Collateral Agent shall consider such request and, so long as no Default or Event of Default has occurred and is continuing, Collateral Agent shall not unreasonably withhold its consent to such request.

                                      104.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    ATLANTIC GULF COMMUNITIES
                                    CORPORATION


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                        Notice Address:

                                        2601 South Bayshore Drive, 9th Floor
                                        Miami, Florida 33133-5461
                                        Telecopy:  (305) 859-4623
                                        Attention:  Chief Financial Officer


                                    FOOTHILL CAPITAL CORPORATION
                                    as Agent and as a Bank


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                        Notice Address:

                                        60 State Street
                                        Suite 1150
                                        Boston, Massachusetts 02109
                                        Telecopy:  (617) 523-1675
                                        Attention:  Business Finance Division
                                                    Manager

                                      105.

                                    FOOTHILL CAPITAL CORPORATION
                                    as Collateral Agent


                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                        Notice Address:

                                        60 State Street
                                        Suite 1150
                                        Boston, Massachusetts 02109
                                        Telecopy:  (617) 523-1675
                                        Attention:  Business Finance Division
                                                    Manager


                                      106.

Atlantic Gulf Communities Corporation Exhibit to the 1996 Form 10-K EXHIBIT (C) 4. A. SECOND AMENDED AND RESTATED REVOLVING LOAN AGREEMENT DATED AS OF SEPTEMBER 30, 1996, AS AMENDED AS OF MARCH 31, 1997


                                    AMENDMENT


                              As of March 31, 1997


Atlantic Gulf Communities Corporation
2601 South Bayshore Drive, 9th Floor
Miami, Florida 33133-5461


Ladies and Gentlemen:

          Reference is made to: (a) that certain Second Amended and Restated Revolving Loan Agreement, dated as of September 30, 1996 (as amended, supplemented, or otherwise modified from time to time, the "Loan Agreement"), by and among Atlantic Gulf Communities Corporation, a Delaware corporation ("Company"), the financial institutions listed therein (the "Loan Banks"), Foothill Capital Corporation, as Agent for the Loan Banks ("Loan Agent"), and Foothill Capital Corporation, as Collateral Agent; and (b) that certain Second Amended and Restated Secured Floating Rate Note Agreement, dated as of September 30, 1996 (as amended, supplemented, or otherwise modified from time to time, the "Note Agreement"), by and among Company, the financial institutions listed therein (the "Note Banks"), Foothill Capital Corporation, as Agent for the Note Banks ("Note Agent"), and Foothill Capital Corporation, as Collateral Agent. Capitalized terms used in this Amendment without definition shall have the meanings ascribed to them in the Loan Agreement.

          You have advised Loan Agent, the Loan Banks, Note Agent, and the Note Banks (collectively, the "Bank Group") that the sum of the Working Capital Facility Usage, the Reducing Revolving Usage, and the aggregate outstanding balance of all Secured Floating Rate Notes exceeds the Adjusted Borrowing Base Amount (the amount of such excess in existence from time to time, the "Overadvance"). The amount of the Overadvance in existence as of March 31, 1997 is approximately $5,200,000. You also have advised the Bank Group that Company anticipates that, during the period commencing on March 31, 1997 and ending on the earlier to occur of June 30, 1997 and the date that the Overadvance is reduced to zero (the "Designated Period"), such Overadvance is likely to continue and may need to increase from approximately $5,200,000 to up to a maximum of $10,000,000.

          Anything in the Loan Agreement, the Loan Documents, the Note Agreement, or the "Secured Floating Rate Note Documents" (as that term is defined in the Note Agreement) to the contrary notwithstanding, the Bank Group hereby agrees that, effective solely during the Designated Period and so long as the Overadvance does not exceed the

"Permitted Overadvance Amount" (as that term is defined below) at any time, Company need not repay the Loans in an amount equal to the Overadvance pursuant to Section 2.11 of the Loan Agreement. The agreement contained in this paragraph (the "Limited Amendment") only shall be effective through the end of the Designated Period and only so long as the Overadvance does not exceed the Permitted Overadvance Amount; otherwise, Company's obligation to repay the Loans in an amount equal to the Overadvance in accordance with Section 2.11 of the Loan Agreement shall not be deemed to have been waived or amended by the Bank Group. As used herein, "Permitted Overadvance Amount" shall mean the result of
(A) $10,000,000, less (B) the aggregate amount of repayments (if any) made in respect of the Overadvance pursuant to Section 1.d hereof.

          As a condition precedent to the effectiveness of the Limited Amendment, the Loan Banks shall have received a fee, which fee Company and the Bank Group mutually have agreed shall be in the amount of One Million Dollars ($1,000,000) and shall be charged to Company as a further Reducing Revolving Loan.

          In order to induce the Bank Group to provide the Limited Amendment, Company and the Bank Group hereby agree that, anything in the Loan Agreement, the Loan Documents, the Note Agreement, or the Secured Floating Rate Note Documents to the contrary notwithstanding:

          1.        the Loan Agreement hereby is amended as follows:

                    a. solely during the Designated Period and so long as no Event of Default has occurred and is continuing, all Obligations (other than Letters of Credit) shall bear interest at a rate equal to the rate that would otherwise be applicable to such Obligations pursuant to Section 2.14(a) of the Loan Agreement plus 200 basis points, and the fee provided in Section 2.21(d)(i)(y) of the Loan Agreement in respect of Letters of Credit shall be increased by 200 basis points.

                    b. solely during the Designated Period and so long as no Overadvance greater than the Permitted Overadvance Amount exists or would result therefrom, the Loan Banks agree, subject to the provisions hereof and otherwise subject to the terms and conditions of the Loan Agreement, (i) to make additional Reducing Revolving Loans ("Permitted Overadvance Reducing Revolving Loans") upon the written request therefor by Company, and
                              (ii) that amounts repaid on account of Permitted Overadvance Reducing Revolving Loans may be reborrowed during the Designated Period. The foregoing notwithstanding, the Loan Banks shall have no obligation to make Permitted

                              Overadvance Reducing Revolving Loans: (y) to the extent that the sum of the Working Capital Facility Usage and the Reducing Revolving Usage exceeds the sum of the Working Capital Loan Commitments and the Reducing Revolving Loan Commitments; and (z) other than (1) for payment to the Bank Group of fees and interest due and payable during the Designated Period (including all interest due and payable on each Interest Payment Date in respect of the Loans and all interest due and payable on each "Interest Payment Date" (as that term is defined in the Note Agreement) in respect of the "Notes" (as that term is defined in the Note Agreement)) and charged to Company pursuant hereto or pursuant to the Loan Documents or the Secured Floating Rate Note Documents, and (2) consistent with the terms and conditions of the Loan Agreement and the Note Agreement, for any other purpose or use to the extent that the portion of the Overadvance not payable pursuant to the foregoing clause (z)(1) exceeds $1,000,000 plus the amount, if any, by which Company, after the date hereof, has made repayments of principal of the Reducing Revolving Loans outstanding pursuant to Section 2.13(a) of the Loan Agreement (other than such repayments that are applied to repay and permanently reduce the Overadvance pursuant to Section 1.d below).

                    c. except for the transactions described (in detail satisfactory to the Bank Group) on Schedule A attached hereto, solely during the Designated Period and without the Bank Group's prior written consent, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, convey, sell, lease, assign, transfer, or otherwise dispose of (whether in a single transaction or a series of related transactions) any of its property, business, or assets (including Permitted Sale Assets, receivables and leasehold interests) having either a book value or a fair market value in excess of $500,000.

                    d. solely during the Designated Period, Company shall, and shall cause each of its Subsidiaries and Excluded Subsidiaries to, pay over to the Bank Group the following amounts, which amounts shall be applied to repay, and reduce permanently the amount of, the then existing Overadvance (and the excess, if any, to be subject to the other terms and conditions of the Loan Agreement and the Note Agreement): (i) 100% of the Net Cash Proceeds of any equity securities offering or sale (other than the offering and sale of 25,000 shares of Series A Preferred Stock of Company and 5,000,000 Warrants for the Purchase of Common Stock of Company, in each case, as contemplated by that certain Investment Agreement, dated as of February 7, 1997, between Company and AP-AGC, LLC, a limited liability company organized and existing under the laws of Delaware); and (ii) in respect of any asset of such entity that is listed on Schedule B attached hereto and constitutes an element or component of the Borrowing Base (a "Borrowing Base Asset"), first, 100% of the Net Cash Proceeds of any sale or other disposition (except in the ordinary course of business) of such Borrowing Base Asset up to the amount of borrowing availability that such Borrowing Base Asset contributed to the Borrowing Base (the "Allocated Borrowing Base Amount"), and, then, 75% of the Net Cash Proceeds of such Borrowing Base Asset in excess of the Allocated Borrowing Base Amount shall be used to repay and permanently reduce the then existing Overadvance.

                    e. on the first Business Day of each week, Company shall deliver to Loan Agent the following (each in form and substance satisfactory to Loan Agent):

                              (1)       a detailed calculation of the Borrowing
                                        Base;

                              (2) a summary listing, by Borrowing Base category, of the Total Real Property included directly or indirectly in the Borrowing Base and, by Borrowing Base Joint Venture, of the investments of the Venture Subsidiaries in Borrowing Base Joint Ventures, with, in each case, a summary reconciliation to such listing provided in respect of the prior week;

                              (3) a detailed report of all sales of assets by Company and its Subsidiaries during the prior week; and

                              (4)       a consolidated Company cash flow
                                        projection for the 8- week period
                                        commencing on the first day of such
                                        week.

          2.        the Note Agreement hereby is amended as follows:

                    a. solely during the Designated Period and so long as no "Event of Default" (as that term is defined in the Note Agreement) has occurred and is continuing, each Note shall bear interest at a rate equal to the rate that would otherwise be applicable to such Note pursuant to Section 2.4(a) of the Note Agreement plus 200 basis points.

          The Limited Amendment shall be limited precisely as written, and nothing in this Amendment shall be deemed to (a) constitute a waiver of compliance by Company with respect to (i) Section 2.11 of the Loan Agreement in any other instance or (ii) any other term, provision, or condition of the Loan Agreement, the Note Agreement, or any other instrument or agreement referred to therein (whether in connection with the Overadvance or otherwise) or (b) prejudice any right or remedy that the Bank Group may now have or may have in the future under or in connection with the Loan Agreement, the Note Agreement, or any other instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions, and conditions of the Loan Agreement, the other Loan Documents, the Note Agreement, and the other Secured Floating Rate Note Documents shall remain in full force and effect and in all other respects hereby are ratified and confirmed.



                  [remainder of page intentionally left blank]

          This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment. This Amendment is a Loan Document and a Secured Floating Rate Note Document.



                                       FOOTHILL CAPITAL CORPORATION,
                                       individually as a Loan Bank
                                       and as the Loan Agent


                                       By:_________________________
                                       Title:______________________


                                       FOOTHILL CAPITAL CORPORATION,
                                       individually as a Note Bank
                                       and as the Note Agent


                                       By:_________________________
                                       Title:______________________


Acknowledged and Agreed:

ATLANTIC GULF COMMUNITIES CORPORATION


By:______________________________
Title:___________________________